As filed with the Securities and Exchange Commission on April 28 , 2016

Registration No. 333- 210129

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FSB Bancorp, Inc. and

Fairport Savings Bank 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	To Be Applied For
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

45 South Main Street

Fairport, New York 14450

(585) 223-9080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. Dana C. Gavenda

President and Chief Executive Officer

45 South Main Street

Fairport, New York 14450

(585) 223-9080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Eric Luse, Esq.

Benjamin M. Azoff, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	1,94 1,719 shares		$10.00	$19,4 17 , 190	(1)	$1,956	(2)
Participation Interests	442,557	(3)					(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)	The securities of FSB Bancorp, Inc. to be purchased by the Fairport Savings Bank Employee Stock Ownership Plan and 401(k) plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

FAIRPORT SAVINGS BANK

401(k) SAVINGS PLAN

Offering of Participation Interests in up to 442,557 Shares of

FSB BANCORP, INC.

Common Stock

In connection with the conversion of FSB Community Bankshares, MHC from the mutual to the stock form of organization, FSB Bancorp, Inc., a newly formed Maryland corporation (“FSB Bancorp”), is offering shares of common stock for sale at $10.00 per share. FSB Community Bankshares, Inc. (“FSB Community”) currently owns all of the outstanding shares of common stock Fairport Savings Bank. Upon completion of the conversion, FSB Bancorp will become the successor corporation to FSB Community and the parent holding company to Fairport Savings Bank and will change its name to “FSB Bancorp, Inc.” FSB Community’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Market Group under the trading symbol “FSBC,” and we expect the shares of FSB Bancorp common stock (“FSB Bancorp Common Stock”) will also be quoted on the OTCPK under the symbol “FSBC.”

In connection with the stock offering, FSB Bancorp is allowing participants in the Fairport Savings Bank 401(k) Savings Plan (the “401(k) Plan”) to make a one-time election to purchase participation interests in shares of FSB Bancorp Common Stock through the 401(k) Plan. Based upon the value of the 401(k) Plan assets at December 31, 2015, the trustee of the 401(k) Plan could purchase up to 442,557 shares of the common stock, assuming a purchase price of $10.00 per share. As a participant in the Plan, you may direct the trustee of the Plan to invest all or a portion of your Plan account in FSB Bancorp Common Stock at the time of the stock offering. This prospectus supplement relates to the one-time election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in FSB Bancorp Common Stock at the time of the stock offering.

Before you consider investing, you should read the prospectus of FSB Bancorp dated ______, 2016, which is provided with this prospectus supplement. It contains detailed information regarding the conversion and stock offering of FSB Bancorp and the financial condition, results of operations and business of Fairport Savings Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

________________________________

For a discussion of risks that you should consider, see “Risk Factors” beginning on page __ of the prospectus.

The interests in the 401(k) Plan and the offering of the shares of FSB Bancorp Common Stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by FSB Bancorp in the stock offering of FSB Bancorp Common Stock acquired by the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. FSB Bancorp, FSB Savings Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of FSB Bancorp Common Stock will under any circumstances imply that there has been no change in the affairs of FSB Bancorp, Fairport Savings Bank, or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is ________, 2016.

THE OFFERING

Securities Offered	FSB Bancorp is offering participants of the 401(k) Plan the opportunity to make a one-time election to purchase participation interests in shares of FSB Bancorp Common Stock through the 401(k) Plan. A “participation interest” represents your indirect ownership of a share of FSB Bancorp Common Stock that is acquired by the 401(k) Plan pursuant to your election, and is equivalent to one share of FSB Bancorp Common Stock. In this prospectus supplement, “participation interests” will be referred to as shares of FSB Bancorp Common Stock. At the stock offering purchase price of $10.00 per share, the 401(k) Plan may acquire up to 442,557 shares of FSB Bancorp Common Stock in the stock offering, based on the fair market value of the 401(k) Plan’s assets as of December 31, 2015.

Only employees of Fairport Savings Bank may become participants in the 401(k) Plan and only participants may purchase stock through the 401(k) Plan. Your investment in shares of FSB Bancorp Common Stock in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the 401(k) Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of FSB Bancorp is contained in the accompanying prospectus. The address of the principal executive office of FSB Bancorp. is 45 South Main Street, Fairport, NY 14450.

All questions about this prospectus supplement should be addressed to Timothy K. McKenna, AVP Human Resources Manager at Fairport Savings Bank, 1173 Pittsford-Victor Road, Building 6, Suite 150, Pittsford, NY 14534, telephone number: (585) 381-4040, extension 626; fax: (585) 383-1077; email: tmckenna@fairportsavingsbank.com.

Questions about the stock offering, the prospectus, or purchasing FSB Bancorp Common Stock in the stock offering outside the 401(k) Plan may be directed to the Stock Information Center toll-free, at (_____) ________, Monday through Friday, 10:00 a.m. through 4:00 p.m., Eastern Time.

Election to Purchase FSB Bancorp Common Stock	In connection with the stock offering, you may make a one-time election to transfer all or part of your account balances in the 401(k) Plan to a money market fund called “Stock Purchase,” which will be used to purchase FSB Bancorp Common Stock issued in the stock offering. The trustee of the 401(k) Plan will purchase the FSB Bancorp common stock at $10.00 per share, in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below.

Purchase Priorities	All 401(k) Plan participants are eligible to make a one-time election to purchase FSB Bancorp Common Stock in the stock offering. However, such election is subject to the purchase priorities in the Plan of Conversion and Reorganization of FSB Community Bankshares, MHC, which provides for a subscription offering and a community offering. In the stock offering, the purchase priorities are as follows and apply in case more shares of FSB Bancorp Common Stock are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

	(1)	Each depositor of Fairport Savings Bank with aggregate account balances of at least $50.00 at the the close of business on December 31, 2014, has first priority.

	(2)	Fairport Savings Bank’s tax-qualified plans, including the employee stock ownership plan and the 401(k) Plan, have second priority.

	(3)	Each depositor of Fairport Savings Bank at the close of business on March 31, 2016, has third priority.

	(4)	Each depositor of Fairport Savings Bank at the close of business on May 2, 2016 and each borrower of Fairport Savings Bank as of January 14, 2005 whose loan remained outstanding as of the close of business on June 29, 2016, have fourth priority.

Community Offering:

	(5)	Natural persons (including trusts of natural persons) residing in Livingston, Monroe, Ontario, Orleans, Erie, Jefferson, and Wayne Counties, New York, have fifth priority.

	(6)	Other members of the general public have sixth priority.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase shares of FSB Bancorp Common Stock in the subscription offering and you may use funds in the 401(k) Plan to pay for the common stock. You may also be able to purchase shares of FSB Bancorp Common Stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) through subscription offering category (2), reserved for its tax-qualified employee plans.

If you fall into purchase priority (1), (3) or (4), you will separately receive an offering materials package in the mail, including a stock order form. You may use the stock order form to purchase shares of FSB Bancorp Common Stock outside the 401(k) Plan. Please refer to the prospectus for information on how to make such purchases.

Additionally, instead of (or in addition to) placing an order outside the 401(k) Plan using the stock order form, you may place an order for the purchase of FSB Bancorp Common Stock through the 401(k) Plan in the manner described below under “How to Order Common Stock in the Stock Offering Through the 401(k) Plan.”

Purchases in the Offering and Oversubscriptions

The trustee of the 401(k) Plan will purchase shares of FSB Bancorp Common Stock in the stock offering in accordance with your directions. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of FSB Bancorp Common Stock will be sold from your existing investment options and the proceeds will be transferred to the Stock Purchase option (which the proceeds will be invested in a money market fund during the offering period) pending the formal completion of the stock offering several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of FSB Bancorp Common Stock. Following the closing of the stock offering, your purchased shares of FSB Bancorp Common Stock will be transferred to the 401(k) Plan and will be reflected in your 401(k) Plan account as soon as practicable thereafter.

In the event the offering is oversubscribed, i.e., there are more orders for FSB Bancorp Common Stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase FSB Bancorp Common Stock in the stock offering, the amount that cannot be invested in FSB Bancorp Common Stock, and any interest earned on such amount, will be transferred from the Stock Purchase option and reinvested in the existing funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your account balances towards the purchase of any FSB Bancorp Common Stock in connection with the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

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Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 100% of your 401(k) Plan account balance for the purchase of FSB Bancorp Common Stock in the stock offering.

The trustee of the 401(k) Plan will subscribe for shares of FSB Bancorp Common Stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the stock offering. In order to purchase FSB Bancorp Common Stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. No person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $250,000 (25,000 shares) of FSB Bancorp Common Stock in all categories of the stock offering combined. Please see the prospectus for further details regarding additional maximum purchase limits for investors in the stock offering.

Value of 401(k) Plan Assets	As of December 31, 2015, the market value of the assets of the 401(k) Plan was approximately $4,425,570, all of which is eligible to purchase or acquire FSB Bancorp Common Stock in the stock offering.

How to Order Common Stock in the Stock Offering Through the 401(k) Plan.

You can elect to transfer (in whole percentages or dollar amounts) all or a portion of your 401(k) Plan account balance (excluding Roth and after-tax contributions held by your 401(k) Plan account) to the Stock Purchase option, which will be used by the 401(k) Plan trustee to purchase shares of FSB Bancorp Common Stock. This is done by following the procedures described below. Please note the following stipulations concerning this election:

	•	You can elect to transfer all or a portion of your current 401(k) Plan account balance (excluding Roth and after-tax contributions) to the Stock Purchase option.

	•	Your election is subject to a minimum purchase of 25 shares, which equals $250.

	•	Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase limit of no more than 25,000 shares of FSB Bancorp Common Stock, which equals $250,000. In addition, the shares that you purchase in the stock offering, plus any shares of FSB Bancorp Common Stock that you receive in exchange for your existing shares of FSB Community common stock, may not exceed 9.9% of the total shares of FSB Bancorp Common Stock to be issued and outstanding after the completion of the stock offering.

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•	The election period for the 401(k) Plan purchases begins on _______, 2016 and ends at 5:00 p.m., Eastern Time, on ________, 2016 (the “401(k) Plan Purchase Period”).

•	Your election to purchase FSB Bancorp Common Stock in the stock offering through the 401(k) Plan will be accepted by Principal Financial Group, the recordkeeper of the 401(k) Plan. After your election is accepted by Principal Financial Group, it will be rounded down to the closest dollar amount divisible by $10.00, and will be used by the trustee to purchase shares of FSB Bancorp Common Stock in the stock offering. The difference will remain in the Stock Purchase option until the formal closing of the offering has been completed, several weeks after the 401(k) Plan Purchase Period ends. At that time, the FSB Bancorp Common Stock purchased based on your election will be transferred to the 401(k) Plan and any remaining funds will be transferred out of the Stock Purchase option for investment in other funds under the 401(k) Plan, based on your election currently on file for future contributions

•	The amount you elect to transfer to the Stock Purchase option will be held separately until the completion of the stock offering. Therefore, this money is not available for distributions, loans, or withdrawals until the stock offering is completed, which is expected to be several weeks after the closing of the 401(k) Plan Purchase Period.

•	Following the formal closing of the stock offering, your purchased shares of FSB Bancorp Common Stock will initially be reflected in your 401(k) Plan account. However, your purchased shares may be transferred to the Fairport Savings Bank Employee Stock Ownership Plan (the “Fairport ESOP”). Please see “Future Direction to Purchase and Sell Common Stock” for further information

Follow these steps to make your election to use all or part of your account balance in the 401(k) Plan to purchase shares of FSB Bancorp Common Stock in the stock offering. You are allowed only one election to transfer funds to the Stock Purchase option.

•	Go to www.principal.com and log into your 401(k) Plan account by clicking on the “Login” drop down box and choosing “Personal” and entering your username and password. If you have never accessed your account information online, click on the link “Establish your username and password” and follow the prompts.

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•	Click on “Investments, Manage Investments.”

•	Click on the orange box, “Reallocate Existing Savings.”

•	You will need to transfer a specific dollar amount from each investment to the Stock Purchase option. Please click on “Advanced Transfer Features,” and choose “dollars.” Then type the dollars you want to transfer from each investment. Click “Continue.” Please be advised that you cannot transfer Roth and after-tax contributions held by your 401(k) Plan account to the Stock Purchase option

•	After you hit “Continue,” you are ready to transfer to the Stock Purchase option. Please read the prospectus and this prospectus supplement carefully.

•	Then type the dollar amount you want to transfer into the Stock Purchase option. The dollar amount you choose to invest into the Stock Purchase option will be used to purchase FSB Bancorp Common Stock. All of the dollars must be transferred to the Stock Purchase option. Click “Continue.”

•	You will then be taken to a confirmation page. Please review your transaction for accuracy, if you need to make changes, click on cancel to start over, previous to change your choices. If the information is correct, click on the box “I confirm the information above and authorize Principal Life Insurance Company to process this request.”

•	Then click “Submit.” You will receive a communication in your Message Center confirming your transaction. If you have questions, please feel free to contact Principal Financial Group at 800-547-7754.

•	Once you have an electronic confirmation number, your election cannot be changed.

After you have completed your online election, you will also need to complete the Stock Information Form and return it either using the self- addressed pre-paid envelope, by faxing it to (585) 383-1077, emailing it to tmckenna@fairportsavingsbank.com, or by delivering it in person, to be received by Timothy K. McKenna, AVP Human Resources Manager, at Fairport Savings Bank, 1173 Pittsford-Victor Road, Building 6, Suite 150, Pittsford, NY 14534, no later than 5:00 p.m., Eastern Time, on _________, 2016. It is critical that this Stock Information Form be completed and returned.

Investment in FSB Bancorp Common Stock involves special risks common to investment in shares of FSB Bancorp Common Stock. For a discussion of the material risks you should consider, see “Risk Factors” section of the accompanying prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below). Your ability to sell your purchased FSB Bancorp Common Stock may be restricted. Please see the section of this prospectus supplement called “Future Direction to Purchase and Sell Common Stock” for further information.

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Order Deadline	You must make your election online at www.principal.com and return your Stock Information Form either in the pre-paid envelope, by faxing it to (585) 383-1077, by emailing it to tmckenna@fairportsavingsbank.com, or by delivering it in person to Timothy K. McKenna, AVP Human Resources Manager, at Fairport Savings Bank, 1173 Pittsford-Victor Road, Building 6, Suite 150, Pittsford, NY 14534, to be received no later than 5:00 p.m., Eastern Time, on ________, 2016.

Irrevocability of Transfer Direction	Once you make an election to transfer amounts to the Stock Purchase option to be used by the trustee to purchase FSB Bancorp Common Stock in the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of FSB Bancorp Common Stock among all of the other investment funds on a daily basis.

Future Direction to Purchase and Sell Common Stock

After the stock offering, you will be able to sell your purchased shares of FSB Bancorp Common Stock through the 401(k) Plan. However, you will be prohibited from purchasing additional shares of FSB Bancorp Common Stock through the 401(k) Plan.

Notwithstanding the foregoing, your purchased shares of FSB Bancorp Common Stock may be transferred from your 401(k) Plan account to the Fairport Savings Bank Employee Stock Ownership Plan (the “Fairport ESOP”). If your purchased shares are transferred to the Fairport ESOP, your ability to sell your FSB Bancorp Common Stock purchased through the 401(k) Plan in the stock offering will be limited because the Fairport ESOP is designed so that plan assets are invested primarily in FSB Bancorp Common Stock. However, once you have reached age 55 and completed 10 years of participation in the Fairport ESOP, you may elect to diversify the investment of a portion of FSB Bancorp Common Stock held by your Fairport ESOP account. As a result of the foregoing, you will want to give careful consideration as to whether it is prudent to invest any portion of 401(k) Plan account in FSB Bancorp Common Stock in the stock offering.

Special restrictions may apply to purchasing shares of FSB Bancorp Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of FSB Bancorp.

Please note that if you are an officer of Fairport Savings Bank who is restricted by the regulations of the Board of Governors of the Federal Reserve System from selling shares of FSB Bancorp Common Stock acquired in the stock offering for one year, the FSB Bancorp Common Stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed.

Voting Rights of Common Stock	Regardless of whether your purchased shares of FSB Bancorp Common Stock are held by the 401(k) Plan or the Fairport ESOP, you will be able to direct the trustee of each plan as to how to vote your shares of FSB Bancorp Common Stock. If the trustee does not receive your voting instructions, the trustee will vote your shares in the same proportion as the voting instructions received from other participants related to their shares of FSB Bancorp Common Stock held by either the 401(k) Plan or the Fairport ESOP, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Fairport Savings Bank originally adopted the 401(k) Plan in 1973, and the 401(k) Plan was amended and restated, effective January 1, 2010. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Fairport Savings Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Sections 401(a) and 401(k) of the Code. Fairport Savings Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan administrator at Fairport Savings Bank, 45 South Main Street, Fairport, NY 14450. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

If you are a regular employee of Fairport Savings Bank, you are eligible to become a participant in the 401(k) Plan immediately following the attainment of age 21 and the completion of six months of service. The Plan Year is January 1 to December 31 (“Plan Year”).

There were approximately 82 employees, former employees and beneficiaries participating in the 401(k) Plan.

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Contributions Under the Plan

Salary Deferrals. You are permitted to defer on either a pre-tax or after-tax basis up to 100% of your “earnings” (expressed in terms of whole percentages), subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on your behalf. For purposes of the Plan, “earnings” means your total taxable compensation as reported on Form W-2 (excluding the taxable value of any restricted stock or option award and other amounts that receive special tax benefits, such as premiums for group-term life insurance). In 2016, the annual earnings of each participant taken into account under the 401(k) Plan is limited to $265,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the 401(k) Plan by filing a new elective deferral agreement with the 401(k) Plan administrator, which will become effective as soon as administratively feasible thereafter.

Employer Matching Contributions. Fairport Savings Bank makes matching contributions of 100% of your salary deferrals, up to 3% of your annual compensation.

Discretionary Contributions. Fairport Savings Bank may also make a discretionary contribution to the 401(k) Plan during the Plan Year. Such amount is allocated to the active participants pro-rata based each participant’s compensation relative to the total compensation paid to all participants during the Plan Year.

Rollover Contributions. You are permitted to make rollover contributions to the 401(k) Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2016, the amount of your before-tax contributions may not exceed $18,000 per calendar year. Salary deferrals in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the 401(k) Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the calendar year), you are also eligible to make an additional catch-up contribution. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose. For 2016, the maximum catch-up contribution is $6,000.

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Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in the elective deferrals you have made and any earnings related thereto. Employer contributions vest in accordance with the following schedule:

Completed Years of Employment	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

However, a participant will become 100% vested in his or her employer contributions made to the 401(k) Plan upon the earlier of: (1) attainment of the normal retirement age (age 65); (2) attainment of the early retirement date (age 55 with 5 years of service); (3) disability; or (4) death.

Withdrawals and Distributions from the Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the employer.

Withdrawals Prior to Termination of Employment. You may make voluntary withdrawals of your vested 401(k) Plan account balance only in the event of attainment of age 59½. You may also make withdrawals of your vested 401(k) Plan account balance in the event of a financial hardship.

Withdrawal upon Termination of Employment. You may make withdrawals from your account at any time after you terminate employment. You may also leave your account with the 401(k) Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70½. You may request a distribution of all or part of your account no more frequently than once per plan year. Distribution will be made in a lump sum or in installments (no less frequently than annually).

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary.

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Form of Distribution. You will have the right to elect to be paid your benefit under the 401(k) Plan in either a lump sum or various forms of installments or annuities offered under the 401(k) Plan.

The 401(k) Plan allows participants to obtain loans from their accounts.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust which is administered by the trustee appointed by Fairport Savings Bank. Prior to the effective date of the stock offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

1.	Principal Stable Value Fund
2.	Black Rock High Yield Bond Investors A Fund
3.	Dreyfus Intermediate-Term Income A Fund
4.	Core Plus Bond Separate Account
5.	Inflation Protection Separate Account
6.	BlackRock Strategic Income Opportunities Institutional Fund
7.	Vanguard Wellesley Income Investor Fund
8.	Vanguard Balanced Index Inv Fund
9.	Vanguard Life Strategy Growth Inv Fund
10.	Principal LifeTime Strategic Income Separate Account
11.	Principal LifeTime 2010 Separate Account
12.	Principal LifeTime 2020 Separate Account
13.	Principal LifeTime 2030 Separate Account
14.	Principal LifeTime 2040 Separate Account
15.	Principal LifeTime 2050 Separate Account
16.	Prinicpal LifeTime 2060 Separate Account
17.	Invesco Comstock A Fund
18.	Capital Apprciation Separation Account
19.	LargeCap S&P 500 Index Separate Account
20.	American Funds AMCAP R4 Fund
21.	MidCap Value I Separate Account
22.	MidCap S&P 400 Index Separate Account
23.	Prudential Jennison Mid Cap Growth A Fund
24.	Royce Opportunity Service Fund
25.	SmallCap S&P 600 Index Separate Account
26.	SmallCap Growth I Separate Account
27.	Real Estate Securities Separate Account
28.	Oppenheimer Developing Markets R Fund
29.	Diversified International Separate Account
30.	BlackRock Health Sciences Opportunities Investor A Fund
31.	Calamos Market Neutral Income A Fund

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Performance History and Description of Funds

The following table provides performance data with respect to the investment funds available under the 401(k) Plan through December 31, 2015:

	Average Annual Total Return (as of 12/31/2015 year end)
Investment Option Name	1-Year	5-Year	10-Year	Since Incept	Incept Date
Principal Stable Value Fund	0.99	1.13	2.17	3.41	1/1997
BlackRock High Yield Bond Investor A Fund	-4.32	5.23	6.63	6.72	11/1998
Dreyfus Intermediate-Term Income A Fund	-1.33	3.25	4.44	5.96	2/1996
Core Plus Bond Separate Account	-0.58	3.53	4.27	7.60	2/1983
Inflation Protection Separate Account	-2.30	2.01	0.90	1.02	12/2004
BlackRock Strategic Income Opportunities Institutional Fund	-0.30	3.14	—	4.42	2/2008
Vanguard Wellesley Income Investor Fund	1.28	7.59	6.97	9.85	7/1970
Vanguard Balanced Index Inv Fund	0.37	8.55	6.50	8.02	9/1992
Vanguard LifeStrategy Growth Inv Fund	-1.17	7.49	5.38	7.78	9/1994
Principal LifeTime Strategic Income Separate Account	-1.03	4.20	3.32	4.35	3/2001
Principal LifeTime 2010 Separate Account	-1.22	5.31	3.99	4.96	3/2001
Principal LifeTime 2020 Separate Account	-1.33	6.36	4.65	5.59	3/2001
Principal LifeTime 2030 Separate Account	-1.11	7.01	4.93	5.71	3/2001
Principal LifeTime 2040 Separate Account	-0.94	7.57	5.08	5.91	3/2001
Principal LifeTime 2050 Separate Account	-0.90	7.87	5.16	5.72	3/2001
Principal LifeTime 2060 Separate Account	-0.96	—	—	8.27	3/2013
Invesco Comstock A Fund	-5.93	10.10	5.86	10.77	10/1968
Capital Appreciation Separate Account	2.25	11.73	7.76	12.27	6/2009
LargeCap S&P 500 Index Separate Account	1.08	12.19	6.98	8.92	1/1990
American Funds AMCAP R4 Fund	0.79	12.40	7.55	7.36	5/2002
MidCap Value I Separate Account	-7.30	9.60	7.12	8.08	7/1999
MidCap S&P 400 Index Separate Account	-2.49	10.29	7.82	9.00	8/1999
Prudential Jennison Mid Cap Growth A Fund	-2.71	9.92	8.18	9.69	12/1996
Royce Opportunity Service Fund	-13.96	5.32	5.80	8.96	5/2000
SmallCap S&P 600 Index Separate Account	-2.35	11.06	7.70	9.21	8/1999
SmallCap Growth I Separate Account	1.03	10.93	8.38	4.85	12/2000
Real Estate Securities Separate Account	3.91	12.60	8.06	11.99	12/2002
Oppenheimer Developing Markets R Fund	-14.26	-2.88	5.47	10.72	3/2001
Diversified International Separate Account	-0.46	3.82	3.54	7.07	5/1987
BlackRock Health Sciences Opportunities Investor A Fund	11.00	20.93	14.00	16.03	12/1999
Calamos Market Neutral Income A Fund	1.03	3.42	3.47	6.45	9/1990

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The following is a description of each of the 401(k) Plan’s investment funds:

Principal Stable Value Fund: The objective of the Fund is to provide preservation of capital, relatively stable returns consistent with its comparatively low risk profile, and liquidity for benefit responsive plan or participant payments.

BlackRock High Yield Bond Investor A Fund: The investment seeks to maximize total return, consistent with income generation and prudent investment management. The fund invests primarily in non-investment grade bonds with maturities of ten years or less. It normally invests at least 80% of its assets in high yield bonds. The fund may invest up to 30% of its assets in non-dollar denominated bonds of issuers located outside of the United States. Its investment in non-dollar denominated bonds may be on a currency hedged or unhedged basis. The fund may also invest in convertible and preferred securities.

Dreyfus Intermediate-Term Income A Fund: The investment seeks to maximize total return, consisting of capital appreciation and current income. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in fixed-income securities of U.S. and foreign issuers rated investment grade or the unrated equivalent as determined by the Dreyfus Corporation. The fund's portfolio can be expected to have an average effective maturity ranging between five and ten years and an average effective duration ranging between three and eight years. It will focus on U.S. securities, but may invest up to 30% of its total assets in fixed-income securities of foreign issuers.

Core Plus Bond Separate Account: The investment option invests primarily in intermediate-term, fixed-income investments such as public and private corporate bonds, commercial and residential mortgages, asset-backed securities, and US government and agency-backed securities. Value is added primarily through sector allocation and security selection. The Separate Account may enter into reverse repurchase agreements to attempt to enhance portfolio return and income.

Inflation Protection Separate Account: The investment seeks to provide current income and real (after inflation) total returns. The fund invests primarily in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and U.S. and non-U.S. corporations. It normally maintains an average portfolio duration that is within 20% of the duration of the Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index. The fund also invests in foreign securities, U.S. Treasuries and agency securities. It actively trades portfolio securities.

BlackRock Strategic Income Opportunities Institutional Fund: The investment seeks total return as is consistent with preservation of capital. The fund normally invests in a combination of fixed income securities, including, but not limited to: high yield securities, international securities, emerging markets debt and mortgages. It may invest significantly in non-investment grade bonds (high yield or junk bonds). The fund may also invest significantly in non-dollar denominated bonds and bonds of emerging market issuers. It may invest up to 15% of its net assets in collateralized debt obligations ("CDOs"), of which 10% of its net assets may be collateralized in loan obligations ("CLOs"). The fund is non-diversified.

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Vanguard Wellesley Income Investor Fund: The investment seeks to provide long-term growth of income and a high and sustainable level of current income, along with moderate long-term capital appreciation. The fund invests approximately 60% to 65% of its assets in investment-grade corporate, U.S. Treasury, and government agency bonds, as well as mortgage-backed securities. The remaining 35% to 40% of fund assets are invested in common stocks of companies that have a history of above-average dividends or expectations of increasing dividends.

Vanguard Balanced Index Investor Fund: The investment seeks to track the performance of a broad, market-weighted bond index and a benchmark index that measures the investment return of the overall U.S. stock market. The fund employs an indexing investment approach designed to track the performance of two benchmark indexes. With approximately 60% of its assets, the fund seeks to track the investment performance of the CRSP U.S. Total Market Index. With approximately 40% of its assets, the fund seeks to track the investment performance of the Barclays U.S. Aggregate Float Adjusted Index.

Vanguard LifeStrategy Growth Investor Fund: The investment seeks capital appreciation and some current income. The fund invests in other Vanguard mutual funds according to a fixed formula that reflects an allocation of approximately 80% of the fund's assets to common stocks and 20% to bonds. Its indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar (but hedged by Vanguard to minimize foreign currency exposure).

Principal LifeTime Strategic Income Separate Account: The investment seeks current income, and as a secondary objective, capital appreciation. The fund is a fund of funds that invests in PFI Institutional Class shares which consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities. Its asset allocation is designed for investors who are approximately 15 years beyond the normal retirement age of 65.

Principal LifeTime 2010 Separate Account: The investment seeks a total return consisting of long-term growth of capital and current income. The fund operates as a "target date fund" that invests according to an asset allocation strategy designed for investors having a retirement investment goal close to the year in 2010. It is a fund of funds and invests in PFI Institutional Class shares which consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities.

Principal LifeTime 2020 Separate Account: The investment seeks a total return consisting of long-term growth of capital and current income. The fund operates as a "target date fund" that invests according to an asset allocation strategy designed for investors having a retirement investment goal close to the year in 2020. It is a fund of funds and invests in PFI Institutional Class shares. Its underlying funds consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities.

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Principal LifeTime 2030 Separate Account: The investment seeks a total return consisting of long-term growth of capital and current income. The fund operates as a "target date fund" that invests according to an asset allocation strategy designed for investors having a retirement investment goal close to the year in 2030. It is a fund of funds and invests in PFI Institutional Class shares. Its underlying funds consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities.

Principal LifeTime 2040 Separate Account: The investment seeks a total return consisting of long-term growth of capital and current income. The fund operates as a "target date fund" that invests according to an asset allocation strategy designed for investors having a retirement investment goal close to the year in the fund's name. It is a fund of funds and invests in PFI Institutional Class shares. Its underlying funds consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities.

Principal LifeTime 2050 Separate Account: The investment seeks a total return consisting of long-term growth of capital and current income. The fund operates as a "target date fund" that invests according to an asset allocation strategy designed for investors having a retirement investment goal close to the year in 2050. It is a fund of funds and invests in PFI Institutional Class shares. Its underlying funds consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities.

Principal LifeTime 2060 Separate Account: The investment seeks a total return consisting of long-term growth of capital and current income. The fund operates as a "target date fund" that invests according to an asset allocation strategy designed for investors having a retirement investment goal close to the year in the fund's name. It is a fund of funds and invests in PFI Institutional Class shares. Its underlying funds consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities.

Invesco Comstock A Fund: The investment seeks total return through growth of capital and current income. The fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks, and in derivatives and other instruments that have economic characteristics similar to such securities. It may invest in securities of issuers of any market capitalization; however, a substantial number of the issuers in which the fund invests are large-capitalization issuers. The fund may invest up to

10% of its net assets in real estate investment trusts (REITs).

Capital Appreciation Separate Account: The investment seeks to provide long-term growth of capital. The fund invests primarily in equity securities of companies with any market capitalization, but has a greater exposure to large market capitalization companies than small or medium market capitalization companies. It invests in equity securities with value and/or growth characteristics and constructs an investment portfolio that has a "blend" of equity securities with these characteristics. Investing in value equity securities is an investment strategy that emphasizes buying equity securities that appear to be undervalued.

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LargeCap S&P 500 Index Separate Account: The investment option normally invests the majority of assets in common stocks of companies that compose the S&P 500 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 500 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 500 Index.

American Funds AMCAP R4 Fund: The investment seeks long-term growth of capital. The fund invests primarily in common stocks of U.S. companies that have solid long-term growth records and the potential for good future growth. The basic investment philosophy of the investment adviser is to seek to invest in attractively valued companies that, in its opinion, represent good, long-term investment opportunities.

MidCap Value I Separate Account: The investment seeks long-term growth of capital. Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in a diversified portfolio of equity securities of companies with medium market capitalizations at the time of each purchase. It invests in value equity securities, an investment strategy that emphasizes buying equity securities that appear to be undervalued. The fund also invests in real estate investment trusts.

MidCap S&P 400 Index Separate Account: The investment option normally invests the majority of assets in common stocks of companies that compose the S&P MidCap 400 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P MidCap 400 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P MidCap 400 Index.

Prudential Jennison Mid Cap Growth A Fund: The investment seeks long-term capital appreciation. The fund normally invests at least 80% of its investable assets in equity and equity-related securities of medium-sized companies with the potential for above-average growth. The fund's investable assets will be less than its total assets to the extent that it has borrowed money for non-investment purposes, such as to meet anticipated redemptions.

Royce Opportunity Service Fund: The investment seeks long-term growth of capital. Royce & Associates, LLC ("Royce"), the fund's investment adviser, invests the fund's assets primarily in equity securities of small-cap companies with stock market capitalizations up to $3 billion in an attempt to take advantage of what it believes are opportunistic situations for undervalued securities. Normally, the fund invests at least 65% of its net assets in equity securities. The fund may invest in other investment companies that invest in equity securities.

SmallCap S&P 600 Index Separate Account: The investment seeks long-term growth of capital and normally invests the majority of assets in common stocks of companies that compose the S&P SmallCap 600 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 600 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 600 Index.

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SmallCap Growth I Separate Account: The investment seeks long-term growth of capital. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies with small market capitalizations at the time of each purchase. It invests in growth equity securities; growth orientation emphasizes buying equity securities of companies whose potential for growth of capital and earnings is expected to be above average.

Real Estate Securities Separate Account: The investment seeks to generate a total return. Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies principally engaged in the real estate industry at the time of each purchase. It invests in equity securities of small, medium, and large market capitalization companies. The fund concentrates its investments (invest more than 25% of its net assets) in securities in the real estate industry. It is non-diversified.

Oppenheimer Developing Markets R Fund: The investment seeks capital appreciation. The fund mainly invests in common stocks of issuers in developing and emerging markets throughout the world and at times it may invest up to 100% of its total assets in foreign securities. Under normal market conditions, it will invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of issuers whose principal activities are in a developing market, i.e. are in a developing market or are economically tied to a developing market country. The fund will invest in at least three developing markets.

Diversified International Separate Account: The investment option normally invests the majority of assets in companies in at least three different countries. It invests in securities of companies with their principal place of business or principal office outside of the United States; companies for which the principal securities trade on a foreign exchange; and companies, regardless of where their securities are traded, that derive 50% or more of their total revenue from goods or services produced or sold outside of the United States. The Separate Account may invest in securities of companies with small to medium market capitalizations.

BlackRock Health Sciences Opportunities Investor A Fund: The investment seeks to provide long-term growth of capital. The fund invests at least 80% of its total assets in equity securities, primarily common stock, of companies in health sciences and related industries. The health sciences sector can include companies in health care equipment and supplies, health care providers and services, biotechnology, and pharmaceuticals. It concentrates its investments (i.e., invest more than 25% of its assets) in health sciences or related industries, and may invest in companies located in non-U.S. countries. The fund is non-diversified.

Calamos Market Neutral Income A Fund: The investment seeks high current income consistent with stability of principal. The fund invests (i) equities (ii) convertible securities of U.S. companies without regard to market capitalization and (iii) employs short selling to enhance income and hedge against market risk. The average term to maturity of the convertible securities purchased by the fund will typically range from two to ten years. It may seek to generate income from option premiums by writing (selling) options. The fund may invest without limit in high yield fixed-income securities (often referred to as “junk bonds”).

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FSB Bancorp Common Stock: In connection with the stock offering, you may, in the manner described earlier, elect to invest all or a portion of your 401(k) Plan account in FSB Bancorp Common Stock as a one-time special election. Performance of FSB Bancorp Common Stock depends on a number of factors, including the financial condition and profitability of FSB Bancorp and Fairport Savings Bank, and the market conditions for shares of FSB Bancorp Common Stock generally. Investment in FSB Bancorp Common Stock involves special risks common to investments in the shares of FSB Bancorp Common Stock.

For a discussion of material risks you should consider, see “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund or stock investment, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the Plan

The Trustee and Custodian. The trustee of the 401(k) Plan is Principal Trust Company. Principal Trust Company serves as trustee for all the investments funds under the 401(k) Plan, including during the stock offering period for FSB Bancorp Common Stock. Principal Trust Company also serves as trustee of the Fairport ESOP, which may hold your purchased shares of FSB Bancorp Common Stock after the stock offering.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by Fairport Savings Bank. The address of the 401(k) Plan administrator is Fairport Savings Bank, 45 South Main Street, PO Box 130, Fairport, NY 14450-0130, telephone number (585) 377-8970. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

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Amendment and Termination

It is the intention of Fairport Savings Bank to continue the 401(k) Plan indefinitely. Nevertheless, Fairport Savings Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your accounts. Fairport Savings Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Fairport Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would receive a benefit, or that your transferred account balance or assets, shall be, immediately after the merger, consolidation or transfer, equal to or greater than the benefit you would have been entitled to receive, or the value of your account balance or assets, immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Fairport Savings Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

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Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or severance from employment, or after the participant attains age 59½, and consists of the balance credited to the participant under the 401(k) Plan and all other profit sharing plans, if any, maintained by Fairport Savings Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by Fairport Savings Bank, which is included in the distribution.

FSB Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes FSB Bancorp Common Stock (including if distributed from the Fairport ESOP), the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to FSB Bancorp Common Stock, that is, the excess of the value of FSB Bancorp Common Stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of FSB Bancorp Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of FSB Bancorp Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of FSB Bancorp Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of FSB Bancorp Common Stock. Any gain on a subsequent sale or other taxable disposition of FSB Bancorp Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities. You should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. As stated above, after the stock offering, your purchased shares of FSB Bancorp Common Stock may be transferred from your 401(k) Plan account to the Fairport ESOP. If your purchased shares are transferred to the Fairport ESOP, your ability to sell your FSB Bancorp Common Stock purchased through the 401(k) Plan in the stock offering will be limited because the Fairport ESOP is designed so that plan assets are invested primarily in FSB Bancorp Common Stock. However, once you have reached age 55 and completed 10 years of participation in the Fairport ESOP, you may elect to diversify the investment of a portion of FSB Bancorp Common Stock held by your Fairport ESOP account. As a result of the foregoing, you will want to give careful consideration as to whether it is prudent to invest any portion of your 401(k) Plan account in FSB Bancorp Common Stock in the stock offering. You will also want to give careful consideration to the information below that describes the importance of diversification your assets held by the 401(k) Plan.

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The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Fairport Savings Bank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to make a one-time election to invest all or a portion of your account balance in the 401(k) Plan in FSB Bancorp Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

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Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as FSB Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of FSB Bancorp, the individual must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of FSB Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of FSB Bancorp Common Stock through the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of the common stock of FSB Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by FSB Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of FSB Bancorp’s common stock resulting from non-exempt purchases and sales of FSB Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the 401(k) Plan (if applicable) for six months following such distribution and are prohibited from directing additional purchases of FSB Bancorp Common Stock for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits at December 31, 2015, is available upon written request to the 401(k) Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which the firm is acting as special counsel to Fairport Savings Bank and FSB Bancorp in connection with FSB Bancorp’s stock offering.

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PROSPECTUS

(Proposed New Holding Company for Fairport Savings Bank)

Up to 1,035,000 Shares of Common Stock

FSB Bancorp, Inc., a Maryland corporation, is offering up to 1,035,000 shares of common stock for sale at $10.00 per share on a best efforts basis in connection with the conversion of FSB Community Bankshares, MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in FSB Community Bankshares, Inc., a federal corporation, currently owned by the mutual holding company, FSB Community Bankshares, MHC. In this prospectus, we will refer to FSB Bancorp, Inc. as “FSB Bancorp,” and we will refer to FSB Community Bankshares, Inc. as “FSB Community.” FSB Community’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “FSBC,” and we expect the shares of FSB Bancorp common stock will also be quoted on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC.” We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares of common stock are first being offered in a subscription offering to eligible depositors, certain borrowers and tax-qualified employee benefit plans of Fairport Savings Bank. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by Fairport Savings Bank. Any shares of common stock not purchased in the subscription or community offerings may be offered to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering. The syndicated offering may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated offering. We must sell a minimum of 765,000 shares to complete the offering.

In addition to the shares we are selling in the offering, the shares of FSB Community currently held by the public will be exchanged for shares of common stock of FSB Bancorp based on an exchange ratio that will result in existing public stockholders of FSB Community owning approximately the same percentage of FSB Bancorp common stock as they owned in FSB Community common stock immediately prior to the completion of the conversion. We will issue up to 906,719 shares in the exchange.

The minimum order is 25 shares. The subscription offering will expire at 4:00 p.m., Eastern Time, on [expiration date]. We expect that the community offering, if held, will terminate at the same time. We may extend the expiration date of the subscription and/or community offerings without notice to you until [extension date], or longer if the the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) approves a later date. No single extension may exceed 90 days and the offering must be completed by [final extension date]. Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond [extension date], or if the number of shares of common stock to be sold is increased to more than 1,035,000 shares or decreased to less than 765,000 shares. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 1,035,000 shares or decreased to less than 765,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at Fairport Savings Bank and will earn interest at 0.05 % per annum until completion or termination of the offering.

Sandler O’Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated offering. Sandler O’Neill & Partners, L.P. is not required to purchase any shares of common stock that are sold in the offering.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	765,000	900,000	1,035,000
Gross offering proceeds	$7,650,000	$9,000,000	$10,350,000
Estimated offering expenses, excluding selling agent and underwriters’ commissions	$840 ,000	$840 ,000	$840 ,000
Selling agent and underwriters’ commissions (1)	$350,000	$350,000	$350,000
Estimated net proceeds	$6, 460 ,000	$7,8 1 0,000	$9, 160 ,000
Estimated net proceeds per share	$8. 44	$8. 68	$8. 85

(1)	The amounts shown assume that all of the shares are sold in the subscription and community offerings for a fixed fee of $250,000. See “Pro Forma Data” and “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Sandler O’Neill & Partners, L.P. in the subscription and community offerings and the compensation to be received by Sandler O’Neill & Partners, L.P. and the other broker-dealers that may participate in the syndicated offering. If all shares of common stock were sold in the syndicated offering, the selling agent fees would be approximately $0.4 million, $0.5 million and $0.6 million at the minimum, midpoint and maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 17.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sandler O’Neill + Partners, L.P.

For assistance, please contact the Stock Information Center at [Stock center number].

The date of this prospectus is [Prospectus date].

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SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of FSB Community common stock for shares of FSB Bancorp common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”

Our Organizational Structure and the Proposed Conversion

Since 2007 we have operated in a public two-tiered mutual holding company structure. FSB Community is a federal corporation that is our publicly-traded stock holding company and the parent company of Fairport Savings Bank. At December 31, 2015, FSB Community had consolidated assets of $255.8 million, deposits of $185.6 million and stockholders’ equity of $21.8 million. FSB Community’s parent company is FSB Community Bankshares, MHC, a federally chartered mutual holding company. At December 31, 2015, FSB Community had 1,779,472 shares of common stock outstanding, of which 833,422 shares, or 46.8%, were owned by the public, and the remaining 946,050 shares were held by FSB Community Bankshares, MHC.

Pursuant to the terms of the plan of conversion, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, FSB Community Bankshares, MHC and FSB Community will cease to exist, and FSB Bancorp will become the successor corporation to FSB Community. The shares of FSB Bancorp being offered represent the majority ownership interest in FSB Community currently held by FSB Community Bankshares, MHC. Public stockholders of FSB Community will receive shares of common stock of FSB Bancorp in exchange for their shares of FSB Community at an exchange ratio intended to preserve the same aggregate ownership interest in FSB Bancorp as they had in FSB Community, adjusted downward to reflect certain assets held by FSB Community Bankshares, MHC, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. FSB Community Bankshares, MHC’s shares of FSB Community will be cancelled.

The following diagram shows our current organizational structure, reflecting ownership percentages as of December 31, 2015:

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After the conversion and offering are completed, we will be organized as a fully public stock holding company, with the stock of FSB Bancorp held as follows:

Our Business

Our business activities are primarily conducted through Fairport Savings Bank, a New York-chartered savings bank headquartered in Fairport, New York. Fairport Savings Bank conducts business from its main office in Fairport and through our branch offices located in Penfield, Irondequoit, Webster and Perinton, New York, all of which are located in the greater Rochester metropolitan area. Fairport Savings Bank also operates loan origination offices located in Pittsford and Greece in the Rochester metropolitan area, as well as in Buffalo and Watertown, New York.

Our principal business consists of originating one- to four-family residential real estate mortgage loans and home equity lines of credit, and to a lesser but increasing extent, commercial real estate, multi-family and construction loans. We also offer commercial and industrial loans and other consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment and municipal securities and mortgage-backed securities. We also generate revenues from other income including realized gains on sales of loans associated with loan production generated from our loan origination offices, deposit fees and service charges, realized gains on sales of securities, earnings on bank owned life insurance and loan fees. Additionally, we derive a portion of our other income through Fairport Wealth Management, our subsidiary that offers non-deposit investments such as annuities, insurance products and mutual funds.

Business Strategy

Fairport Savings Bank was established in 1888 and has been operating continuously since that time. We are committed to meeting the financial needs of the communities we serve, primarily the greater Rochester, New York metropolitan area, and are dedicated to providing personalized superior service to our customers. In recent years, the business of banking has changed rapidly, requiring extensive investment in technology as well as significantly increased compliance expenses to address the substantial regulatory changes enacted as a result of the great recession. We recognize that to continue to meet the needs of our customers and to provide a competitive return to our stockholders, we will need to continue to grow, by both expanding our historical residential lending business and diversifying our lending efforts. Our principal strategies to achieve these goals are as follows:

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•	Continuing to Emphasize Residential Real Estate Lending. Historically we have emphasized the origination of one- to four-family residential loans within Monroe County and the surrounding counties of Livingston, Ontario, Orleans and Wayne. As of December 31, 2015, 87.5% of our loan portfolio consisted of one- to four-family residential loans. We intend to continue to emphasize originations of loans secured by one- to four-family residential real estate, holding in portfolio loans that are either adjustable-rate or have fixed-rates with terms of less than 15 years , and selling longer-term fixed rate-one- to four-family residential real estate loans in the secondary market to increase other income.

•	Expanding Our Commercial Banking Market Share. We offer a variety of lending and deposit products for commercial banking customers in our market. We have invested heavily in developing our commercial loan department over the last two years by recruiting and hiring experienced commercial loan officers and enhancing our commercial product offerings. We seek to develop broad customer deposit and loan relationships based on our service and competitive pricing while maintaining a conservative approach to lending and sound asset quality. We intend to focus our efforts on the needs of small and medium sized businesses in our market, by focusing on commercial real estate, multi-family and construction loans , while gradually growing our portfolio of commercial and industrial loans as well as Small Business Administration guaranteed loans.

•	Maintaining High Asset Quality. We believe that strong asset quality is critical to the long-term financial success of a small community bank. We attribute our high asset quality to maintaining conservative underwriting standards, the diligence of our loan collection personnel and the stability of the local economy. At December 31, 2015, we had only three non-accrual loans totaling $82,000, and at this date, our non-performing assets to total assets ratio was 0.03%. Over the last five years, we have charged-off only $18,000. Because substantially all of our loans are secured by real estate, and the level of our non-performing loans has been low in recent years, we believe that our allowance for loan losses is adequate to absorb the probable losses inherent in our loan portfolio.

•	Managing Our Interest Rate Risk. To improve our interest rate risk, in recent years we have reduced the fixed-rate loan originations added to our loan portfolio by selling most fixed-rate residential mortgages with terms of 15 years or greater in the secondary market. We also invest a portion of funds received from loan payments and repayments in shorter term and intermediate term, liquid investment securities and securities classified as available for sale, including U.S. Government agency debt obligations and mortgage-backed securities. We emphasize marketing our lower cost passbook, savings and checking accounts, money market accounts and increasing the duration whenever possible of our lower cost certificates of deposit and Federal Home Loan Bank borrowings.

•	Offering a Wide Selection of Non-Deposit Investment Products and Services. Fairport Wealth Management, a wholly owned subsidiary of Fairport Savings Bank, offers a broad range of investment, insurance, and financial products. We have a dedicated investment representative that evaluates the needs of clients to determine suitable investment and insurance solutions to meet their short and long-term wealth management goals. In 2015, Fairport Wealth Management had fee income of $228,000 and we intend to continue to emphasize these investment, insurance, and financial products to our customers.

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Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Strengthen our regulatory capital position with the additional capital we will raise in the stock offering. A strong capital position is essential to achieving our long-term objectives of growing Fairport Savings Bank and building stockholder value. While Fairport Savings Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth. Minimum regulatory capital requirements have also increased under recently adopted regulations. Compliance with these new requirements will be essential to the continued implementation of our business strategy. Following the conversion and offering, FSB Bancorp will contribute to Fairport Savings Bank net proceeds from the stock offering in an amount such that it will have 10% tier 1 leverage capital as compared to 7.85% at December 31, 2015.

•	Transition our organization to a more common and flexible stock holding company structure from our existing mutual holding company structure. The stock holding company structure is a more common and flexible form of organization, and will give us greater flexibility to access the capital markets through possible equity and debt offerings to support our long-term growth. The stock holding company structure will also provide us greater flexibility to structure an acquisition of other financial businesses or institutions if opportunities arise. We do not currently have any understandings or agreements regarding any specific capital raising or acquisition transaction. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of FSB Bancorp for three years following completion of the conversion , and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

•	Enable our stock holding company the ability to pay dividends to our public stockholders without diluting their stock ownership interest. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, which has resulted in changes in regulations with respect to the payment of dividends applicable to FSB Community Bankshares, MHC and FSB Community. Among other things, these changes have adversely affected our ability to pay cash dividends to our public stockholders without diluting their stock ownership interest . The conversion will eliminate our mutual holding company structure and will enhance our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Terms of the Offering

We are offering between 765,000 and 1,035,000 shares of common stock to eligible depositors and certain borrowers of Fairport Savings Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given to natural persons (including trusts of natural persons) residing in Livingston, Monroe, Ontario, Orleans, Erie, Jefferson and Wayne Counties, New York. If necessary, we will also offer shares to the general public in a syndicated offering. Unless the number of

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shares of common stock to be offered is increased to more than 1,035,000 shares or decreased to fewer than 765,000 shares, or the subscription and community offerings are extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, your order will be cancelled and we will promptly return your funds with interest at 0.05 % per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 1,035,000 shares or decreased to less than 765,000 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.05 % per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated offering.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Sandler O’Neill & Partners, L.P., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.

Important Risks in Owning FSB Bancorp’s Common Stock

Before you purchase shares of our common stock, you should read the “Risk Factors” section beginning on page 17 of this prospectus.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of FSB Bancorp for shares of FSB Community are based on an independent appraisal of the estimated market value of FSB Bancorp, assuming the offering has been completed. RP Financial, LC., our independent appraiser, has estimated that, as of February 26, 2016, this market value was $16.9 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $14.4 million and a maximum of $19.4 million. Based on this valuation range, the 53.2% ownership interest of FSB Community Bankshares, MHC in FSB Community as of December 31, 2015 being sold in the offering, certain assets held by FSB Community Bankshares, MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by FSB Bancorp ranges from 765,000 shares to 1,035,000 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.8041 shares at the minimum of the offering range to 1.0879 shares at the maximum of the offering range, and will generally preserve the existing percentage ownership of public stockholders. RP Financial, LC. will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $14.4 million or above $19.4 million, then, after consulting with the Federal Reserve Board, we may: terminate the offering and promptly return all funds with interest; set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

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The appraisal is based in part on FSB Community’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 12 publicly traded savings and loan and bank holding companies that RP Financial, LC. considers comparable to FSB Community. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets (1)
			(In millions)
Anchor Bancorp, Inc.	ANCB	Lacey, Washington	$399
Bay Bancorp, Inc.	BYBK	Columbia, Maryland	$491
Central Federal Corporation	CFBK	Worthington, Ohio	$331	(2)
Equitable Financial Corp.	EQFN	Grand Island, Nebraska	$223
Georgetown Bancorp, Inc.	GTWN	Georgetown, Massachusetts	$296
Hamilton Bancorp, Inc.	HBK	Towson, Maryland	$368
Home Federal Bancorp, Inc. of Louisiana	HFBL	Shreveport, Louisiana	$361
Melrose Bancorp, Inc.	MELR	Melrose, Massachusetts	$224	(2)
Pathfinder Bancorp, Inc.	PBHC	Oswego, New York	$623
Prudential Bancorp, Inc.	PBIP	Philadelphia, Pennsylvania	$523
Wolverine Bancorp, Inc.	WBKC	Midland, Michigan	$344	(2)
WVS Financial Corp.	WVFC	Pittsburgh, Pennsylvania	$330

(1)	Asset size is as of December 31, 2015 unless otherwise noted.
(2)	Asset size is as of September 30, 2015.

The following table presents a summary of selected pricing ratios for FSB Bancorp (on a pro forma basis) as of and for the twelve months ended December 31, 2015, and for the peer group companies based on earnings and other information as of and for the twelve months ended December 31, 2015 or the latest date available at the time of the appraisal, with stock prices as of February 26, 2016, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 35. 3 % on a price-to-book value basis, a discount of 36. 5 % on a price-to-tangible book value basis, and a premium of 9 5.1 % on a price-to-earnings basis.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
FSB Bancorp (on a pro forma basis, assuming completion of the conversion)
Maximum	49. 32	x	65.1 9%	65.1 9%
Midpoint	41. 42	x	5 9.07%	5 9.07%
Minimum	34.0 5	x	52. 41%	52. 41%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	21.24	x	91.26%	93.06%
Medians	20.30	x	90.00%	90.00%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

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Effect of FSB Community Bankshares, MHC’s Assets on Minority Stock Ownership

In the exchange, the public stockholders of FSB Community will receive shares of common stock of FSB Bancorp in exchange for their shares of common stock of FSB Community pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public stockholders with the same ownership percentage of the common stock of FSB Bancorp after the conversion as their ownership percentage in FSB Community immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by FSB Community Bankshares, MHC (other than shares of stock of FSB Community) at the completion of the conversion, which assets currently consist of cash. FSB Community Bankshares, MHC had net assets of $50,000 as of December 31, 2015, not including FSB Community common stock. This adjustment will decrease FSB Community’s public stockholders’ ownership interest in FSB Bancorp from 46.8% to 46.7%, and will increase the ownership interest of persons who purchase stock in the offering from 53.2% (the amount of FSB Community’s outstanding common stock held by FSB Community Bankshares, MHC) to 53.3%.

The Exchange of Existing Shares of FSB Community Common Stock

If you are a stockholder of FSB Community at the completion of the conversion, your shares will be exchanged for shares of common stock of FSB Bancorp. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of FSB Community common stock owned by public stockholders immediately prior to the completion of the conversion. The following table shows how the exchange ratio will adjust, based on the appraised value of FSB Bancorp as of February 26, 2016, assuming public stockholders of FSB Community own 46.7% of FSB Community common stock and FSB Community Bankshares, MHC had net assets of $50,000 immediately prior to the completion of the conversion. The table also shows the number of shares of FSB Bancorp common stock a hypothetical owner of FSB Community common stock would receive in exchange for 100 shares of FSB Community common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of FSB Bancorp to be Issued for Shares of FSB Community		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)

Minimum	765,000	53.3%	670,183	46.7%	1,435,183	0.8041	$8.04	$15.3 4	80
Midpoint	900,000	53.3	788,451	46.7	1,688,451	0.9460	9.46	16.0 2	94
Maximum	1,035,000	53.3	906,719	46.7	1,941,719	1.0879	10.88	16. 69	108

(1)	Represents the value of shares of FSB Bancorp common stock to be received in the conversion by a holder of one share of FSB Community, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of FSB Bancorp common stock will be issued to any public stockholder of FSB Community. For each fractional share that otherwise would be issued, FSB Bancorp will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 79% of the net proceeds from the stock offering in Fairport Savings Bank, fund the loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds, if any from the offering at FSB Bancorp. Therefore, assuming we sell 900,000 shares of common stock in the stock offering at the midpoint of the offering range, and we have net

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proceeds of $7. 8 million, we intend to invest $7.1 million in Fairport Savings Bank, loan $360,000 to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $3 27 ,000 of the net proceeds at FSB Bancorp.

FSB Bancorp may use the funds it retains for investment, to pay cash dividends, to repurchase shares of common stock, and for other general corporate purposes. Fairport Savings Bank may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of, new products and services, expand its office network by establishing additional loan production offices or for other general corporate purposes.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at Fairport Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2014.

(ii)	To our tax-qualified employee benefit plans (including Fairport Savings Bank’s employee stock ownership plan and 401(k) plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase up to 4% of the shares of common stock sold in the stock offering.

(iii)	To depositors with accounts at Fairport Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2016 .

(iv)	To depositors of Fairport Savings Bank at the close of business on May 2, 2016 and each borrower of Fairport Savings Bank as of January 14, 2005 whose loan remained outstanding as of the close of business on May 2, 2016 .

Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in Livingston, Monroe, Ontario, Orleans, Erie, Jefferson and Wayne Counties, New York. The community offering may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering through a syndicated offering. Sandler O’Neill & Partners, L.P. will act as sole manager for the syndicated offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. A detailed description of the subscription offering, the community offering and the syndicated offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

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Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual may purchase more than 15,000 shares ($150,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 25,000 shares ($250,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 25,000 shares ($250,000).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of FSB Community other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of FSB Community common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. If, based on your current ownership level, you will own more than 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of FSB Community common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection prior to acquiring 10% or more of FSB Bancorp’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable directly to FSB Bancorp, Inc.; or

(ii)	authorizing us to withdraw available funds (without any early withdrawal penalty) from your Fairport Savings Bank deposit account(s), other than individual retirement accounts (IRAs).

Fairport Savings Bank is not permitted to lend funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use a Fairport Savings Bank line of credit check or any type of third party check to pay for shares of common stock. Please do not submit cash. No wire transfer will be accepted without our prior approval. You may not authorize direct withdrawal from a Fairport Savings Bank individual retirement account, or IRA. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to FSB Community or authorization to withdraw funds from one or more of your Fairport Savings Bank deposit accounts, provided that the stock order form is received before 4:00 p.m., Eastern Time, on [expiration date], which is the end of the subscription offering period. You may submit your stock order form and payment by mail using the stock order

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reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our main office, located at 45 South Main Street, Fairport, New York, which is open between 9:00 a.m. to 4:00 p.m., Monday through Friday. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Please do not mail stock order forms to Fairport Savings Bank’s offices.

Please see “The Conversion and Offering— Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. If you wish to use some or all of the funds in your Fairport Savings Bank individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date]expiration date, for assistance with purchases using your individual retirement account or other retirement account you may have at Fairport Savings Bank or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the stock offering.

Market for Common Stock

Existing publicly held shares of FSB Community’s common stock are quoted on the OTC Pink Marketplace (OTCPK) operated by the OTC Markets Group under the trading symbol “FSBC.” Upon completion of the conversion, the shares of common stock of FSB Bancorp will be exchanged for the existing shares of FSB Community, and we expect the shares of FSB Bancorp common stock will also be quoted on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC.” Following completion of the conversion, if we meet the Nasdaq listing requirements, we will use our best efforts to obtain approval for our shares of common stock to trade on the Nasdaq Stock Market. As of May 2, 2016 , FSB Community had approximately __________ registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Our Dividend Policy

FSB Community has never paid dividends. No decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and stock offering. The amount of dividends to be paid will be subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

For information regarding our proposed dividend policy, see “Our Dividend Policy.” For information regarding our recent dividend payment history, see “Selected Consolidated Financial and Other Data” and “Market for the Common Stock.”

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Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 30,450 shares of common stock in the offering, representing 4.0% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 62,226 shares of common stock, or 4.3% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of FSB Bancorp.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for purchasing shares of common stock in the subscription and community offerings is 4:00 p.m., Eastern Time, on [expiration date], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 4:00 p.m., Eastern Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) may result in the loss of your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

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Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of FSB Community Bankshares, MHC (depositors and certain borrowers of Fairport Savings Bank) as of May 2, 2016 ;

•	The plan of conversion is approved by FSB Community stockholders holding at least two-thirds of the outstanding shares of common stock of FSB Community as of May 2, 2016 , including shares held by FSB Community Bankshares, MHC;

•	The plan of conversion is approved by FSB Community stockholders holding at least a majority of the outstanding shares of common stock of FSB Community as of May 2, 2016 , excluding shares held by FSB Community Bankshares, MHC;

•	We sell at least the minimum number of shares of common stock offered in the offering;

•	We receive approval from the Federal Reserve Board; and

•	The New York State Department of Financial Services approves FSB Bancorp’s acquisition of control of Fairport Savings Bank and an amendment to Fairport Savings Bank’s Organization Certificate to provide for a liquidation account.

FSB Community Bankshares, MHC intends to vote its shares in favor of the plan of conversion. At May 2, 2016 , FSB Community Bankshares, MHC owned 53.2% of the outstanding shares of common stock of FSB Community. The directors and executive officers of FSB Community and their affiliates owned ______________ shares of FSB Community, or ______________% of the outstanding shares of common stock and __________% of the outstanding shares of common stock excluding shares held by FSB Community Bankshares, MHC. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 765,000 shares of common stock, we may take several steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

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(ii)	seek regulatory approval to extend the offering beyond [extension date], so long as we resolicit subscribers who previously submitted subscriptions in the offering; and/or

(iii)	increase the shares purchased by the employee stock ownership plan.

If we extend the offering past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering. If our pro forma market value at that time is either below $14.4 million or above $19.4 million, then, after consulting with the Federal Reserve Board, we may:

•	terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.05 % per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meetings of members of FSB Community Bankshares, MHC and stockholders of FSB Community that have been called to vote on the conversion, and at any time after these approvals with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.05 % per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of Fairport Savings Bank employees, to purchase up to 4% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Currently, we have no stock-based benefit plans. We intend to implement one or more stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (i) up to 4% of the shares of common stock outstanding following the offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock outstanding following the offering for issuance pursuant to the exercise of stock options by key employees and directors. If a

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stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the number of shares that would be reserved for issuance under these plans.

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares outstanding following the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased
			As a Percentage	Dilution Resulting	Value of Grants (1)
	At Minimum of Offering Range	At Maximum of Offering Range	of Common Stock to be Outstanding Following the Offering	From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range

Employee stock ownership plan	30,600	41,400	2.1%	N/A (2)	$306,000	$414,000
Restricted stock awards	57,407	77,669	4.0	3.85%	574,070	776,690
Stock options	143,518	194,712	10.0	9.09%	401,850	543,682
Total	231,525	313,241	16.1%	12.28%	$1,281,920	$1,734,372

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.80 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 2.27%; and expected volatility of 14.13%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

The following table presents information as of December 31, 2015 regarding our employee stock ownership plan and our proposed stock-based benefit plan. The table below assumes that 1,941,719 shares are outstanding after the offering, which includes the sale of 1,035,000 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of FSB Community using an exchange ratio of 1.0879. It also assumes that the value of the stock is $10.00 per share.

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Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2007 offering (1)		76,123	(2)	$761,225		3.92%
Shares to be purchased in this offering		41,400		414,000		2.13
Total employee stock ownership plan shares		117,523		$1,175,225		6.05%

Restricted Stock Awards:	Directors, Officers and Employees
Total shares of restricted stock		77,669		$776,688	(3)	4.00%

Stock Options:	Directors, Officers and Employees
Total stock options		194,172		$543,682	(4)	10.00%

Total of stock benefit plans		389,364		$2,495,595		20.05%

(1)	The number of shares indicated has been adjusted for the 1.0879 exchange ratio at the maximum of the offering range.
(2)	As of December 31, 2015, 34, 550 of these shares, or 31, 487 shares prior to adjustment for the exchange, have been allocated to participants and 41,868 shares (38,485 shares before adjustment) remain unallocated.
(3)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.

(4) The weighted-average fair value of stock options has been estimated at $2.80 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, 10 years; expected volatility, 14.13%; and risk-free rate of return, 2.27%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Tax Consequences

FSB Community Bankshares, MHC, FSB Community, Fairport Savings Bank and FSB Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of Bonadio & Co., LLP regarding the material New York tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to FSB Community Bankshares, MHC, FSB Community, Fairport Savings Bank, FSB Bancorp, persons eligible to subscribe in the subscription offering, or existing stockholders of FSB Community (except for cash paid for fractional shares). Existing stockholders of FSB Community who receive cash in lieu of fractional shares of FSB Bancorp will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

Although we are an “emerging growth company,” we have elected not to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

Additionally, we are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation

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payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. However, we will also not be subject to the auditor attestation requirement or additional executive compensation disclosures so long as we remain a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is [Stock center number]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

Due to the high concentration of one- to four-family residential mortgage loans in our loan portfolio and the prolonged low interest rate environment, the average yield on our loan portfolio is low.

Historically, the vast majority of our loan portfolio has consisted of longer-term (up to 30 years) fixed-rate one- to four-family residential mortgage loans. In recent years, we have sold newly originated fixed-rate one- to four-family residential mortgage loans with terms of 15 years or longer, but such loans will likely continue to comprise a large percentage of our interest-earning assets. At December 31, 2015, our one- to four-family residential mortgage loan portfolio totaled $177.0 million, or 87.5% of total loans. Traditionally one- to four-family residential mortgage loans have lower interest rate yields than commercial real estate or commercial and industrial loans because one- to four-family residential mortgage loans have less credit risk. During the prolonged low interest rate environment, the average yield on our one- to four-family residential mortgage loans has decreased. As a result, the average yield on our one- to four-family residential mortgage loan portfolio decreased 114 basis points to 4.13% for the year ended December 31, 2015 from 5.27% for the year ended December 31, 2011.

Our strategy following the offering is to grow our commercial real estate and commercial and industrial loan portfolios. However, if we are unable to leverage the net proceeds of the offering with higher yielding assets our ability to generate or increase our interest income will be compromised, which will reduce our profitability.

Future changes in interest rates may reduce our profits.

Our profitability, like that of most financial institutions, depends to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.

If interest rates rise, and if rates on our deposits reprice upwards faster than the rates on our long-term loans and investments, we would experience compression of our interest rate spread, which would have a negative effect on our profitability. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase. Conversely, decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to redeploy such loan or securities proceeds into lower-yielding assets, which would also negatively impact our interest income.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect our ability to originate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings.

At December 31, 2015, our “rate shock” analysis indicates that our economic value of equity would decrease by $15.6 million, or 52.8%, if there was an instantaneous 200 basis point increase in market interest rates. However, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet or projected operating results. For further discussion of

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how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Interest Rate Risk.”

Income from secondary mortgage market operations is volatile, and we may incur losses with respect to our secondary mortgage market operations that could negatively affect our earnings.

A key component of our strategy is to continue to sell in the secondary market the longer term, conforming fixed-rate residential mortgage loans that we originate, earning other income in the form of gains on sale. For the year ended December 31, 2015, loan sales made up approximately 50% of our other income. When interest rates rise, the demand for mortgage loans tends to fall and may reduce the number of loans we can originate for sale. Weak or deteriorating economic conditions also tend to reduce loan demand. If the loan demand for conforming fixed-rate residential mortgage loans decreases or we are unable to sell such loans for an adequate profit, then our other income will likely decline which would adversely affect our earnings.

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Our business strategy includes growth in assets, deposits and the scale of our operations. Achieving our growth targets will require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced employees, the continued availability of desirable business opportunities, the competitive responses from other financial institutions in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected.

Because we intend to increase our commercial and multi-family real estate, commercial and construction loan originations, our lending risk will increase and downturns in the real estate market or local economy could adversely affect our earnings.

Commercial real estate, multi-family and commercial loans generally have more risk than residential mortgage loans. Because the repayment of commercial real estate, multi-family and commercial loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the real estate market or the local economy. Commercial real estate, multi-family and commercial loans may also involve relatively large loan balances to individual borrowers or groups of related borrowers. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business thereby increasing the risk of non-performing loans. Also, many of our multi-family and commercial real estate and commercial business borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a residential mortgage loan. Further, unlike residential mortgages or multi-family and commercial real estate loans, commercial and industrial loans may be secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may be more difficult to appraise and may be more susceptible to fluctuation in value at default. As our commercial real estate, multi-family and commercial loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

Construction loans involve risks attributable to the fact that loan funds are secured by a project under construction, and the project is of uncertain value prior to its completion. It can be difficult to accurately evaluate the total funds required to complete a project, and construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If we are forced to foreclose on a project prior to completion, we may be unable to recover the entire unpaid portion of the loan. In addition, we may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time, any of which could adversely affect our business, financial condition and results of operations.

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Our cost of operations is high relative to our revenues.

Our non-interest expense increased to $9.0 million for the year ended December 31, 2015 from $8.3 million for the year ended December 31, 2014. We continue to analyze our expenses and achieve efficiencies where available. Although we strive to generate increases in both net interest income and non-interest income, our efficiency ratio remains high as a result of operating expenses. Our efficiency ratio totaled 93.24% and 89.61% for the years ended December 31, 2015 and 2014, respectively.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in Western New York and more specifically the New York communities in and surrounding Monroe, Livingston, Ontario, Orleans, Wayne, Jefferson and Erie Counties, New York. Local economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. Almost all of our loans in our portfolio are to borrowers located in, or are secured by collateral located in, the New York communities in and surrounding Monroe County, New York.

A deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease.

Lending is inherently risky and we are exposed to the risk that our borrowers may default on their obligations. A borrower’s default on its obligations may result in lost principal and interest income and increased operating expenses as a result of the allocation of management’s time and resources to the collection and work-out of the loan. In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, we may have to charge-off the loan in whole or in part. In such situations, we may acquire real estate or other assets, if any, that secure the loan through foreclosure or other similar available remedies, and the amount owed under the defaulted loan may exceed the value of the assets acquired.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and

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delinquency experience, and we evaluate other factors including, among other things, current economic conditions. If our assumptions are incorrect, or if delinquencies or non-performing loans increase, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance, which could materially decrease our net income. Our allowance for loan losses was $811,000, or 0.40% of total loans at December 31, 2015.

In addition, bank regulators periodically review our allowance for loan losses and, based on their judgments and information available to them at the time of their review, may require us to increase our allowance for loan losses or recognize further loan charge-offs. An increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may reduce our net income and our capital, which may have a material adverse effect on our financial condition and results of operations.

If our nonperforming assets increase, our earnings will be adversely affected.

At December 31, 2015, our nonperforming assets, which consist solely of non-performing loans totaled $82,000, or 0.03% of total assets.  Our nonperforming assets adversely affect our net income in various ways:

•	we record interest income only on the cash basis or cost-recovery method for non-accrual loans and we do not record interest income for other real estate owned;

•	we must provide for probable loan losses through a current period charge to the provision for loan losses;

•	non-interest expense increases when we write down the value of properties in our other real estate owned portfolio to reflect changing market values;

•	there are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees; and

•	the resolution of nonperforming assets requires the active involvement of management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our nonperforming assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our financial condition and results of operations.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our ability to originate larger loans is limited by our lower loans to one borrower limit, which reduces our ability to compete for certain types of loans, in particular higher yielding commercial loans, and can reduce our interest income. Our lower earnings also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base makes it difficult to generate meaningful non-interest income. Finally, as a smaller institution, we are disproportionately affected by the ongoing increased costs of compliance with banking and other regulations.

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Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis. Our profitability depends upon our continued ability to successfully compete in our market area. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. For additional information see “Business of Fairport Savings Bank—Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued industry consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services than we can as well as better pricing for those products and services.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Fairport Savings Bank and FSB Community are subject to extensive regulation, supervision and examination by the New York State Department of Financial Services, the Federal Deposit Insurance Corporation and the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of federal deposit insurance funds and the depositors and borrowers of Fairport Savings Bank, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firms. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations, and our interpretation of those changes.

The Dodd-Frank Act has significantly changed the bank regulatory structure and affects the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies have been given significant discretion in drafting the implementing rules and regulations, many of which are not in final form. The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks with more than $10 billion in assets. Banks with $10 billion or less in assets continue to be examined for compliance with consumer laws by their primary bank regulators. The Dodd-Frank Act

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also weakened the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorneys general the ability to enforce federal consumer protection laws.

The full impact of the Dodd-Frank Act on our business will not be known until all regulations affecting community banks under the statute are implemented. As a result, at this time we do not know the full extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with the Dodd-Frank Act and its implementing regulations and policies has already resulted in changes to our business and operations, as well as additional costs, and has diverted management’s time from other business activities, which adversely affects our financial condition and results of operations.

We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

In July 2013, the federal banking agencies approved a final rule implementing the regulatory capital reforms from the Basel Committee on Banking Supervision (“Basel III”) and changes required by the Dodd-Frank Act.

The final rule includes new minimum risk-based capital and leverage ratios, which were effective for us on January 1, 2015, and refines the definition of what constitutes “capital” for calculating these ratios. The new minimum capital requirements are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from prior rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for calculating regulatory capital requirements unless a one-time opt-out is exercised. Fairport Savings Bank has elected to opt out of the requirement under the final rule to include certain “available-for-sale” securities holdings for calculating its regulatory capital requirements. The final rule also establishes a “capital conservation buffer” of 2.5%, and, when fully phased in, will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement began being phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

We have analyzed the effects of these new capital requirements, and we believe that, upon completion of the offering, Fairport Savings Bank would meet all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in full effect as of December 31, 2015.

The application of more stringent capital requirements likely will result in lower returns on equity, and could require raising additional capital in the future, or result in regulatory actions if we are unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, change our business models, and/or increase our holdings of liquid assets. The implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying dividends or repurchasing our shares. Specifically, beginning in 2016, Fairport Savings Bank’s ability to pay dividends to FSB Bancorp will be limited if it does not have the capital conservation buffer required by the new capital rules, which may further limit FSB Bancorp’s ability to pay dividends to stockholders. See “Supervision and Regulation—Federal Bank Regulation—Capital Requirements.”

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected,

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financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or establishing new branches. During the last year, several banking institutions have received large fines for non-compliance with these laws and regulations. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations.

We face significant operational risks because the nature of the financial services business involves a high volume of transactions.

We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or persons outside our company, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of operational deficiencies or as a result of non-compliance with applicable regulatory standards, adverse business decisions or their implementation, or customer attrition due to potential negative publicity. In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, we could suffer financial loss, face regulatory action, and/or suffer damage to our reputation.

Cyber-attacks or other security breaches could adversely affect our operations, net income or reputation.

We regularly collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and others and concerning our business, operations, plans and strategies. In some cases, this confidential or proprietary information is collected, compiled, processed, transmitted or stored by third parties on our behalf.

Information security risks have generally increased in recent years because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial and other transactions and the increased sophistication and activities of perpetrators of cyber-attacks and mobile phishing. Mobile phishing, a means for identity thieves to obtain sensitive personal information through fraudulent e-mail, text or voice mail, is an emerging threat targeting the customers of popular financial entities. A failure in or breach of our operational or information security systems, or those of our third-party service providers, as a result of cyber-attacks or information security breaches or due to employee error, malfeasance or other disruptions, could adversely affect our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs or cause losses.

If this confidential or proprietary information were to be mishandled, misused or lost, we could be exposed to significant regulatory consequences, reputational damage, civil litigation and financial loss.

P hysical, procedural and technological safeguards designed to protect confidential and proprietary information from mishandling, misuse or loss, do not provide absolute assurance that mishandling, misuse or loss of information will not occur, and if mishandling, misuse or loss of information does occur, that those events will be promptly detected and addressed. Similarly, when confidential or proprietary information is collected, compiled, processed, transmitted or stored by third parties on our behalf, our policies and procedures require that the third party agree to maintain the confidentiality of the information, establish and maintain policies and procedures designed to preserve the confidentiality of the information, and permit us to confirm the third party’s compliance with the terms of the agreement. As information security risks and cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities.

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Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. However, our policies and procedures are designed to prevent or limit the impact of system failures, interruptions, and security breaches but may not be adequate . In addition, any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide the security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource a majority of our data processing to third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruptions, or breaches of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend upon the services of the members of our senior management team to implement our business strategy and execute our operations. Our management team is comprised of experienced executives, with our Chief Executive Officer and Chief Operating and Financial Officer, having 43 years and 36 years, respectively of financial institutions experience. Members of our senior management team and lending personnel who have expertise and key business relationships in our markets could be difficult to replace. The loss of these persons or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete. See “Management.”

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

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We are a community bank and our ability to maintain our reputation is critical to the success of our business , and the failure to do so may materially adversely affect our performance.

We are a community bank and our reputation is one of our most valuable assets . A key component of our business strategy is to take advantage of our reputation for customer service and knowledge of local markets to expand our presence by pursuing new business opportunities with existing and prospective customers in our market area and contiguous areas. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers. If our reputation is negatively affected by the actions of our employees, or by our inability to conduct our operations in a manner that is appealing to current or prospective customers, our business and operating results may be materially adversely affected.

We are subject to environmental liability risk associated with lending activities.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties , regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our loan foreclosure policy, which requires us to perform an environmental review before initiating any foreclosure action on non-residential real property , may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of FSB Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

FSB Community does not have an active trading market for its common stock and an active trading market for FSB Bancorp’s common stock may not develop.

FSB Community’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “FSBC.”  Upon completion of the conversion, the common stock of FSB Bancorp will replace the existing shares, and we expect the common stock will also be quoted on the OTC Pink

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Marketplace (OTCPK) operated by OTC Markets Group.  Following completion of the conversion, if we meet the Nasdaq listing requirements, we will use our best efforts to obtain approval for our shares of common stock to trade on the Nasdaq Stock Market . FSB Community does not have an active trading market for its common stock and an active public trading market for FSB Bancorp’s common stock may not develop or be sustained after the stock offering.  If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could depress the market price.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $6. 2 million and $7.3 million of the net proceeds of the offering in Fairport Savings Bank. We may use any remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. Fairport Savings Bank may use the net proceeds it receives to fund new loans, develop new products and services, expand its office network by establishing additional loan production offices, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the New York State Department of Financial Services, the Federal Deposit Insurance Corporation or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity is low and will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt, and may be negatively affected by higher minimum regulatory capital requirements. Until we can increase our net interest income and non-interest income, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock outstanding following the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased in the offering and for our new stock-based benefit plans has been estimated to be approximately $20,000 ($12,000 after tax) at the maximum of the offering range as set forth in the pro forma financial information under

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“Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the stock-based benefit plans through open market purchases, stockholders would experience a 12.28% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 10% and 4%, respectively, of the shares outstanding following the offering, and all such stock options are exercised. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, the stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock outstanding following the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of FSB Bancorp without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must obtain the approval of the Federal Reserve Board before acquiring control of a savings and loan holding company. Historically, the Federal Reserve Board and the Office of Thrift Supervision (its predecessor regulator of savings and loan holding companies) have not approved the acquisition of 10% or more of a converted savings institution’s voting stock for three years following the conversion. Moreover, there also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more

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difficult for companies or persons to acquire control of FSB Bancorp without the consent of our board of directors. Taken as a whole, these statutory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on Acquisition of FSB Bancorp” and “Management—Benefits to be Considered Following Completion of the Conversion.”

You may not revoke your decision to purchase FSB Bancorp common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the offering is increased to more than 1,035,000 shares or decreased to fewer than 765,000 shares.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the JOBS Act. We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the additional level of review of our internal control over financial reporting that may occur when outside auditors attest to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors and certain borrowers of Fairport Savings Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of FSB Community and its subsidiaries as of and for the periods indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding FSB Community contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The information at December 31, 2015 and 2014 and for the years then ended is derived in part from the audited consolidated financial statements that appear in this prospectus. The other information presented in these tables is derived in part from audited consolidated financial statements that do not appear in this prospectus.

	2015	2014	2013	2012	2011
	(In thousands)
Selected Financial Condition Data:

Total assets	$255,807	$246,194	$237,474	$215,981	$223,251
Cash and cash equivalents	6,147	4,335	5,898	6,381	9,037
Securities available for sale	19,968	21,982	36,376	42,390	68,410
Securities held to maturity	12,979	17,402	6,928	7,058	7,230
Loans, net	201,830	188,830	177,001	147,515	126,742
Loans held for sale	3,880	2,921	1,309	2,521	1,535
Deposits	185,561	175,307	180,013	163,667	177,161
Borrowings	46,092	47,925	36,977	30,290	24,178
Stockholders’ equity	21,760	21,204	19,595	20,781	20,843

	For the Years Ended December 31,
	2015	2014	2013	2012	2011
	(In thousands)
Selected Data:

Interest and dividend income	$8,920	$8,653	$7,842	$7,660	$7,985
Interest expense	1,995	1,845	1,894	2,260	2,797
Net interest income	6,925	6,808	5,948	5,400	5,188
Provision for loan losses	158	127	90	40	30
Net interest income after provision for loan losses	6,767	6,681	5,858	5,360	5,158
Other income	2,835	2,581	2,496	2,577	1,367
Other expense	8,953	8,299	7,993	7,924	6,711
Income before income taxes	649	963	361	13	(186)
Provision (benefit) for income taxes	136	303	70	(43)	(114)
Net income (loss)	$513	$660	$291	$56	$(72)

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	At or For the Years Ended December 31,
	2015	2014	2013	2012	2011

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	0.21%	0.27%	0.13%	0.03%	(0.03)%
Return on average equity	2.36%	3.15%	1.42%	0.27%	(0.35)%
Interest rate spread (1)	2.83%	2.88%	2.71%	2.54%	2.43%
Net interest margin (2)	2.91%	2.95%	2.79%	2.63%	2.55%
Efficiency ratio (3)	93.24%	89.61%	94.66%	99.24%	102.38%
Basic earnings per share	$0.29	$0.38	$0.17	$0.03	$(0.04)
Diluted earnings per share	$0.29	$0.38	$0.17	$0.03	$(0.04)
Other expense to average total assets	1.14%	3.44%	3.57%	3.66%	3.14%
Average interest-earning assets to average interest-bearing liabilities	109%	109%	109%	109%	110%

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.03%	0.03%	0.02%	—%	0.15%
Non-performing loans as a percent of total loans	0.04%	0.04%	0.03%	—%	0.26%
Allowance for loan losses as a percent of non-performing loans	994.92%	883.71%	939.29%	—%	126.60%
Allowance for loan losses as a percent of total loans	0.40%	0.34%	0.30%	0.29%	0.32%
Net charge-offs to average outstanding loans during the year	—%	—%	—%	0.01%	0.01%

Capital Ratios: (4)
Common equity tier 1 capital (to risk weighted assets)	14.53%	N/A	N/A	N/A	N/A
Tier 1 leverage (core) capital (to adjusted tangible assets)	7.85%	7.24%	7.23%	7.83%	7.63%
Tier 1 risk-based capital (to risk weighted assets)	14.53%	14.65%	14.82%	16.79%	18.98%
Total risk-based capital (to risk weighted assets)	15.12%	15.19%	15.28%	17.23%	19.45%
Average equity to average total assets	8.73%	8.69%	9.17%	9.64%	9.66%

Other Data:
Number of full service offices	5	5	5	5	5

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Capital ratios are for Fairport Savings Bank. FSB Community was not subject to capital requirements for any time period in the table.
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RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of FSB Community and its subsidiaries for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding FSB Community contained elsewhere in this prospectus, including the consolidated audited financial statements beginning on page F-1 of this prospectus. The information at December 31, 2015 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at March 31, 2016 and for the three months ended March 31, 2016 and 2015 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2016 are not necessarily indicative of the results for all of fiscal 2016 or any other period.

	At March 31,	At December 31,
	2016	2015
	(In thousands)
	(Unaudited)
Selected Financial Condition Data:
Total assets	$257,782	$255,807
Cash and cash equivalents	8,112	6,147
Securities available for sale	19,284	19,968
Securities held to maturity	9,556	12,979
Loans, net	205,708	201,830
Loans held for sale	3,907	3,880
Deposits	187,589	185,561
Borrowings	46,697	46,092
Stockholders’ equity	22,023	21,760

	For the Three Months Ended March 31,
	2016	2015
	(In thousands)
	(Unaudited)
Selected Data:

Interest and dividend income	$2,267	$2,192
Interest expense	546	464
Net interest income	1,721	1,728
Provision for loan losses	45	38
Net interest income after provision for loan losses	1,676	1,690
Other income	671	462
Other expense	2,278	2,067
Income before income taxes	69	85
Income tax benefit	(8)	(2)
Net income	$77	$87

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	At or For the Three Months Ended March 31,
	2016	2015

Selected Financial Ratios and Other Data(5):

Performance Ratios:
Return on average assets	0.12%	0.14%
Return on average equity	1.41%	1.63%
Interest rate spread (1)	2.74%	2.89%
Net interest margin (2)	2.82%	2.96%
Efficiency ratio (3)	95.24%	94.42%
Basic earnings per share	$0.04	$0.05
Diluted earnings per share	$0.04	$0.05
Average interest-earning assets to average interest-bearing liabilities	110%	109%

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.05%	0.03%
Non-performing loans as a percent of total loans	0.06%	0.04%
Allowance for loan losses as a percent of non-performing loans	626.18%	933.73%
Allowance for loan losses as a percent of total loans	0.41%	0.36%
Net charge-offs to average outstanding loans during the period	—%	—%

Capital Ratios: (4)
Common equity tier 1 capital (to risk weighted assets)	14.18%	14.65%
Tier 1 leverage (core) capital (to adjusted tangible assets)	7.82%	7.31%
Tier 1 risk-based capital (to risk weighted assets)	14.18%	14.65%
Total risk-based capital (to risk weighted assets)	14.79%	15.21%
Average equity to average total assets	8.59%	8.73%

Other Data:
Number of full service offices	5	5

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percentage of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Capital ratios are for Fairport Savings Bank. FSB Community was not subject to capital requirements for any time period in the table.
(5)	Ratios are annualized where appropriate.

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Comparison of Financial Condition at March 31, 2016 and at December 31, 2015

Total Assets. Total assets increased $2.0 million, or 0.8%, to $257.8 million at March 31, 2016 from $255.8 million at December 31, 2015, reflecting increases in cash and cash equivalents and net loans receivable, partially offset by decreases in securities held-to-maturity.

Net loans receivable increased $3.9 million, or 1.9%, to $205.7 million at March 31, 2016 from $201.8 million at December 31, 2015. In the first quarter of 2016, we continued to grow our commercial real estate and multi-family loan portfolios. Commercial real estate and multi-family loans increased $1.4 million, or 16.0%, to $10.1 million at March 31, 2016 from $8.7 million at December 31, 2015. One- to four-family residential real estate loans increased $1.6 million, or 0.9%, to $178.7 million at March 31, 2016 from $177.0 million at December 31, 2015. In the first quarter of 2016, we sold $11.4 million in conventional longer term mortgage loans and correspondent FHA and VA mortgages to reduce interest rate risk. Mortgage loans held for sale at both March 31, 2016 and December 31, 2015 were $3.9 million. Mortgage loans serviced for others increased by $5.1 million, or 5.9%, to $90.9 million at March 31, 2016 compared to $85.9 million at December 31, 2015 as a result of our increased secondary market sales. Home equity lines of credit increased $564,000, or 3.9%, to $15.1 million at March 31, 2016 from $14.5 million at December 31, 2015.

Cash and cash equivalents, primarily interest-earning deposits at the Federal Reserve Bank and the Federal Home Loan Bank, increased by $2.0 million, or 32.0%, to $8.1 million at March 31, 2016 from $6.1 million at December 31, 2015, in order to maintain a strong liquidity position in anticipation of funding loan commitments in the second quarter of 2016.

Securities available-for-sale decreased by $684,000, or 3.4%, to $19.3 million at March 31, 2016 from $20.0 million at December 31, 2015. The decrease was primarily due to maturities, calls, sales and principal repayments of $4.7 million, partially offset by purchases of $3.9 million in new securities, primarily U.S. Government and agency obligations, and an increase in the fair market value of available-for-sale securities of $96,000.

Securities held-to-maturity decreased $3.4 million, or 26.4%, to $9.6 million at March 31, 2016 from $13.0 million at December 31, 2015 due to calls and principal repayments of $3.5 million. We did not purchase any held-to maturity securities in the first quarter of 2016.

Deposits and Borrowings. Total deposits increased $2.0 million, or 1.1%, to $187.6 million at March 31, 2016 from $185.6 million at December 31, 2015. The increase in our deposits reflected a $3.0 million increase in interest-bearing transaction accounts, primarily NOW and money market accounts, partially offset by a $412,000 decrease in non-interest-bearing checking accounts and a decrease of $604,000 in certificates of deposit, including individual retirement accounts. Total borrowings from the Federal Home Loan Bank of New York increased $605,000, or 1.3%, to $46.7 million at March 31, 2016 from $46.1 million at December 31, 2015.

Stockholders’ Equity. Stockholders’ equity increased $263,000, or 1.2%, to $22.0 million at March 31, 2016 from $21.8 million at December 31, 2015. The increase resulted from the $77,000 in net income, an increase of $176,000 in accumulated other comprehensive income and an increase of $10,000 resulting from the release of ESOP shares from the suspense account.

Comparison of Operating Results for the Three Months Ended March 31, 2016 and 2015

General. Net income decreased $10,000, or 11.5%, to $77,000 for the quarter ended March 31, 2016 from $87,000 for the quarter ended March 31, 2015. The quarter over quarter decrease was attributable to an increase in other expense of $211,000, a $7,000 increase in the provision for loan losses and a decrease in net interest income of $7,000, partially offset by a $209,000 increase in other income and an increase in the benefit for income taxes of $6,000.

Interest and Dividend Income. Total interest and dividend income increased $75,000, or 3.4%, to $2.3 million for the quarter ended March 31, 2016 from $2.2 million for the quarter ended March 31, 2015. The increase resulted from a $10.5 million increase quarter over quarter in average interest-earning assets, primarily loans, partially

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offset by a four basis points decrease in the average yield earned on interest-earning assets from 3.75% for the three months ended March 31, 2015 to 3.71% for the three months ended March 31, 2016.

Interest income on loans increased $115,000, or 5.8%, to $2.1 million for the quarter ended March 31, 2016 from $2.0 million for the quarter ended March 31, 2015, reflecting a $15.8 million increase in the average balance of loans to $206.4 million for the three months ended March 31, 2016 from $190.6 million for the three months ended March 31, 2015, partially offset by a nine basis points decrease in the average yield earned on loans for the three months ended March 31, 2016 as compared to the same period in 2015. The increase in the average balance of loans was due to our focus on increasing our portfolio of one- to four-family adjustable-rate residential mortgages, commercial and multi-family real estate loans, home equity lines of credit, and to a lesser extent, one- to four- family fixed-rate mortgages during the three months ended March 31, 2016 as compared to the same period in 2015. The average yield on loans decreased to 4.04% for the three months ended March, 31, 2016 from 4.13% for the three months ended March 31, 2015, reflecting decreases in market interest rates on loan products, primarily residential mortgages.

Interest income on taxable investment securities decreased $30,000 to $98,000 for the three months ended March 31, 2016, from $128,000 for the three months ended March 31, 2015. The average balance of taxable investment securities decreased $4.3 million, or 23.4%, to $14.1 million for the three months ended March 31, 2016 from $18.4 million for the three months ended March 31, 2015 as a portion of the cash flow from the portfolio was redeployed to fund loan growth. The average yield on taxable securities remained unchanged when comparing the first quarters of 2016 and 2015. Interest income on mortgage-backed securities decreased $13,000 to $58,000 for the three months ended March 31, 2016, from $71,000 for the three months ended March 31, 2015, reflecting a decrease in the average yield on mortgage-backed securities of four basis points to 1.54% for the three months ended March 31, 2016 from 1.58% for the three months ended March 31, 2015, along with a decrease in the average balance of mortgage-backed securities of $3.0 million, or 16.4%, to $15.1 million for the three months ended March 31, 2016 from $18.1 million for the three months ended March 31, 2015. Mortgage-backed securities yields and balances decreased primarily due to faster prepayments on the mortgage-backed securities portfolio during the three months ended March 31, 2016 as compared to the same period in 2015. Interest income on tax-exempt securities was $23,000 for both quarters ended March 31, 2016 and 2015. The average balance of state and municipal securities decreased by $207,000, or 4.3%, from $4.9 million for the three months ended March 31, 2015 to $4.6 million for the three months ended March 31, 2016, while the average tax equivalent yield increased by 13 basis points to 2.98% for the three months ended March 31, 2016 from 2.85% for the three months ended March 31, 2015 as lower yielding state and municipal securities matured and were replaced by higher yielding state and municipal securities.

Total Interest Expense. Total interest expense increased $82,000, or 17.7%, to $546,000 for the quarter ended March 31, 2016 from $464,000 for the quarter ended March 31, 2015. The increase in total interest expense reflected in part the effects of an increase in the average balance of deposits of $11.1 million, partially offset by a decrease in the average balance of borrowings of $1.9 million. The increase also reflected an increase in the average cost of interest-bearing liabilities of 11 basis points from 0.86% for the three months ended March 31, 2015 to 0.97% for the three months ended March 31, 2016 largely as a result of higher market interest rates paid on deposits, primarily promotional certificates of deposit made during 2015.

Interest expense on deposits increased $83,000, or 29.7%, to $362,000 for the three months ended March 31, 2016 from $279,000 for the three months ended March 31, 2015. The average cost of deposits increased to 0.82% for the three months ended March 31, 2016 from 0.67% for the three months ended March 31, 2015, primarily reflecting higher rates paid on promotional certificates of deposit during 2015. The average cost of certificates of deposit (including individual retirement accounts) increased by 21 basis points to 1.22% during the three months ended March 31, 2016 from 1.01% during the three months ended March 31, 2015. The average balance of certificates of deposit (including individual retirement accounts) increased by $9.6 million from $91.5 million for the three months ended March 31, 2015 to $101.1 million for the three months ended March 31, 2016. The average balance of transaction accounts, traditionally our lower cost deposit accounts, increased by $2.4 million to $83.3 million for the three months ended March 31, 2016 from $80.9 million for the three months ended March 31, 2015, along with a slight increase in the average cost of transaction accounts of one basis point to 0.25% for the three months ended March 31, 2016 from 0.24% for the three months ended March 31, 2015.

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At March 31, 2016, we had $49.4 million of certificates of deposit, including individual retirement accounts, scheduled to mature throughout the remainder of 2016. Based on current market interest rates, we expect that the cost of these deposits upon renewal will be at a similar cost to us as their current contractual rates.

Interest expense on borrowings decreased $1,000 from $185,000 for the quarter ended March 31, 2015 to $184,000 for the quarter ended March 31, 2016, due to a $1.9 million decrease in our average balance of borrowings with the Federal Home Loan Bank from $48.5 million for the three months ended March 31, 2015 compared to $46.6 million for the three months ended March 31, 2016, partially offset by an increase in the average cost of these funds from 1.52% for the three months ended March 31, 2015 to 1.58% for the three months ended March 31, 2016.

Net Interest Income. Net interest income decreased $7,000, or 0.4%, to $1.7 million for the quarter ended March 31, 2016. Our net interest margin for the quarter ended March 31, 2016 decreased 14 basis points to 2.82% from 2.96% for the quarter ended March 31, 2015, due to an increase in the average cost of interest-bearing liabilities of ten basis points from 0.79% for the three months ended March 31, 2015 to 0.89% for the three months ended March 31, 2016 in addition to a decrease in the average yield on our interest-earning assets of four basis points from 3.75% for the three months ended March 31, 2015 to 3.71% for the three months ended March 31, 2016. Our interest rate spread decreased 15 basis points from 2.89% during the three months ended March 31, 2015 to 2.74% during the three months ended March 31, 2016.

Provision for Loan Losses. We establish provisions for loan losses which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb credit losses inherent in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan, and the levels of non-performing and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or conditions change. We assess the allowance for loan losses on at least a quarterly basis and make provisions for loan losses in order to maintain the allowance.

Based on our evaluation of the above factors, we recorded a $45,000 provision for loan losses for the quarter ended March 31, 2016, compared to a $38,000 provision for loan losses recorded for the quarter ended March 31, 2015. The increase in the three months ended March 31, 2016 was the result of additional general provisions deemed necessary to support an increased balance of loans receivable, primarily commercial real estate, and to a lesser extent, one- to four-family residential real estate, as well as a potentially weaker economy. The allowance for loan losses was $855,000, or 0.41% of net loans outstanding, at March 31, 2016 compared to $691,000, or 0.36% of net loans outstanding, at March 31, 2015.

Other Income. Other income increased by $209,000, or 45.2%, to $671,000 for the three months ended March 31, 2016 compared to $462,000 for the three months ended March 31, 2015. The increase in other income resulted primarily from increases in realized gains on sales of loans, mortgage fee income and fee income, partially offset by a modest decrease in deposit service fees. A substantial portion of the increase in other income was the result of gains on sales of loans which increased $129,000, or 58.9%, to $348,000 for the three months ended March 31, 2016 from $219,000 for the three months ended March 31, 2015. Mortgage fee income increased $69,000, or 68.8%, to $169,000 for the three months ended March 31, 2016 from $100,000 for the three months ended March 31, 2015. Higher mortgage loan origination volume, including loans originated for sale, in the three months ended March 31, 2016 compared to the same period in 2015 produced an increase in both mortgage fee income and realized gain on sales of loans. Fee income from Fairport Wealth Management increased by $18,000, or 37.5%, to $66,000 for the three months ended March 31, 2016 compared to $48,000 for the three months ended March 31, 2015 due to increased sales. Deposit service fees decreased $7,000 during the three months ended March 31, 2016 as compared to the three months ended March 31, 2015.

Other Expense. Other expense increased $211,000, or 10.2%, to $2.3 million for the three months ended March 31, 2016 from $2.1 million for the three months ended March 31, 2015. The increase was the result of increases in salaries and employee benefits expense of $91,000, audit and tax services of $31,000, mortgage fees and taxes of $23,000, directors’ fees of $18,000, data processing costs of $15,000 and equipment expense of $15,000, partially offset by a decrease in advertising expense of $8,000. The increase in salaries and employee benefits

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expense was primarily due to normal annual increases for existing staff and the increased salary costs associated with additional processing and mortgage origination staff for our new mortgage loan origination office located in Buffalo, New York. Audit and tax services increased due to outsourcing internal audit in the first quarter of 2016. Mortgage fees and taxes increased due to the additional volume of mortgage originations for the three months ended March 31, 2016 as compared to the three months ended March 31, 2015. Director fees increased due to the addition of three new directors at the end of 2015. The increase in data processing expenses was due to increased electronic banking costs quarter over quarter. Equipment expense increased due to additional furniture and fixtures and computer costs associated with the new Buffalo loan origination office. Advertising expense decreased as a result of less advertising in the first quarter of 2016 as compared to the first quarter of 2015.

Benefit for Income Taxes. The benefit for income taxes was $8,000 for the quarter ended March 31, 2016, an increase of $6,000 compared to a benefit for income taxes of $2,000 for the quarter ended March 31, 2015. The income tax benefit increased $6,000 in the three months ended March 31, 2016 as compared to the same period in 2015 due to less income before income taxes, the impact of interest and dividends from tax-exempt securities as well as a partial reversal of a component of the deferred tax asset valuation allowance.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, including as a result of Basel III;

•	the impact of the Dodd-Frank Act and the implementing regulations;

•	changes in the quality or composition of our loan or investment portfolios;

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•	technological changes that may be more difficult or expensive than expected;

•	the inability of third party providers to perform as expected;

•	our ability to manage market risk, credit risk and operational risk in the current economic environment;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key employees;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page  17 . Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $6.5 million and $9.2 million.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	765,000 Shares		900,000 Shares		1,035,000 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$7,650		$9,000		$10,350
Less offering expenses	(1,1 9 0)		(1,1 9 0)		(1,1 9 0)
Net offering proceeds	$6, 460	100.0%	$7,8 1 0	100.0%	$9, 160	100.0%

Distribution of net proceeds:
To Fairport Savings Bank	$6, 154	95.3%	$7,1 23	9 1.2%	$7,27 3	79. 4%
To fund loan to employee stock ownership plan	$306	4.7%	$360	4.6%	$414	4.5%
Retained by FSB Bancorp (1)	$—	—%	$3 27	4. 2%	$1, 473	16. 1%

(1)	At December 31, 2015, FSB Community had $1.6 million in cash and investment securities. Following completion of the conversion, the assets of FSB Community will be assumed by FSB Bancorp. If the offering is completed at the minimum of the offering range, at the completion of the conversion, FSB Bancorp will contribute $ 810,000 in cash to Fairport Savings Bank.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Fairport Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription and community offerings and a portion of the shares were sold in a syndicated offering.

FSB Bancorp may use the proceeds it retains, if any, from the offering to invest in securities and for other general corporate purposes. FSB Bancorp may also use the proceeds to pay cash dividends to stockholders or to repurchase shares of our common stock.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax qualified employee stock benefit plans.

Fairport Savings Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to enhance existing products and services, support growth and the development of new products and services;

•	to expand our office network by establishing additional loan production offices;

•	to invest in securities; and

•	for other general corporate purposes.

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Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

FSB Community has never paid dividends. No decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and stock offering. The amount of dividends to be paid will be subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

FSB Bancorp will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by FSB Bancorp in connection with the conversion. The source of dividends will depend on the net proceeds retained by FSB Bancorp and earnings thereon, and dividends from Fairport Savings Bank. In addition, FSB Bancorp will be subject to state law limitations and federal bank regulatory policy on the payment of dividends, including limitations on paying dividends if FSB Bancorp does not meet the capital conservation buffer requirement to be phased in beginning January 2016 as part of the Basel III regulatory capital reforms. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

After the completion of the conversion, Fairport Savings Bank will not be permitted to pay dividends on its capital stock to FSB Bancorp, its sole stockholder, if Fairport Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Fairport Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. Fairport Savings Bank must file an application with the Federal Reserve Board for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of Fairport Savings Bank’s net income for that year to date plus its retained net income for the preceding two years, or Fairport Savings Bank would not be at least adequately capitalized following the distribution.

Under New York law and applicable regulations, Fairport Savings Bank may generally only pay dividends out of net profits. The approval of the Superintendent is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus the retained net profits of the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, no dividends may be declared, credited or paid if the effect thereof would cause Fairport Savings Bank’s capital to be reduced below the amount required by the Superintendent.

Any payment of dividends by Fairport Savings Bank to FSB Bancorp that would be deemed to be drawn from Fairport Savings Bank’s bad debt reserves established prior to 1988, if any, would require a payment of taxes at the then-current tax rate by Fairport Savings Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Fairport Savings Bank does not intend to make any distribution that would create such a federal tax liability. See “The Conversion and Offering—Liquidation Rights.” For further

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information concerning additional federal law and regulations regarding the ability of Fairport Savings Bank to make capital distributions, including the payment of dividends to FSB Bancorp, see “Taxation—Federal Taxation.”

We will file a consolidated federal tax return with Fairport Savings Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

FSB Community’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the symbol “FSBC.” Upon completion of the conversion, the shares of common stock of FSB Bancorp will be exchanged for the existing shares of FSB Community and are expected to also be quoted on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC.” Following completion of the conversion, if we meet the Nasdaq listing requirements, we will use our best efforts to obtain approval for our shares of common stock to trade on the Nasdaq Stock Market. As of May 2, 2016 , FSB Community had approximately __________ registered market makers in its common stock. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

The following table sets forth the high and low trading prices for shares of FSB Community common stock for the periods indicated, as obtained from the OTC Pink Marketplace. We did not declare a dividend for any of the periods listed. As of the close of business on May 2, 2016 , there were 1,779,472 shares of common stock outstanding, including 833,422 publicly held shares (shares held by stockholders other than FSB Community Bankshares, MHC), and approximately ________ stockholders of record.

	Price Per Share
	High		Low
Fiscal Year Ending December 31, 2016
Second quarter (through May 2, 2016 )	$		$
First quarter		$13.95		$10.00

Fiscal Year Ended December 31, 2015
Fourth quarter		$12.25		$9.09
Third quarter		$10.00		$8.50
Second quarter		$9.85		$9.25
First quarter		$9.99		$9.15

Fiscal Year Ended December 31, 2014
Fourth quarter		$10.40		$7.95
Third quarter		$9.00		$7.95
Second quarter		$8.00		$7.50
First quarter		$8.20		$7.15

On March 2, 2016, the business day immediately preceding the public announcement of the conversion, and on ____________, 2016, the closing prices of FSB Community common stock as reported on the OTC Pink Marketplace were $10.15 per share and $________ per share, respectively. On the effective date of the conversion, all publicly held shares of FSB Community common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of FSB Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” The above table reflects actual prices and has not been adjusted to reflect the exchange ratio.

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2015, Fairport Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Fairport Savings Bank at December 31, 2015, and the pro forma equity capital and regulatory capital of Fairport Savings Bank, after giving effect to the sale of shares of common stock at $10.00 per share and assuming that Fairport Savings Bank received estimated net proceeds in an amount such that it will have 10% tier 1 leverage capital at all points in the offering range. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes the receipt by Fairport Savings Bank of 95.3%, 90.5% and 79.0% of the net offering proceeds at the minimum, midpoint and maximum of the offering range, respectively. Additionally, at the minimum of the offering range, we will contribute $ 810,000 in cash to Fairport Savings Bank, which is currently held by FSB Community , so that Fairport Savings Bank will have 10% tier 1 leverage capital. FSB Community is not and FSB Bancorp will not be subject to regulatory capital requirements so long as it has less than $1.0 billion in consolidated assets. See “How We Intend to Use the Proceeds from the Offering.”

	Fairport Savings Bank Historical at		Pro Forma at December 31, 2015, Based Upon the Sale in the Offering of
	December 31, 2015		765,000 Shares		900,000 Shares		1,035,000 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)

Equity	$20,085	7.89%	$26,169	10.04%	$26, 172	10.04%	$26, 167	10.04%

Tier 1 leverage capital (1)(2)	$19,946	7.85%	$26,030	10.00%	$26,03 3	10.00%	$26,0 28	10.00%
Tier 1 leverage requirement	12,709	5.00	13,013	5.00	13,013	5.00	13,013	5.00
Excess	$7,237	2.85%	$13,017	5.00%	$13,01 9	5.00%	$13,01 5	5.00%

Tier 1 risk-based capital (1)(2)	$19,946	14.53%	$26,030	18.80%	$26,03 3	18.80%	$26,0 28	18.80%
Tier 1 risk-based requirement	10,980	8 .00	11,077	8 .00	11,077	8 .00	11,077	8 .00
Excess	$8,966	6 .53%	$14,953	1 0 .80%	$14,955	1 0 .80%	$14,951	1 0 .80%

Total risk-based capital (1)(2)	$20,757	15.12%	$26,841	19.38%	$26,84 4	19.3 9%	$26,8 39	19.38%
Total risk-based requirement	13,725	10.00	13,847	10.00	13,847	10.00	13,847	10.00
Excess	$7,032	5.12%	$12,994	9.38%	$12,99 6	9.3 9%	$12,99 2	9.38%

Common equity tier 1 risk-based capital (1)(2)	$19,946	14.53%	$26,030	18.80%	$26,03 3	18.80%	$26,0 28	18.80%
Common equity tier 1 risk-based requirement	8,921	6.50	9,000	6.50	9,000	6.50	9,000	6.50
Excess	$11,025	8.03%	$17,030	12.30%	$17,03 2	12.30%	$17,0 28	12.30%

Reconciliation of capital infused into Fairport Savings Bank:
Net proceeds			$6, 154		$7,12 3		$7,27 3
Plus: Cash/capital contribution from Mid-Tier			810		—		—
Less: Common stock acquired by stock-based benefit plan			(574)		(676)		(777)
Less: Common stock acquired by employee stock ownership plan			(306)		(360)		(414)
Pro forma increase			$6,084		$6,08 7		$6,08 2

(1)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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CAPITALIZATION

The following table presents the historical consolidated capitalization of FSB Community at December 31, 2015 and the pro forma consolidated capitalization of FSB Bancorp after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	FSB Community Bankshares, Inc.	Pro Forma at December 31, 2015 Based upon the Sale in the Offering at $10.00 per Share of
	Historical at December 31, 2015	765,000 Shares	900,000 Shares	1,035,000 Shares
	(Dollars in thousands)

Deposits (1)	$185,561	$185,511	$185,511	$185,511
Borrowed funds	46,092	46,092	46,092	46,092
Total deposits and borrowed funds	$231,653	$231,603	$231,603	$231,603

Stockholders’ equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized (post-conversion) (2)	—	—	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized (post-conversion); shares to be issued as reflected (2) (3)	179	14	17	19
Additional paid-in capital (1)	7,239	13,8 1 8	15, 165	16,5 1 3
MHC capital contribution	—	50	50	50
Retained earnings (4)	14,98 4	14,984	14,984	14,984
Accumulated other comprehensive loss	(21 1)	(211)	(211)	(211)
Less:
Treasury stock	(46)	—	—	—
Common stock held by employee stock ownership plan (5)	(385)	(691)	(745)	(799)
Common stock to be acquired by stock-based benefit plan (6)	—	(574)	(676)	(777)
Total stockholders’ equity	$21,760	$27, 390	$28, 584	$29, 779

Pro Forma Shares Outstanding
Shares offered for sale	—	765,000	900,000	1,035,000
Exchange shares issued	—	670,183	788,451	906,719
Total shares outstanding	—	1,435,183	1,688,451	1,941,719

Total stockholders’ equity as a percentage of total assets	8.51%	10.4 8%	10. 88%	11. 29%
Tangible equity as a percentage of total assets	8.51%	10.4 8%	10. 88%	11. 29%

(1)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(2)	FSB Community currently has 10,000,000 authorized shares of common stock, $0.10 par value per share, and 1,000,000 authorized shares of preferred stock. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of FSB Bancorp common stock to be outstanding.
(3)	No effect has been given to the issuance of additional shares of FSB Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of FSB Bancorp common stock outstanding following the offering will be reserved for issuance upon the exercise of options under the plans.
(4)	The retained earnings of Fairport Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Dividends.”

(footnotes continue on following page)

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(continued from previous page)

(5)	Assumes that 4% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from FSB Bancorp. The loan will be repaid principally from Fairport Savings Bank’s contributions to the employee stock ownership plan. Since FSB Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on FSB Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(6)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be outstanding following the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by FSB Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. FSB Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

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PRO FORMA DATA

The following table summarizes historical data of FSB Community and pro forma data of FSB Bancorp at and for the year ended December 31, 2015. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion.

The net proceeds in the table are based upon the following assumptions:

(i)	all of the shares of common stock will be sold in the subscription and community offerings;

(ii)	our employee stock ownership plan will purchase 4% of the shares of common stock sold in the offering with a loan from FSB Bancorp. The existing loan obligation of our employee stock ownership plan, equal to $385,000 at December 31, 2015, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, as may be adjusted annually) over 20 years. Interest income that we earn on the loan will offset the interest paid by Fairport Savings Bank. The effect on earnings for the employee stock ownership plan is the cost of amortizing the combined loan over 20 years, net of historical expense for the year ended December 31, 2015;

(iii)	we will pay Sandler O’Neill & Partners, L.P. a fixed fee of $250,000 and expenses of $100,000 with respect to shares sold in the subscription and community offerings; and

(iv)	total expenses of the offering, other than the fees and commissions to be paid to Sandler O’Neill & Partners, L.P. and other broker-dealers, will be $ 840 ,000.

We calculated pro forma consolidated net income for the year ended December 31, 2015 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 1.76% (1.06% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of December 31, 2015, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the year, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma table gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock outstanding following the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

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We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock outstanding following the stock offering. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.80 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock outstanding following the stock offering and that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the conversion and stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 95.3%, 90.6% and 79.0% of the net offering proceeds at the minimum, midpoint and maximum of the offering range, respectively, to Fairport Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Fairport Savings Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”

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At or for the Year Ended December 31, 2015 Based upon the Sale at $10.00 Per Share of
765,000 Shares	900,000 Shares	1,035,000 Shares
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$7,650	$9,000	$10,350
Market value of shares issued in the exchange	6,70 2	7,8 85	9,0 67
Pro forma market capitalization	$14,35 2	$16,8 85	$19,4 17

Gross proceeds of offering	$7,650	$9,000	$10,350
Expenses	(1,1 9 0)	(1,1 9 0)	(1,1 9 0)
Estimated net proceeds	6, 460	7,8 1 0	9, 160
Assets received from mutual holding company	50	50	50
Common stock purchased by employee stock ownership plan	(306)	(360)	(414)
Common stock purchased by stock-based benefit plans	(574)	(676)	(777)
Estimated net proceeds, as adjusted	$5,6 3 0	$6,8 2 4	$8,0 1 9

For the Year Ended December 31, 2015
Consolidated net earnings:
Historical	$513	$513	$513
Income on adjusted net proceeds	59	72	8 4
Employee stock ownership plan (1)	(9)	(11)	(12)
Stock awards (2)	(69)	(81)	(93)
Stock options (3)	(72)	(85)	(98)
Pro forma net income	$422	$408	$39 4

Earnings per share (4):
Historical	$0.36	$0.31	$0.27
Income on adjusted net proceeds	0.04	0.04	0.04
Employee stock ownership plan (1)	(0.01)	(0.01)	(0.01)
Stock awards (2)	(0.05)	(0.05)	(0.05)
Stock options (3)	(0.05)	(0.05)	(0.05)
Pro forma earnings per share (4)	$0.29	$0.24	$0.20

Offering price to pro forma net earnings per share	34.48	x	41.67	x	50.00	x
Number of shares used in earnings per share calculations	1,406,1 1 3	1,654,251	1,902,389

At December 31, 2015
Stockholders’ equity:
Historical	$21,760	$21,760	$21,760
Estimated net proceeds	6, 460	7,8 1 0	9, 160
Equity increase from the mutual holding company	50	50	50
Common stock acquired by employee stock ownership plan (1)	(306)	(360)	(414)
Common stock acquired by stock-based benefit plans (2)	(574)	(676)	(777)
Pro forma stockholders’ equity (5)	$27, 390	$28, 584	$29, 779
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$27, 390	$28, 584	$29, 779

Stockholders’ equity per share (6):
Historical	$15.16	$12.88	$11.20
Estimated net proceeds	4.5 0	4.6 3	4.7 2
Equity increase from the mutual holding company	0.03	0.03	0.03
Common stock acquired by employee stock ownership plan (1)	(0.21)	(0.21)	(0.21)
Common stock acquired by stock-based benefit plans (2)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (5) (6)	$19. 08	$16.9 3	$15.3 4
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$19. 08	$16.9 3	$15.3 4

Offering price as percentage of pro forma stockholders’ equity per share	52. 41%	5 9.07%	65.1 9%
Offering price as percentage of pro forma tangible stockholders’ equity per share	52. 41%	5 9.07%	65.1 9%
Number of shares outstanding for pro forma book value per share calculations	1,435,183	1,688,451	1,941,719

(footnotes begin on following page)

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(1)	Assumes that 4% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from FSB Bancorp, and the outstanding loan with respect to existing shares of FSB Community held by the employee stock ownership plan will be refinanced and consolidated with the new loan. Fairport Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Fairport Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Fairport Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 40.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 1,530, 1,800 and 2,070 shares were committed to be released during the year at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.
(2)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be outstanding following the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from FSB Bancorp or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by FSB Bancorp. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2015, and (iii) the plan expense reflects an effective combined federal and state tax rate of 40.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares outstanding following the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(3)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be outstanding following the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.80 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 40.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 9.09%.
(4)	Per share figures include publicly held shares of FSB Community common stock that will be exchanged for shares of FSB Bancorp common stock in the conversion. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See note 2, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(5)	The retained earnings of Fairport Savings Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Bank Regulation—Dividends.”
(6)	Per share figures include publicly held shares of FSB Community common stock that will be exchanged for shares of FSB Bancorp common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.8041, 0.9460 and 1.0879 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

48

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements that appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding FSB Community and the financial statements provided in this prospectus.

Overview

Our business has traditionally focused on originating one- to four-family residential real estate mortgage loans and home equity lines of credit, and offering retail deposit accounts. Our primary market area consists of Monroe County and the surrounding western New York counties of Erie, Livingston, Ontario, Orleans, Jefferson and Wayne. In 2015, we began to expand our commercial lending activities in an effort to improve our interest rate risk exposure through the origination of shorter duration commercial loan products. Also in March 2015, we expanded our mortgage origination footprint, and opened a new mortgage loan origination office in Buffalo, New York. In the low interest rate environment which continued to be experienced throughout 2015 and 2014, management continued to generally sell all of the fixed-rate residential real estate loans with terms of 15 years or greater that we originated in order to manage interest rate risk. The current low interest rate environment also resulted in management’s decision to decrease the amount of investment securities and to redeploy the funds available from the decrease in the investment portfolio into higher yielding assets, primarily shorter duration or adjustable one- to four-family mortgage loans in 2015. The increase in the loan portfolio balance in 2015 increased loan interest income despite lower average yields on the overall loan portfolio.

At December 31, 2015, we had $255.8 million in consolidated assets, an increase of $9.6 million, or 3.9%, from $246.2 million at December 31, 2014. During 2015, we continued to focus on loan production, particularly with respect to residential mortgage loans as well as commercial real estate loans. The credit quality of our loan portfolio remains strong and significantly better than our peers. At December 31, 2015, we had three non-performing loans totaling $82,000, while at December 31, 2014, we had two non-performing loans totaling $74,000. We had no real estate owned at December 31, 2015 or at December 31, 2014.

Our results of operations depend primarily on our net interest income and, to a lesser extent, other income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities and other interest-earning assets (primarily cash and cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting primarily of savings accounts, NOW accounts, money market accounts, time deposits and borrowings. Other income consists primarily of realized gains on sales of loans and securities, mortgage fee income, fees and service charges from deposit products, fee income from our financial services subsidiary, earnings on bank owned life insurance and miscellaneous other income. Our results of operations also are affected by our provision for loan losses and other expense. Other expenses consist primarily of salaries and employee benefits, occupancy, equipment, electronic banking, data processing costs, mortgage fees and taxes, advertising, directors’ fees, FDIC deposit insurance premium expense, audit and tax services, and other miscellaneous expenses. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, government policies and actions of regulatory authorities. For the year ended December 31, 2015, we had net income of $513,000 compared to net income of $660,000 for the year ended December 31, 2014. The year over year $147,000 decrease in net income was attributable to an increase in both other expense and the provision for loan losses, partially offset by a combination of increases in net interest income, and in other income, and a decrease in the provision for income taxes.

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Critical Accounting Policies

Critical accounting policies are defined as those that involve significant judgments and uncertainties, and could potentially result in materially different results under different assumptions and conditions. We believe that the most critical accounting policies upon which our financial condition and results of operations depend, involve the most complex subjective decisions or assessments including our policies with respect to our allowance for loan losses, deferred tax assets and the estimation of fair values for accounting and discourse purposes.

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to absorb credit losses incurred in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. The amount of the allowance is based on significant estimates, and the ultimate losses may vary from such estimates as more information becomes available or conditions change. The methodology for determining the allowance for loan losses is considered a critical accounting policy by management due to the high degree of judgment involved, the subjectivity of the assumptions used and the potential for changes in the economic environment that could result in changes to the amount of the recorded allowance for loan losses.

As a substantial percentage of our loan portfolio is collateralized by real estate, appraisals of the underlying value of property securing loans are critical in determining the amount of the allowance required for specific loans. Assumptions are instrumental in determining the value of properties. Overly optimistic assumptions or negative changes to assumptions could significantly affect the valuation of a property securing a loan and the related allowance determined. Management carefully reviews the assumptions supporting such appraisals to determine that the resulting values reasonably reflect amounts realizable on the related loans.

Management performs an evaluation of the adequacy of the allowance for loan losses at least quarterly. We consider a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates by management that may be susceptible to significant change based on changes in economic and real estate market conditions.

The evaluation has specific, general, and unallocated components. The specific component relates to loans that are deemed to be impaired and classified as special mention, substandard, doubtful, or loss. For such loans that are also classified as impaired, an allowance is generally established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating known and inherent losses in the portfolio.

Actual loan losses may be significantly more than the allowance we have established which could have a material negative effect on our financial results.

Deferred Tax Assets. The deferred tax assets and liabilities represent the future tax return consequences of the temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Estimation of Fair Values. Fair values for securities available-for-sale are obtained from an independent third party pricing service. Where available, fair values are based on quoted prices on a nationally recognized securities exchange. If quoted prices are not available, fair values are measured using quoted market prices for similar benchmark securities. Management generally makes no adjustments to the fair value quotes provided by the pricing source. The fair values of foreclosed real estate and the underlying collateral value of impaired loans are

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typically determined based on evaluations by third parties, less estimated costs to sell. When necessary, appraisals are updated to reflect changes in market conditions.

Business Strategy

Fairport Savings Bank was established in 1888 and has been operating continuously since that time. We are committed to meeting the financial needs of the communities we serve, primarily the greater Rochester, New York metropolitan area, and are dedicated to providing personalized superior service to our customers. In recent years, the business of banking has changed rapidly, requiring extensive investment in technology as well as significantly increased compliance expenses to address the substantial regulatory changes enacted as a result of the great recession. We recognize that to continue to meet the needs of our customers and to provide a competitive return to our stockholders, we will need to continue to grow, by both expanding our historical residential lending business and diversifying our lending efforts. Our principal strategies to achieve these goals are as follows:

•	Continuing to Emphasize Residential Real Estate Lending. Historically we have emphasized the origination of one- to four-family residential loans within Monroe County and the surrounding counties of Livingston, Ontario, Orleans and Wayne. As of December 31, 2015, 87.5% of our loan portfolio consisted of one- to four-family residential loans. We intend to continue to emphasize originations of loans secured by one- to four-family residential real estate, holding in portfolio loans that are either adjustable-rate or have fixed-rates with terms of less than 15 years , and selling longer-term fixed rate-one- to four-family residential real estate loans in the secondary market to increase other income.

•	Expanding Our Commercial Banking Market Share. We offer a variety of lending and deposit products for commercial banking customers in our market. We have invested heavily in developing our commercial loan department over the last two years by recruiting and hiring experienced commercial loan officers and enhancing our commercial product offerings. We seek to develop broad customer deposit and loan relationships based on our service and competitive pricing while maintaining a conservative approach to lending and sound asset quality. We intend to focus our efforts on the needs of small and medium sized businesses in our market, by focusing on commercial real estate, multi-family and construction loans , while gradually growing our portfolio of commercial and industrial loans as well as Small Business Administration guaranteed loans.

•	Maintaining High Asset Quality. We believe that strong asset quality is critical to the long-term financial success of a small community bank. We attribute our high asset quality to maintaining conservative underwriting standards, the diligence of our loan collection personnel and the stability of the local economy. At December 31, 2015, we had only three non-accrual loans totaling $82,000, and at this date, our non-performing assets to total assets ratio was 0.03%. Over the last five years, we have charged-off only $18,000. Because substantially all of our loans are secured by real estate, and the level of our non-performing loans has been low in recent years, we believe that our allowance for loan losses is adequate to absorb the probable losses inherent in our loan portfolio.

•	Managing Our Interest Rate Risk. To improve our interest rate risk, in recent years we have reduced the fixed-rate loan originations added to our loan portfolio by selling most fixed-rate residential mortgages with terms of 15 years or greater in the secondary market. We also invest a portion of funds received from loan payments and repayments in shorter term and intermediate term, liquid investment securities and securities classified as available for sale, including U.S. Government agency debt obligations and mortgage-backed securities. We emphasize marketing our lower cost passbook, savings and checking accounts, money market accounts and increasing the duration whenever possible of our lower cost certificates of deposit and Federal Home Loan Bank borrowings.

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•	Offering a Wide Selection of Non-Deposit Investment Products and Services. Fairport Wealth Management, a wholly owned subsidiary of Fairport Savings Bank, offers a broad range of investment, insurance, and financial products. We have a dedicated investment representative that evaluates the needs of clients to determine suitable investment and insurance solutions to meet their short and long-term wealth management goals. In 2015, Fairport Wealth Management had fee income of $228,000 and we intend to continue to emphasize these investment, insurance, and financial products to our customers.

Comparison of Financial Condition at December 31, 2015 and 2014

Total Assets. Total assets increased $9.6 million, or 3.9%, to $255.8 million at December 31, 2015 from $246.2 million at December 31, 2014, reflecting increases in net loans receivable, loans held for sale and cash and cash equivalents, partially offset by decreases in investme4nts, both securities held to maturity and available for sale.

Net loans receivable increased $13.0 million, or 6.9%, to $201.8 million at December 31, 2015 from $188.8 million at December 31, 2014. In 2015, we increased our portfolio of shorter-term and adjustable-rate residential mortgage loans as an earnings strategy, while selling $53.9 million in conventional longer term mortgage loans and correspondent FHA and VA mortgages to reduce interest rate risk. One- to four-family residential real estate loans increased $7.7 million, or 4.6%, to $177.0 million at December 31, 2015 from $169.3 million at December 31, 2014. Also in 2015, we continued to grow our commercial real estate and multi-family loan portfolio. Commercial and multi-family real estate loans increased $3.4 million, or 65.2%, to $8.7 million at December 31, 2015 from $5.2 million at December 31, 2014. Mortgage loans held for sale increased by $919,000, or 31.0%, to $3.9 million at December 31, 2015 compared to $3.0 million at December 31, 2014. Mortgage loans serviced for others increased by $26.7 million, or 45.0%, to $85.9 million at December 31, 2015 compared to $59.2 million at December 31, 2014 as a result of our increased secondary market activities.

Cash and cash equivalents, primarily interest-earning deposits at the Federal Reserve Bank and the Federal Home Loan Bank, increased by $1.8 million, or 41.8%, to $6.1 million at December 31, 2015 from $4.3 million at December 31, 2014, in order to maintain a strong liquidity position in anticipation of funding loan commitments in the first quarter of 2016.

Securities available for sale decreased by $2.0 million, or 9.2%, to $20.0 million at December 31, 2015 from $22.0 million at December 31, 2014. The decrease was primarily due to maturities, calls, sales and principal repayments of $10.9 million, combined with a decrease in the fair market value of available-for-sale securities of $202,000, partially offset by purchases of $9.1 million in new securities. During the second quarter of 2014, we transferred securities with an amortized cost of $10.0 million from available for sale to held-to-maturity. The fair value of the securities transferred as of the date of the transfer was $9.6 million with a net unrealized loss of $372,000. At December 31, 2015, the fair value of these securities was $6.8 million with a net unrealized loss of $207,000. In accordance with ASC 320-10-15-10d, the unrealized loss amounts in accumulated other comprehensive loss are amortized simultaneously against interest income as the discount is accreted on the transferred securities. There is no effect on net income as the discount accretion offsets the accumulated other comprehensive loss amortization.

Securities held to maturity decreased $4.4 million, or 25.4%, to $13.0 million at December 31, 2015 from $17.4 million at December 31, 2014 due to maturities, calls and principal repayments of $4.8 million and $814,000 in mortgage-backed securities sales, partially offset by purchases of $1.2 million in state and municipal securities as cash flows were primarily redeployed into loans.

Deposits and Borrowings. Total deposits increased $10.3 million, or 5.9%, to $185.6 million at December 31, 2015 from $175.3 million at December 31, 2014. The increase in our deposits reflected a $10.4 million increase in certificates of deposit, including individual retirement accounts, due to a promotion in the second half of 2015, and a $1.3 million increase in non-interest-bearing checking accounts. These increases were partially offset by a $1.4 million decrease in interest-bearing transaction accounts consisting of decreases of $2.0 million in savings accounts and $1.6 million in money market accounts, partially offset by an increase of $2.2 million in NOW accounts. Total borrowings from the Federal Home Loan Bank of New York decreased $1.8 million, or 3.8%, to $46.1 million at December 31,

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2015 from $47.9 million at December 31, 2014 as a result of replacing maturing borrowings with deposits to fund loan growth in 2015.

Stockholders’ Equity. Stockholders’ equity increased $556,000, or 2.6%, to $21.8 million at December 31, 2015 from $21.2 million at December 31, 2014. The increase resulted from $513,000 in net income, an increase of $14,000 in accumulated other comprehensive income and $35,000 resulting from the release of ESOP shares from the suspense account, partially offset by the repurchase of $6,000 of stock from the ESOP to fund plan distributions to participants.

Comparison of Operating Results for the Years Ended December 31, 2015 and 2014

General. Net income decreased $147,000, or 22.3%, to $513,000 for the year ended December 31, 2015 from $660,000 for the year ended December 31, 2014. The year over year decrease in net income of $147,000 was attributable to an increase in other expense of $654,000 and a $31,000 increase in the provision for loan losses, partially offset by a $254,000 increase in other income, an increase in net interest income of $117,000 and a decrease in the provision for income taxes of $167,000.

Interest and Dividend Income. Total interest and dividend income increased $267,000, or 3.1%, to $8.9 million for the year ended December 31, 2015 from $8.7 million for the year ended December 31, 2014. The interest and dividend income increase resulted from a $7.9 million increase year over year in average interest-earning assets, primarily loans, despite a one basis point decrease in the average yield earned on interest-earning assets from 3.75% for 2014 to 3.74% for 2015.

Interest income on loans increased $414,000, or 5.4%, to $8.1 million for 2015 from $7.7 million for 2014, reflecting a $13.5 million increase in the average balance of loans to $197.9 million for 2015 from $184.4 million for 2014, partially offset by an eight basis points decrease in the average yield earned on loans. The increase in the average balance of loans was due to our focus on increasing our portfolio of one- to four-family residential, commercial and multi-family loans in 2015 as compared to 2014. The average yield on loans decreased to 4.10% for 2015 from 4.18% for 2014, reflecting decreases in market interest rates on loan products, primarily residential mortgages.

Interest income on taxable investment securities decreased $101,000 to $473,000 in 2015, from $574,000 in 2014. The average balance of taxable investment securities decreased $5.1 million, or 23.0%, to $17.0 million in 2015 from $22.1 million in 2014 as a portion of the cash flow from the portfolio was redeployed to fund loan growth, while the average yield on these securities increased to 2.78% in 2015 from 2.60% in 2014. Yields on investment securities increased with new purchases at higher yields replacing lower yielding maturing investments. Interest income on mortgage-backed securities decreased $68,000 to $223,000 in 2015, from $291,000 in 2014, reflecting a decrease in the average yield on mortgage-backed securities of 17 basis points to 1.39% in 2015 from 1.56% in 2014, along with a decrease in the average balance of mortgage-backed securities of $2.6 million, or 13.9%, to $16.0 million in 2015 from $18.6 million in 2014. Mortgage-backed securities yields decreased primarily due to faster prepayments on the mortgage-backed securities portfolio in 2015 that increased the premium amortization. Interest income on tax exempt securities increased $21,000 to $93,000 in 2015, from $72,000 in 2014. The average balance of state and municipal securities increased by $1.2 million, or 33.2%, to $4.9 million in 2015 from $3.7 million in 2014, while the average tax equivalent yield decreased by 10 basis points to 2.85% in 2015 from 2.95% in 2014. The average tax equivalent yield on state and municipal securities decreased due to our purchasing shorter-term state and municipal securities in the current low interest rate environment.

Total Interest Expense. Total interest expense increased $150,000, or 8.1%, to $2.0 million for the year ended December 31, 2015 from $1.8 million for the year ended December 31, 2014. The increase in total interest expense reflected an increase in the average balance of borrowings of $8.6 million, partially offset by a decrease in the average balance of deposits of $2.8 million. The average cost of interest-bearing liabilities increased four basis points from 0.87% for 2014 to 0.91% for 2015 largely as a result of higher market interest rates paid on deposits, primarily promotional certificates of deposit.

Interest expense on deposits increased $28,000, or 2.3%, to $1.3 million for 2015 from $1.2 million for 2014. The average cost of deposits increased to 0.74% for 2015 from 0.71% for 2014, primarily reflecting higher rates paid on promotional certificates of deposit. The average cost of certificates of deposit accounts increased by nine basis

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points to 1.10% in 2015 from 1.01% in 2014. However, the average balance of certificates of deposit (including individual retirement accounts) decreased by $4.6 million to $93.5 million in 2015 from $98.1 million in 2014. The average balance of transaction accounts, traditionally our lower cost deposit accounts, increased by $2.8 million to $83.5 million for 2015 from $80.7 million for 2014, with a decrease in the average cost of transaction accounts of one basis point to 0.27% in 2015 from 0.28% in 2014.

At December 31, 2015, we had $61.6 million of certificates of deposit, including individual retirement accounts, which are scheduled to mature during 2016. Based on current market interest rates, we expect that the cost of these deposits upon renewal will be at a similar cost to us as their current contractual rates.

Interest expense on borrowings increased $122,000, or 19.6%, to $743,000 for the year ended December 31, 2015 from $621,000 for the year ended December 31, 2014. The increase in interest expense on borrowings reflected an $8.6 million increase in our average balance of borrowings with the Federal Home Loan Bank to $48.7 million for 2015 compared to $40.1 million for 2014, partially offset by a decrease in the average cost of these funds from 1.55% in 2014 to 1.53% in 2015. The average balance on borrowings with the Federal Home Loan Bank increased in 2015 as compared to 2014 due to the growth in borrowings throughout the year to fund loan growth.

Net Interest Income. Net interest income increased $117,000, or 1.7%, to $6.9 million for the year ended December 31, 2015 from $6.8 million for the year ended December 31, 2014. The increase in net interest income despite a decrease in net interest margin was primarily due to substantially higher average balance of loans year over year, together with an increase in the average balance of tax-exempt securities when comparing 2015 to 2014. Net interest-earning assets increased to $20.8 million for 2015 from $18.7 million for 2014. Our growth continues to focus on loan production, particularly with respect to residential and commercial real estate mortgage loans.

Our net interest margin for the year ended December 31, 2015 decreased four basis points to 2.91% from 2.95% for the year ended December 31, 2014, due to an increase in the average cost of interest-bearing liabilities of four basis points from 0.87% in 2014 to 0.91% in 2015 in addition to a decrease in the average yield on our interest-earning assets of one basis point from 3.75% in 2014 to 3.74% in 2015.

Provision for Loan Losses. We establish provisions for loan losses which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb credit losses inherent in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan, and the levels of non-performing and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or conditions change. We assess the allowance for loan losses on at least a quarterly basis and make provisions for loan losses in order to maintain the allowance.

Based on our evaluation of the above factors, we recorded a $158,000 provision for loan losses for the year ended December 31, 2015 compared to a $127,000 provision for loan losses for the year ended December 31, 2014. The increase in 2015 was the result of additional general provisions deemed necessary to support an increased balance of loans receivable, primarily commercial and multi-family loans, as well as a potentially weaker economy in 2016. The allowance for loan losses was $811,000, or 0.40% of net loans outstanding, at December 31, 2015 compared to $653,000, or 0.34% of net loans outstanding, at December 31, 2014.

Other Income. Other income increased by $254,000, or 9.8%, to $2.8 million for 2015 from $2.6 million for 2014. The increase in other income resulted primarily from increases in realized gains on the sales of securities and loans, mortgage fee income and fee income, partially offset by a decrease in deposit service fees. A substantial portion of the increase in other income was the result of gains on the sales of securities which increased $103,000 to $106,000 in 2015 from $3,000 in 2014. Mortgage fee income increased $94,000, or 17.5%, to $632,000 in 2015 from $538,000 in 2014. Gains on the sales of loans increased $56,000, or 3.9%, to $1.5 million in 2015 from $1.4 million in 2014. Higher mortgage loan origination volume in 2015 compared to 2014 produced an increase in both mortgage fee income and realized gain on sales of loans. Fee income from Fairport Wealth Management increased by $24,000 or, 11.8%, to $228,000 in 2015 compared to $204,000 in 2014.

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Other Expense. Other expense increased $654,000, or 7.9%, to $9.0 million in 2015 from $8.3 million in 2014. The increase was the result of increases in salaries and employee benefits expense of $413,000, occupancy expense of $49,000, mortgage fees and taxes of $60,000 and other miscellaneous expense of $51,000. The increase in salaries and employee benefits expense was primarily due to normal annual increases for existing staff, the increased salary costs associated with additional processing and mortgage origination staff for our new mortgage loan origination office located in Buffalo, New York, and the hiring of an additional seasoned commercial lender to enhance our commercial lending team. The increase in occupancy expenses was also related to the mortgage loan origination office established in Buffalo, New York in March 2015. Mortgage fees and taxes increased due to the additional volume of mortgage originations in 2015 as compared to 2014.

Provision for Income Taxes. The provision for income taxes was $136,000 for 2015, a decrease of $167,000 compared to a provision for income taxes of $303,000 for 2014. The income tax provision decreased $167,000 in 2015 as compared to 2014 due to the impact of interest and dividends from tax-exempt securities as well as a partial reversal of a component of the deferred tax asset valuation allowance during 2015. The effective tax rate was 20.9% in 2015 compared to 31.5% in 2014.

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Average balances and yields. The following table sets forth average balance sheets, average yields and costs and certain other information at and for the years indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are accreted or amortized to interest income or interest expense.

	For the Years Ended December 31,
	2015			2014			2013
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost

	(Dollars in thousands)
Interest-earning assets:
Loans	$197,945	$8,125	4.10%	$184,449	$7,711	4.18%	$161,940	$6,916	4.27%
Federal funds sold	3,819	6	0.16	3,041	5	0.17	3,884	5	0.14
Securities-taxable	16,995	473	2.78	22,060	574	2.60	23,458	520	2.22
Mortgage-backed securities	16,049	223	1.39	18,638	291	1.56	21,962	341	1.55
Securities-tax exempt (1)	4,948	141	2.85	3,715	110	2.95	3,088	91	2.94
Total interest-earning assets	239,756	8,968	3.74	231,903	8,691	3.75	214,332	7,873	3.67
Non-interest-earning assets	9,417			9,268			9,327
Total assets	$249,173			$241,171			$223,659

Interest-bearing liabilities:
NOW accounts	$26,681	36	0.14	$22,930	38	0.17	$19,455	37	0.19
Passbook savings	28,651	127	0.44	29,530	114	0.39	31,036	130	0.42
Money market savings	21,480	63	0.29	22,614	76	0.34	22,309	81	0.36
Individual retirement accounts	9,942	105	1.06	13,105	165	1.26	15,005	212	1.42
Certificates of deposit	83,574	921	1.10	84,988	831	0.98	74,423	748	1.01
Total deposits	170,328	1,252	0.74	173,167	1,224	0.71	163,228	1,208	0.74
Borrowings	48,675	743	1.53	40,085	621	1.55	34,802	686	1.97
Total interest-bearing liabilities	219,002	1,995	0.91%	213,252	1,845	0.87%	197,030	1,894	0.96%
Non-interest-bearing liabilities:
Demand deposits	6,704			5,653			5,118
Other	1,725			1,328			995
Total liabilities	227,431			220,233			203,143
Stockholders’ equity	21,742			20,938			20,516
Total liabilities and stockholders’ equity	$249,173			$241,171			$223,659

Net interest income		$6,973			$6,846			$5,979
Interest rate spread (2)			2.83%			2.88%			2.71%
Net interest-earning assets (3)	$20,754			$18,651			$17,302
Net interest margin (4)			2.91%			2.95%			2.79%
Average interest-earning assets to average interest-bearing liabilities			109%			109%			109%

(1)	Tax-exempt interest income is presented on a tax equivalent basis using a 34% federal tax rate. The unadjusted average yield on tax-exempt securities was 1.88%, 1.95% and 1.94% for the years ended December 31, 2015, 2014 and 2013, respectively.
(2)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	For the Years Ended December 31, 2015 vs. 2014			For the Years Ended December 31, 2014 vs. 2013
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
	(In thousands)

Interest-earning assets:
Loans	$561	$(147)	$414	$937	$(142)	$795
Federal funds sold	1	0	1	—	—	—
Securities-taxable	(145)	44	(101)	(32)	86	54
Mortgage-backed securities	(38)	(30)	(68)	(52)	2	(50)
Securities-tax exempt(1)	35	(4)	31	19	—	19
Total interest-earning assets	414	(137)	277	872	(54)	818

Interest-bearing liabilities:
NOW accounts	25	(27)	(2)	4	(3)	1
Passbook savings	(4)	17	13	(6)	(10)	(16)
Money market savings	(3)	(10)	(13)	2	(7)	(5)
Individual retirement accounts	(36)	(24)	(60)	(24)	(23)	(47)
Certificates of deposit	(14)	104	90	85	(2)	83
Total Deposits	(32)	60	28	60	(45)	15
Borrowings	130	(8)	122	157	(222)	(65)
Total interest-bearing liabilities	98	52	150	218	(267)	(49)

Net change in net interest income	$316	$(189)	$127	$654	$213	$867

(1)	Tax-exempt interest income is presented on a tax equivalent basis using a 34% federal tax rate.

Interest Rate Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage the impact of changes in market interest rates on net interest income and capital. We have an Asset/Liability Management Committee which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors. The Committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

As part of our ongoing asset-liability management, we intend to use the following strategies to manage our interest rate risk:

(i)	invest in shorter to medium-term repricing and/or maturing securities whenever market conditions allow;

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(ii)	emphasize the marketing of our passbook, savings and checking accounts and increase the duration of our certificates of deposit;

(iii)	sell our newly originated long-term, fixed-rate one- to four-family residential real estate mortgage loans;

(iv)	increase our commercial loan portfolio with shorter term, higher yielding loan products; and

(v)	maintain a strong capital position.

In 2015, we sold $53.9 million of residential mortgage loan originations, including $32.5 million of conventional conforming fixed-rate residential mortgages and $21.4 million of correspondent FHA and VA mortgage loans. We intend to continue to originate and, subject to market conditions, sell long term (terms of 15 years or greater) fixed-rate one- to four-family residential real estate loans.

Our earnings and the market value of our assets and liabilities are subject to fluctuations caused by changes in the level of interest rates. We manage the interest rate sensitivity of our interest-earning assets and interest-bearing liabilities in an effort to minimize the adverse effects of changes in the interest rate environment. The majority of our assets are long-term, fixed-rate mortgage loans that do not reprice as quickly as our deposits, therefore we would experience a significant decrease in our net interest income in the event of a sudden and significant increase in interest rates or an inversion of the yield curve. We have $61.6 million in certificate of deposit accounts (including individual retirement accounts) that are scheduled to mature during 2016. If we retain these deposits, it most likely will be at a similar cost to us as their current contractual rates.

Additionally, shortening the average maturity of our interest-earning assets by increasing our investments in shorter term loans, as well as loans with variable rates of interest, helps to better match the maturities and interest rates of our assets and liabilities, thereby reducing the exposure of our net interest income to changes in market interest rates. By following these strategies, we believe that we are better positioned to react to changes in market interest rates.

Quantitative Analysis

We look at two types of simulations impacted by changes in interest rates, which are (1) net interest income at-risk and (2) changes in the economic value of equity.

Net interest income at-risk. We analyze our sensitivity to changes in interest rates through our net interest income simulation model. We estimate what our net interest income would be for a one-year period based on current interest rates. We then calculate what the net interest income would be for the same period under different interest rate assumptions. The following table shows the estimated impact on net interest income for the one-year period beginning December 31, 2015 resulting from potential changes in interest rates, expressed in basis points. These estimates require certain assumptions to be made, including loan and mortgage-related investment prepayment speeds, reinvestment rates, and deposit maturities and decay rates. These assumptions are inherently uncertain. As a result, no simulation model can precisely predict the impact of changes in interest rates on our net interest income.

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Although the net interest income table below provides an indication of our interest rate risk exposure at a particular point in time, such estimates are not intended to, and do not, provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Rate Shift (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
(Dollars in thousands)

400	$7,116	(3.37)%
300	$7,231	(1.82)%
200	$7,332	(0.44)%
100	$7,401	0.49%
0	$7,365	—%
-100	$6,858	(6.88)%

(1) Expressed in basis points.

The table above indicates that at December 31, 2015, in the event of a 200 basis point increase in interest rates, we would experience a 0.44% decrease in net interest income. In the event of a 100 basis point decrease in interest rates, we would experience a 6.88% decrease in net interest income.

Economic Value of Equity Analysis. We analyze the sensitivity of our financial condition to changes in interest rates through our economic value of equity model. This analysis measures the difference between predicted changes in the fair value of our assets and predicted changes in the present value of our liabilities assuming various changes in current interest rates. The table below represents an analysis of our interest rate risk as measured by the estimated changes in our economic value of equity, resulting from an instantaneous and sustained parallel shift in the yield curve (+100, +200, +300 and +400 basis points and -100 basis points) at December 31, 2015.

		Estimated Increase		EVE as a Percentage of Fair Value of Assets (3)
Change in		(Decrease) in EVE			Increase
Interest Rates (basis points) (1)	Estimated EVE (2)	Amount	Percent	EVE Ratio (4)	(Decrease) (basis points)
(Dollars in thousands)

+400	$2,491	$(27,058)	(91.6)%	1.17%	(1,045)
+300	7,362	(22,187)	(75.1)%	3.33%	(829)
+200	13,943	(15,606)	(52.8)%	6.02%	(560)
+100	21,631	(7,918)	(26.8)%	8.90%	(272)
—	29,549	—	—	11.62%	—
-100	30,614	1,065	3.6%	11.66%	4

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the fair value of expected cash flows from assets, less the fair value of the expected cash flows arising from our liabilities adjusted for the value of off-balance sheet contracts.
(3)	Fair value of assets represents the amount at which an asset could be exchanged between knowledgeable and willing parties in an arms-length transaction.
(4)	EVE Ratio represents EVE divided by the fair value of assets.

The table above indicates that at December 31, 2015, in the event of a 100 basis point decrease in interest rates, we would experience a 3.6% increase in our economic value of equity. In the event of a 200 basis points increase in interest rates, we would experience a decrease of 52.8% in economic value of equity.

The preceding income simulation analysis does not represent a forecast of actual results and should not be relied upon as being indicative of expected operating results. These hypothetical estimates are based upon numerous assumptions, which are subject to change, including: the nature and timing of interest rate levels including the yield

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curve shape, prepayments on loans and securities, deposit decay rates, pricing decisions on loans and deposits, reinvestment/replacement of asset and liability cash flows, and others. Also, as market conditions vary, prepayment/refinancing levels, the varying impact of interest rate changes on caps and floors embedded in adjustable-rate loans, early withdrawal of deposits, changes in product preferences, and other internal/external variables will likely deviate from those assumed.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our cash flows are derived from operating activities, investing activities and financing activities as reported in our consolidated statements of cash flows included in our consolidated financial statements.

Our primary sources of funds consist of deposit inflows, loan repayments, borrowings from the Federal Home Loan Bank of New York, maturities and principal repayments of securities, and loan and securities sales. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. Our asset/liability management committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We seek to maintain a liquidity ratio of 20.0% or greater. For the year ended December 31, 2015, our liquidity ratio averaged 36.1%. We believe that we have enough sources of liquidity to satisfy our short and long-term liquidity needs as of December 31, 2015.

We regularly adjust our investments in liquid assets based upon our assessment of:

(i)             expected loan demand;

(ii)            expected deposit flows;

(iii)           yields available on interest-earning deposits and securities; and

(iv)          the objectives of our asset/liability management program.

Excess liquid assets are invested generally in interest-earning deposits, short and intermediate-term securities and federal funds sold. Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2015, cash and cash equivalents totaled $6.1 million.

At December 31, 2015, we had $11.8 million in loan commitments outstanding. In addition to commitments to originate loans, we had $15.8 million in unused lines of credit outstanding to borrowers. Certificates of deposit (including individual retirement accounts comprised solely of certificates of deposits), due within one year of December 31, 2015 totaled $61.6 million, or 60.7% of our certificates of deposit (including individual retirement accounts) and 33.2% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including loan sales, other deposit products, and Federal Home Loan Bank borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the existing certificates of deposit due on or before December 31, 2016. We believe, however, based on past experience that a significant portion of such deposits will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of New York, which provides an additional source of funds. Federal Home Loan Bank borrowings decreased by $1.8 million to $46.1 million at December 31, 2015, from $47.9 million at December 31, 2014. At December 31, 2015, we had the ability to borrow approximately $147.0 million from the Federal Home Loan Bank of New York, of which $46.1 million had been advanced.

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We also have a repurchase agreement with Raymond James Financial providing an additional $10.0 million in liquidity.  Funds obtained under the repurchase agreement are secured by our U.S Government and agency obligations.  There were no advances outstanding under the repurchase agreement at December 31, 2015 or 2014.

Fairport Savings Bank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2015, Fairport Savings Bank exceeded all regulatory capital requirements and was considered “well capitalized” under regulatory guidelines. See “Supervision and Regulation—Federal Banking Regulation—Capital Requirements” and Note 12 of the Notes to the Consolidated Financial Statements.

Off-Balance Sheet Arrangements

In the ordinary course of business, Fairport Savings Bank is a party to credit-related financial instruments with off-balance sheet risk to meet the financing needs of our customers. These financial instruments include commitments to extend credit. We follow the same credit policies in making commitments as we do for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by us, is based on our credit evaluation of the customer.

At December 31, 2015 and 2014, we had $11.8 million and $5.2 million, respectively, of commitments to grant loans, and $15.8 million and $12.2 million, respectively, of unfunded commitments under lines of credit. We had one commercial letter of credit for $299,000 at December 31, 2015 and no letters of credit at December 31, 2014.

For additional information, see Note 11 of the N otes to our C onsolidated F inancial S tatements.

Impact of Inflation and Changing Prices

Our consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

Impact of Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to the consolidated financial statements included with this prospectus.

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BUSINESS OF FSB BANCORP AND FSB COMMUNITY

FSB Bancorp

FSB Bancorp is a Maryland corporation that was organized in March 2016. Upon completion of the conversion, FSB Bancorp will become the holding company of Fairport Savings Bank and will succeed to all of the business and operations of FSB Community, and both of FSB Community and FSB Community Bankshares, MHC will cease to exist.

Initially following the completion of the conversion, FSB Bancorp will have cash and securities held by FSB Community, as well as cash and securities held by FSB Community Bankshares, MHC, which totaled $50,000 as of December 31, 2015, and the net proceeds FSB Bancorp retains from the offering, part of which will be used to fund a loan to the Fairport Savings Bank Employee Stock Ownership Plan. FSB Bancorp will have no significant liabilities. FSB Bancorp intends to use the support staff and offices of Fairport Savings Bank and will pay Fairport Savings Bank for these services. If FSB Bancorp expands or changes its business in the future, it may hire its own employees.

FSB Bancorp intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and the diversification of operations. There are, however, no current understandings or agreements with respect to these activities.

FSB Community

FSB Community Bankshares, Inc. is the federally chartered mid-tier stock holding company of Fairport Savings Bank. FSB Community Bankshares, Inc. completed its initial public offering in August 2007 by selling 838,950 shares, or 47.0% of our outstanding common stock, at a price of $10.00 per share, to Fairport Savings Bank’s eligible depositors, borrowers, Fairport Savings Bank’s employee stock ownership plan and the public. Additionally, we issued 946,050 shares, or 53.0% of our common stock, to FSB Community Bankshares, MHC, our federally chartered mutual holding company parent.

FSB Community Bankshares, Inc. has not engaged in any significant business activity other than owning 100% of the common stock of Fairport Savings Bank and $1.0 million in investment securities at December 31, 2015. At December 31, 2015, we had total consolidated assets of $255.8 million, total deposits of $185.6 million and stockholders’ equity of $21.8 million. FSB Community is subject to comprehensive regulation and supervision by the Federal Reserve Board.

Our executive offices are located at 45 South Main Street, Fairport, New York 14450, and our telephone number is (585) 223-9080. Our website address is www.fairportsavingsbank.com. Information on our website is not and should not be considered a part of this prospectus.

BUSINESS OF FAIRPORT SAVINGS BANK

Our business activities are primarily conducted through Fairport Savings Bank, is a New York-chartered savings bank headquartered in Fairport, New York. Fairport Savings Bank conducts business from its main office in Fairport and through our branch offices located in Penfield, Irondequoit, Webster and Perinton, New York, all of which are located in the greater Rochester metropolitan area. Fairport Savings Bank also operates loan origination offices located in Pittsford and Greece in the Rochester metropolitan area as well as Buffalo and Watertown, New York. Fairport Savings Bank is subject to comprehensive regulation and supervision by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.

Our principal business consists of originating one- to four-family residential real estate mortgage loans and home equity lines of credit, and to a lesser but increasing extent, commercial real estate, multi-family and construction loans. We also offer commercial and industrial loans and other consumer loans. We offer a variety of

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retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment and municipal securities and mortgage-backed securities. We also generate revenues from other income including realized gains on sales of loans associated with loan production generated from our loan origination offices, deposit fees and service charges, realized gains on sales of securities, earnings on bank owned life insurance and loan fees. Additionally, we derive a portion of our other income through Fairport Wealth Management, our subsidiary that offers non-deposit investments such as annuities, insurance products and mutual funds.

Market Area

Fairport Savings Bank considers its market area to consist of primarily Monroe County, New York, and to a lesser extent, the surrounding counties in Western New York. Monroe County is a suburban market dominated by the City of Rochester, the third largest city in the State of New York. In 2014, Monroe County had a population of 750,000. Population has been largely stable over the last two decades. The Monroe County economy is largely dependent on several large manufacturing companies, as well as sizeable higher education and health care facilities centered in Rochester. The University of Rochester and Strong Memorial Hospital were two of the largest employers in the Rochester area in 2015. Rochester is also home to a number of international businesses, including Bausch & Lomb and Paychex. Additionally, Xerox, while no longer headquartered in Rochester, has its principal offices and manufacturing facilities in Monroe County. As of December 2015, the unemployment rate for Monroe County was 4.5%, as compared to a 4. 7 % rate for the State of New York and the national average of 4.8%.

Competition

Our primary strategy for increasing and retaining our customer base is to offer competitive deposit and loan rates and product features, delivered with superior customer service. We face intense competition in our market area both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks and credit unions. We face additional competition for deposits from money market funds, brokerage firms, mutual funds and insurance companies. Most of our competitors are significantly larger institutions with greater financial and managerial resources and higher lending limits. Additionally, some of our competitors offer products and services that we currently do not offer, such as trust services and private banking.

The majority of our depositors live and/or work in Monroe County, New York. At June 30, 2015, the latest date for which information is available through the Federal Deposit Insurance Corporation, we held approximately 1.43% of the bank deposits in Monroe County.

Lending Activities

Our principal lending activity is the origination of first mortgage loans to purchase or refinance one- to four-family residential real estate. We also originate a significant number of home equity lines of credit. More recently, we have sought to increase our commercial and multi-family real estate and construction lending. To a lesser extent, we also originate commercial and industrial loans and other consumer loans (consisting of automobile, passbook, overdraft protection and unsecured loans). At December 31, 2015, one- to four-family residential real estate mortgage loans totaled $177.0 million, or 87.5% of our loan portfolio, home equity lines of credit totaled $14.5 million, or 7.2% of our loan portfolio, commercial real estate and multi-family loans totaled $8.7 million, or 4.3%, of our loan portfolio, and all other loans totaled $2.2 million or 1.1% of our loan portfolio.

Our strategic plan continues to focus on residential real estate lending and to gradually increase our commercial lending. We generally retain in our portfolio adjustable-rate or shorter-term fixed-rate residential real estate mortgage loans. Loans that we sell into the secondary market consist of long-term (15 years or greater), conforming fixed-rate residential real estate mortgage loans and correspondent FHA and VA mortgage loans. These loans are sold without recourse. We generally retain the servicing rights on all conforming fixed-rate residential mortgage loans that we sell. However, we have begun to sell such loans servicing released from our Buffalo

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mortgage loan origination office. Correspondent FHA and VA mortgage loans are sold in the secondary market on a servicing-released basis. We also broker government mortgage loans with the USDA directly to investors in the secondary market for which we receive a fee. In 2015, we sold $53.9 million in long-term, fixed-rate one- to four-family real estate loans in the secondary market. We also brokered $1.4 million of fixed-rate residential mortgage and FHA mortgage loans in 2015 to investors in the secondary market. At December 31, 2015, we were servicing $85.9 million of loans sold to others. For the year ended December 31, 2015, we realized a gain of $1.5 million on the sale of loans, and we received servicing fees of $170,000. We may experience declines in the residential mortgage loan portfolio during 2016 if interest rates increase.

As a community bank, we are increasing our focus on commercial lending efforts to the small to medium sized business market targeting borrowers with outstanding loan balances of between $500,000 and $1.0 million. Our loan products include commercial real estate, multi-family, commercial construction and commercial and industrial loans. We are an approved Small Business Administration lender and plan to become a preferred SBA lender in 2016. As part of the commercial loan strategy, we will seek to use our commercial relationships to grow our commercial transactional deposit accounts.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated, excluding loans held for sale.

	At December 31,
	2015		2014		2013		2012		2011
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Real estate loans:
One- to four-family residential(1)	$177,037	87.47%	$169,323	89.50%	$158,189	89.27%	$133,959	90.77%	$113,538	89.56%
Home equity lines of credit	14,523	7.18	13,378	7.07	11,045	6.23	10,254	6.95	9,425	7.43
Multi-family residential	5,146	2.54	3,819	2.02	3,069	1.73	453	0.31	1,333	1.05
Construction(2)	1,251	0.62	1,106	0.58	2,821	1.59	739	0.50	938	0.74
Commercial	3,522	1.74	1,427	0.75	2,015	1.14	2,085	1.41	1,489	1.17
Commercial and industrial loans	853	0.42	100	0.05	—	—	—	—	—	—
Other loans	61	0.03	65	0.03	71	0.04	86	0.06	64	0.05

Total loans receivable	202,393	100.00%	189,218	100.00%	177,210	100.00%	147,576	100.00%	126,787	100.00%
Deferred loan origination costs	248		265		317		375		366
Allowance for loan losses	(811)		(653)		(526)		(436)		(411)

Total loans receivable, net	$201,830		$188,830		$177,001		$147,515		$126,742

(1)	Includes $1.8 million, $2.0 million, $1.9 million, $2.2 million and $2.9 million of closed-end home equity loans at December 31, 2015, 2014, 2013, 2012 and 2011.
(2)	Represents amounts disbursed at December 31, 2015, 2014, 2013, 2012 and 2011. The undrawn amounts of the construction loans totaled $1.3 million, $1.1 million, $2.6 million, $401,000 and $3 50 ,000 at December 31, 2015, 2014, 2013, 2012 and 2011, respectively.

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Loan Portfolio Maturities. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2015. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending December 31, 2016. Maturities are based on the final contractual payment date and do not reflect the impact of prepayments and scheduled principal amortization.

	One- to Four-Family Residential Real Estate Loans	Home Equity Lines of Credit	Multi- Family Residential Real Estate Loans	Construction Loans	Commercial Real Estate Loans	Commercial & Industrial Loans	Other Loans	Total
		(In thousands)
Due During the Years Ending December 31,
2016	$34	$—	$—	$—	$162	$20	$3	$219
2017	361	—	—	—	—	39	11	411
2018	1,238	—	—	—	8	39	8	1,293
2019 to 2020	1,942	32	—	—	280	162	16	2,432
2021 to 2025	13,530	—	405	—	963	593	—	15,491
2026 to 2030	36,298	1,372	1,680	103	1,055	—	2	40,510
2031 and beyond	123,634	13,119	3,061	1,148	1,054	—	21	142,037

Total	$177,037	$14,523	$5,146	$1,251	$3,522	$853	$61	$202,393

The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2015 that are contractually due after December 31, 2016.

	Due After December 31, 2016
	Fixed	Adjustable	Total
	(In thousands)

Real estate loans:
One- to four-family residential	$164,301	$12,711	$177,003
Home equity lines of credit	125	14,398	14,523
Multi-family residential	1,800	3,346	5,146
Construction	771	480	1,251
Commercial	433	2,928	3,360
Commercial and industrial loans	794	39	833
Other loans	58	—	58
Total	$168,282	$33,902	$202,174

One- to four-Family Residential Real Estate Mortgage Loans. Our primary lending activity is the origination of one- to four-family residential real estate mortgage loans. At December 31, 2015, $177.0 million, or 87.5%, of our total loan portfolio consisted of one- to four-family residential real estate mortgage loans. We offer conforming and non-conforming, fixed-rate and adjustable-rate residential real estate mortgage loans with maturities of up to 30 years and maximum loan amounts generally of up to $750,000. Our adjustable-rate mortgage loans provide an initial fixed interest rate for one, three, five or seven years and then adjust annually thereafter. They amortize over a period of up to 30 years. We originate fixed-rate mortgage loans with terms of less than 15 years, but at interest rates applicable to our 15-year loans.

One- to four-family residential real estate mortgage loans are generally underwritten according to Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed-rate and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Office of Federal Housing Enterprise Oversight, which at December 31, 2015 was $417,000 for single-family homes in our market area. We also originate loans above the lending limit for conforming loans, which we refer to as “jumbo loans.” At December 31, 2015, we had $8.5 million in jumbo loans. We generally underwrite jumbo loans in a manner similar to conforming loans. Jumbo loans are not uncommon in our market area. For first mortgage loans with loan-to-value ratios in excess of 80% we require private mortgage insurance. We do not have any loans in our loan portfolio that are considered sub-prime, or Alt-A.

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We currently offer several adjustable-rate mortgage loans secured by residential properties with interest rates that are fixed for an initial period ranging from one year to seven years. After the initial fixed period, the interest rate on adjustable-rate mortgage loans is generally reset every year based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one year, as published weekly by the Federal Reserve Board, subject to periodic and lifetime limitations on interest rate changes. All of our traditional adjustable-rate mortgage loans with initial fixed-rate periods of one, three, five and seven years have initial and periodic caps of two percentage points on interest rate changes, with a cap of six percentage points for the life of the loan. Many of the borrowers who select these loans have shorter-term credit needs than those who select long-term, fixed-rate mortgage loans. We do not offer “Option ARM” loans, where borrowers can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. At December 31, 2015, we had $13.4 million in adjustable-rate one- to four-family residential real estate mortgage loans.

Adjustable-rate mortgage loans generally present different credit risks than fixed-rate mortgage loans primarily because the underlying debt service payments of the borrowers increase as interest rates increase, thereby increasing the potential for default.

We generally require title insurance on all of our one- to four-family residential real estate mortgage loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. For fixed-rate mortgage loans with terms of 15 years or less, we will accept an attorney’s letter in lieu of title insurance. A majority of our residential real estate mortgage loans have a mortgage escrow account from which disbursements are made for real estate taxes and flood insurance. We do not conduct environmental testing on residential real estate mortgage loans unless specific concerns for hazards are identified by the appraiser used in connection with the origination of the loan. If we identify an environmental problem on land that will secure a loan, the environmental hazard must be remediated before the closing of the loan.

Home Equity Lines of Credit. We offer home equity lines of credit, which are primarily secured by a second mortgage on one- to four-family residences. At December 31, 2015, home equity lines of credit totaled $14.5 million, or 7.2% of total loans receivable. At this date we had an additional $14.0 million of undisbursed home equity lines of credit. We also offer “interest only” loans, where the borrower pays interest for an initial period (ten years), after which the loan converts to a fully amortizing loan with a term of 15 years.

The underwriting standards for home equity lines of credit include a determination of the applicant’s credit history, an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. The combined loan-to-value ratio (first and second mortgage liens) for home equity lines of credit is generally limited to 90%, or 85% if Fairport Savings Bank holds the first mortgage. We originate our home equity lines of credit without application fees or borrower-paid closing costs. Our home equity lines of credit are offered with adjustable-rates of interest indexed to the prime rate, as reported in The Wall Street Journal.

Multi-Family Residential and Commercial Real Estate Loans. Loans secured by multi-family real estate totaled $5.1 million, or 2.5%, of the total loan portfolio at December 31, 2015. Multi-family residential loans generally are secured by rental properties. All multi-family residential loans are secured by properties located within our lending area. At December 31, 2015, we had 14 multi-family loans with an average principal balance of $368,000, and the largest multi-family real estate loan had a principal balance of $1.1 million. At December 31, 2015, all of our loans secured by multi-family real estate were performing in accordance with their terms. Multi-family real estate loans are offered with fixed and adjustable interest rates. Multi-family real estate loans are originated for terms of up to 20 years. Adjustable-rate multi-family real estate loans are tied to the average yield on U.S. Treasury securities, subject to periodic and lifetime limitations on interest rate changes.

At December 31, 2015, $3.5 million, or 1.7% of our total loan portfolio consisted of commercial real estate loans. Commercial real estate loans are secured by office buildings, mixed use properties, places of worship, motels and other commercial properties. We generally originate adjustable-rate commercial real estate loans with maximum terms of up to 15 years. Adjustable-rate commercial real estate loans are tied to the 5-year Federal Home Loan Bank advance rate plus a margin, subject to periodic and lifetime limitations on interest rate changes. The maximum loan-to-value ratio of commercial real estate loans is 80%. At December 31, 2015, we had 14

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commercial real estate loans with an average principal balance of $25 1 ,000. At December 31, 2015, our largest loan secured by commercial real estate consisted of a $1.1 million loan secured by an office building. At December 31, 2015, all of our loans secured by commercial real estate were performing in accordance with their terms.

We consider a number of factors in originating multi-family real and commercial estate loans. We evaluate the qualifications and financial condition of the borrower (including credit history), profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that it is at least 120% of the monthly debt service and the ratio of the loan amount to the appraised value of the mortgaged property. Multi-family real estate loans and commercial real estate loans are originated in amounts up to 80%, of the appraised value of the mortgaged property securing the loan. All multi-family and commercial real estate loans are appraised by outside independent appraisers approved by the board of directors. Personal guarantees are generally obtained from commercial real estate borrowers.

Loans secured by multi-family real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate typically depends upon the successful operation of the real estate property securing the loans. If the cash flow from the project is reduced, the borrower’s ability to repay the loan may be impaired.

Loans secured by commercial real estate generally are larger than one- to four-family residential loans and involve greater credit risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

Construction Loans. We originate construction loans for the purchase of developed lots and for the construction of single-family residences. Construction loans are offered to individuals for the construction of their personal residences by a qualified builder which will convert to a residential mortgage loan following construction (construction/permanent loans). At December 31, 2015, construction loans totaled $1.3 million, or 0.6% of total loans receivable. At December 31, 2015, the additional unadvanced portion of these construction loans totaled $1.3 million. We also originate commercial construction loans on a limited basis.

Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We generally also review and inspect each property before disbursement of funds during the term of the construction loan.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project proves to be inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the loan.

Commercial and Industrial Loans. At December 31, 2015, we had $853,000 in commercial and industrial loans, which amounted to 0.4% of total loans. We make commercial and industrial loans primarily in our market area to a variety of professionals, sole proprietorships and small businesses. Commercial lending products include term loans and revolving lines of credit. Such loans are generally used for longer-term working capital purposes

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such as purchasing equipment or furniture. Commercial and industrial loans are made with either adjustable or fixed rates of interest. Variable rates are based on the prime rate, as published in The Wall Street Journal, plus a margin. Fixed-rate commercial and industrial loans are set at a margin above the comparable Federal Home Loan Bank advance rate.

When making commercial and industrial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial and industrial loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial and industrial loans are made in amounts of up to 70% of the value of the collateral securing the loan. We generally do not make unsecured commercial and industrial loans.

Commercial and industrial loans generally have greater credit risk than residential real estate loans. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans generally are made on the basis of the borrower’s ability to repay the loan from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself. Further, any collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We seek to minimize these risks through our underwriting standards. At December 31, 2015, our largest commercial and industrial loan was a $4 94 ,000 loan secured by business assets located in our primary market area. This loan was performing according to its original terms at December 31, 2015.

Other Loans. We offer a variety of loans secured by property other than real estate. These loans include automobile, passbook, overdraft protection and unsecured loans. At December 31, 2015, these other loans totaled $61,000, or 0.03% of the total loan portfolio.

Loan Originations, Sales, and Servicing. Lending activities are conducted by our loan personnel operating at our main and branch office locations and through our mortgage division’s five origination offices. We also obtain referrals from existing or past customers and from local builders, real estate brokers and attorneys. All loans that we originate are underwritten pursuant to our policies and procedures, which incorporate Freddie Mac underwriting guidelines to the extent applicable. We originate both adjustable-rate and fixed-rate loans. Our ability to originate fixed or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by current market interest rates as well as anticipated future market interest rates. Our loan origination and sales activity may be adversely affected by a rising interest rate environment, which typically results in deceased loan demand.

Loans that we sell are sold without recourse. For the year ended December 31, 2015, we realized a gain of $1.5 million on the sale of loans, and we received servicing fees of $170,000. As of December 31, 2015, the principal balance of loans serviced for others totaled $85.9 million. Historically, we have retained the servicing rights on all residential real estate mortgage loans that we have sold. However, we have begun to sell loans servicing released from our Buffalo mortgage loan origination office. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. We retain a portion of the interest paid by the borrower on the loans we service as consideration for our servicing activities. The value of our servicing rights was $561,000 at December 31, 2015. We have not engaged in loan purchases. We have entered into one loan participation secured by a multi-family property for $1.1 million as of December 31, 2015.

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The following table shows our loan originations, sales and repayment activities for the years indicated.

	For the Year Ended December 31,
	2015	2014	2013	2012	2011
	(In thousands)

Total loans at beginning of year	$189,218	$177,210	$147,576	$126,787	$114,480
Loan originations:
Real estate loans:
One- to four-family residential	82,368	68,977	77,181	82,619	51,145
Home equity lines of credit	5,064	5,031	3,368	3,560	3,471
Multi-family residential	1,602	888	1,975	152	197
Construction	5,151	4,986	8,628	2,461	2,702
Commercial	3,924	—	1,080	—	357
Commercial and industrial loans	866	100	—	—	—
Other loans	18	26	46	90	56
Total loans originated	98,993	80,008	92,278	88,882	57,928

Sales and loan principal repayments:

Principal repayments	30,508	19,750	26,524	34,332	26,897
Loan sales	55,310	48,250	36,120	33,761	18,724
Net loan activity	13,175	12,008	29,634	20,789	12,307
Total loans at end of year	$202,393	$189,218	$177,210	$147,576	$126,787

Loan Approval Policy and Authority. Fairport Savings Bank’s lending activities follow written, non-discriminatory underwriting standards and loan origination policies approved by Fairport Savings Bank’s board of directors. The loan approval process is intended to assess the borrower’s ability to repay the loan and the value of the property that will secure the loan. To assess the borrower’s ability to repay, we review the borrower’s employment and credit history and information on the historical and projected income and expenses of the borrower.

Residential mortgage loans up to $417,000, home equity loans up to $150,000, lines of credit, personal loans and unsecured property improvement loans up to $10,000 and automobile loans up to $35,000 may be approved by any lending officer or designee. Residential mortgage loans between $417,000 and $750,000, and automobile loans in excess of $35,000 may be approved by any two lending officers. Residential mortgage loans exceeding $750,000 must be approved by any two lending officers and the board of directors. Commercial loans (including commercial real estate, multi-family and commercial and industrial loans) up to $1.0 million may be approved by any two members of the senior officers loan committee with board approval required for commercial loans exceeding $1.0 million.

We generally require independent third-party appraisals of real property securing loans. Appraisals are performed by independent licensed appraisers. All appraisers are approved by the board of directors annually.

Loans to One Borrower. A New York savings bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned equal to 10% of unimpaired capital and surplus if the loan is secured by readily marketable collateral, which generally does not include real estate. Our loans to one borrower limit under this regulation is $3.0 million (excluding the additional amount). At December 31, 2015, we had no loans exceeding this amount. Our policy provides that residential loans to one borrower (or related borrowers) should generally not exceed $750,000. At December 31, 2015, we had no loans exceeding this amount.

Non-Performing Assets and Delinquent Loans

System-generated late notices are mailed to borrowers after the late payment “grace period,” which is 15 days in the case of all loans secured by real estate and 10 days in the case of other loans. A second notice will be mailed to borrowers if the loan remains past due after 30 days. When a loan is more than 60 days past due, we attempt to contact the borrower and develop a plan of repayment. By the 90th day of delinquency, we will have our attorneys issue a demand letter. The demand letter will require the borrowers to bring the loan current within 30 days in order to avoid the beginning of foreclosure proceedings for loans secured by real estate. With respect to

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automobile loans we will seek to repossess the vehicle if the loan is 90 days delinquent. A report of all loans 30 days or more past due is provided to the board of directors monthly.

Loans are generally placed on non-accrual status when payment of principal or interest is more than 90 days delinquent, unless the loans are well-secured and in the process of collection. Loans are also placed on non-accrual status if collection of principal or interest in full is in doubt or if the loan has been restructured. When loans are placed on a non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received. The loan may be returned to accrual status if unpaid principal and interest are repaid so that the loan is less than 90 days delinquent and a satisfactory payment history has been established. Loans not secured by real estate will be charged-off if they become 120 days past due. At December 31, 2015, we had three non-accrual loans totaling $82,000.

Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. We had no troubled debt restructurings at any of the dates presented below.

	At December 31,
	2015	2014	2013	2012	2011
	(Dollars in thousands)

Non-accrual loans:
Real estate loans:
One- to four-family residential	$63	$56	$56	$—	$325
Home equity lines of credit	18	18	—	—	—
Multi-family residential	—	—	—	—	—
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—
Other loans	1	—	—	—	—
Total	82	74	56	—	325

Accruing loans 90 days or more past due:
Real estate loans:
One- to four-family residential	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—
Multi-family residential	—	—	—	—	—
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—
Other loans	—	—	—	—	—
Total loans 90 days or more past due	—	—	—	—	—

Total non-performing loans	82	74	56	—	325

Real estate owned	—	—	—	—	—
Other non-performing assets	—	—	—	—	—

Total non-performing assets	$82	$74	$56	$—	$325

Ratios:
Total non-performing loans to total loans	0.04%	0.04%	0.03%	—%	0.26%
Total non-performing loans to total assets	0.03%	0.03%	0.02%	—%	0.15%
Total non-performing assets to total assets	0.03%	0.03%	0.02%	—%	0.15%

For the year ended December 31, 2015, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $1,300. Interest income recognized on such loans for the year ended December 31, 2015 was $2,500.

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Delinquent Loans. The following table sets forth our loan delinquencies by type, by number and amount at the dates indicated.

Loans Delinquent For
	60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
(Dollars in thousands)

At December 31, 2015
Real estate loans:
One- to four-family residential	—	—	1	$63	1	$63
Home equity lines of credit	—	—	1	18	1	18
Multi-family residential	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—	—
Other loans	—	—	1	1	1	1
Total	—	—	3	$82	3	$82

At December 31, 2014
Real estate loans:
One- to four-family residential	1	$93	1	$56	2	$149
Home equity lines of credit	—	—	1	18	1	18
Multi-family residential	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—	—
Other loans	—	—	—	—	—	—
Total	1	$93	2	$74	3	$167

At December 31, 2013
Real estate loans:
One- to four-family residential	—	—	1	$56	1	$56
Home equity lines of credit	—	—	—	—	—	—
Multi-family residential	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—	—
Other loans	—	—	—	—	—	—
Total	—	—	1	$56	1	$56

At December 31, 2012
Real estate loans:
One- to four-family residential	1	$61	—	—	1	$61
Home equity lines of credit	—	—	—	—	—	—
Multi-family residential	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—	—
Other loans	—	—	—	—	—	—
Total	1	$61	—	—	1	$61

At December 31, 2011
Real estate loans:
One- to four-family residential	—	—	1	$325	1	$325
Home equity lines of credit	—	—	—	—	—	—
Multi-family residential	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—	—
Other loans	—	—	—	—	—	—
Total	—	—	1	$325	1	$325

Foreclosed Real Estate. Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is classified as foreclosed real estate until sold. When property is acquired it is recorded at the estimated fair market value less cost to sell at the date of foreclosure, establishing a new cost basis. Estimated fair value generally represents the sale price a buyer would be willing to pay on the basis of current market conditions, including normal terms from other financial institutions, less the estimated costs to sell the property. Holding costs

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and declines in estimated fair market value result in charges to expense after acquisition. At December 31, 2015, we had no foreclosed real estate.

Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention. As of December 31, 2015, we had no assets designated as special mention.

When we classify assets as either substandard, doubtful, or loss we allocate a portion of the related general loss allowances to such assets as we deem prudent. The allowance for loan losses is the amount estimated by management as necessary to absorb credit losses incurred in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulators, the New York State Department of Financial Services and the Federal Deposit Insurance Corporation, which can require that we establish additional loss allowances. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of our review of our assets, at December 31, 2015, classified assets consisted of 12 substandard loans totaling $1.5 million and one doubtful loan totaling $1,000 and no assets classified as loss.

Allowance for Loan Losses

We provide for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is generally established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management considers the significance of payment delays and payment short falls on a case-by-case basis, taking into consideration all of

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the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, we do not separately identify individual consumer and residential loans for impairment disclosures.

We periodically evaluate the carrying value of loans and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, the New York State Department of Financial Services and the Federal Deposit Insurance Corporation periodically reviews the allowance for loan losses. These regulators may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.

The following table sets forth activity in our allowance for loan losses for the years indicated.

	At or For the Years Ended December 31,
	2015	2014	2013	2012	2011
	(Dollars in thousands)

Balance at beginning of year	$653	$526	$436	$411	$384

Charge-offs:
Real estate loans:
One- to four-family residential	—	—	—	(15)	(3)
Home equity lines of credit	—	—	—	—	—
Multi-family residential	—	—	—	—	—
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—
Other loans	—	—	—	—	—
Total charge-offs	—	—	—	(15)	(3)

Recoveries:
Real estate loans:
One- to four-family residential	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—
Multi-family residential	—	—	—	—	—
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial and industrial loans	—	—	—	—	—
Other loans	—	—	—	—	—
Total recoveries	—	—	—	—	—

Net charge-offs	—	—	—	(15)	(3)
Provision for loan losses	158	127	90	40	30

Balance at end of year	$811	$653	$526	$436	$411

Ratios:
Net charge-offs to average loans outstanding	—	—	—	—	—
Allowance for loan losses to non-performing loans at end of year	994.92%	883.71%	939.29%	N/A	126.60%
Allowance for loan losses to total loans at end of year	0.40%	0.34%	0.30%	0.29%	0.32%

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31,
	2015			2014			2013
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$524	64.61%	87.47%	$448	68.62%	89.50%	$404	76.81%	89.27%
Home equity lines of credit	101	12.45	7.18	87	13.32	7.07	55	10.46	6.23
Multi-family residential	39	4.81	2.54	29	4.44	2.02	23	4.37	1.73
Construction	6	0.74	0.62	6	0.92	0.58	14	2.66	1.59
Commercial	35	4.32	1.74	14	2.14	0.75	20	3.80	1.14
Commercial and industrial loans	11	1.36	0.42	1	0.15	0.05	—	—	—
Other loans	1	0.12	0.03	1	0.15	0.03	1	0.19	0.04
Total allocated allowance	717	88.41	100.00	586	89.74	100.00	517	98.29	100.00
Unallocated allowance	94	11.59	—	67	10.26	—	9	1.71	—
Total allowance for loan losses	$811	100.00%	100.00%	$653	100.00%	100.00%	$526	100.00%	100.00%

	At December 31,
	2012			2011
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$348	79.81%	90.77%	$289	70.32%	89.56%
Home equity lines of credit	51	11.70	6.95	47	11.44	7.43
Multi-family residential	4	0.92	0.31	10	2.43	1.05
Construction	4	0.92	0.50	5	1.22	0.74
Commercial	21	4.82	1.41	15	3.65	1.17
Commercial and industrial loans	—	—	—	—	—	—
Other loans	1	0.23	0.06	1	0.24	0.05
Total allocated allowance	429	98.40	100.00	367	89.30	100.00
Unallocated allowance	7	1.60	—	44	10.70	—
Total allowance for loan losses	$436	100.00%	100.00%	$411	100.00%	100.00%

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Investments

Our board of directors is responsible for approving and overseeing our investment policy. The investment policy is reviewed at least annually by management and any changes to the policy are recommended to the board of directors and are subject to its approval. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, the ability to provide collateral for pledging requirements, and consistency with our interest rate risk management strategy. Our asset/liability management committee, which consists of our chief executive officer, chief financial officer and other members of management, oversees our investing activities and strategies. All transactions are formally reviewed by the board of directors at least quarterly. Any investment which, subsequent to its purchase, fails to meet the guidelines of the policy is reported to the asset/liability management committee, which decides whether to hold or sell the investment.

Our current investment policy permits us to invest in debt securities issued by the U.S. Government, agencies of the U.S. Government or U.S. Government-sponsored enterprises. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. We also may hold investments in New York State municipal obligations. The investment policy also permits investments in asset-backed securities, pooled trust securities, bankers’ acceptances, money market funds, term federal funds, repurchase agreements and reverse repurchase agreements.

Our current investment policy prohibits hedging through the use of such instruments as financial futures, interest rate options and swaps.

Debt and equity securities investment accounting guidance requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent. Securities available for sale are reported at fair value, while securities held to maturity are reported at amortized cost. We do not have a trading portfolio.

U.S. Government and Agency Obligations. U.S. Government and agency securities are utilized as shorter-term investment vehicles. Investment in U.S. Government and agency securities provide lower yields than loans, however, they provide greater liquidity on a short-term basis.

Mortgage-Backed Securities. We purchase both fixed-rate and adjustable-rate mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. We invest in mortgage-backed securities to achieve interest income and monthly cash flow with minimal administrative expense, and to lower our credit risk as a result of the guarantees provided by Freddie Mac, Federal Farm Credit, Fannie Mae or Ginnie Mae.

Mortgage-backed securities are created by the pooling of mortgages and the issuance of a security with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although we invest only in mortgage-backed securities backed by one- to four-family mortgages. The issuers of such securities (generally Ginnie Mae, a U.S. Government agency, and U.S. government sponsored enterprises, such as Fannie Mae, Federal Farm Credit, and Freddie Mac) pool and resell the participation interests in the form of securities to investors such as Fairport Savings Bank, and guarantee the payment of principal and interest to investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. However, mortgage-backed securities are more liquid than individual mortgage loans since there is an active trading market for such securities. In addition, mortgage-backed securities may be used to collateralize our specific liabilities and obligations. Investments in mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or acceleration of any discount relating to such interests, thereby affecting the net yield on our securities. We periodically review current prepayment speeds to determine whether prepayment estimates require modification that could cause amortization or accretion adjustments. Our mortgage-backed securities portfolio contains no sub-prime mortgage loans and has no exposure to sub-prime investment activity.

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SBA Pools. SBA Pools are securities created by the pooling of SBA guaranteed commercial loans and the issuance of a security with an interest rate that is less than the interest rate on the underlying loans. At December 31, 2015, we no longer held any SBA pools.

State and Municipal Securities. We purchase state and municipal securities consisting of general obligation bonds backed by the full faith and credit of local municipalities such as townships and school districts located only in Monroe County, New York.

The following table sets forth the amortized cost and fair value of our securities portfolio (excluding Federal Home Loan Bank of New York common stock) at the dates indicated.

	At December 31,
	2015		2014		2013
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available for sale:
U.S. Government and agency obligations	$6,000	$5,968	$5,000	$4,959	$20,503	$18,760
Mortgage-backed securities	13,974	14,000	15,616	15,810	16,254	16,188
SBA pools	—	—	1,170	1,213	1,382	1,428
Total securities available for sale	$19,974	$19,968	$21,786	$21,982	$38,139	$36,376

Securities held to maturity:
U.S. Government and agency obligations	$6,793	$6,922	$9,645	$9,836	$—	$—
State and municipal securities	4,651	4,726	4,859	4,925	3,287	3,361
Mortgage-backed securities	1,535	1,574	2,898	3,022	3,641	3,785
Total securities held to maturity	$12,979	$13,222	$17,402	$17,783	$6,928	$7,146

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Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio and the mortgage-backed securities portfolio at December 31, 2015 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. The state and municipal securities have not been adjusted to a tax-equivalent basis.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available for sale:
U.S. Government and agency obligations	$—	—	$—	—	$6 ,000	1.86%	$—	—	$6,000	$5,968	1.86%
Mortgage-backed securities	—	—	—	—	—	—	13,974	1.36%	13,974	14,000	1.36%
SBA pools	—	—	—	—	—	—	—	—	—	—	—
Total securities available for sale	$—	—	$—	—	$6,000	1.8 6%	$13, 974	1.36%	$19,974	$19,968	1.51%

Securities held to maturity:
U.S. Government and agency obligations	$—	—	$—	—	$3, 913	3.0 7%	$2,880	3.4 3%	$6,793	$6,922	3.22%
State and municipal securities	157	2.00%	2,441	1.99%	2,053	1.94%	—	—	4,651	4,726	1.97%
Mortgage-backed securities	—	—	—	—	—	—	1, 535	2. 18%	1,535	1,574	2.18%
Total securities held to maturity	$157	2.00%	$2,441	1.99%	$5,9 66	2. 68%	$4,4 15	3. 00%	$12,979	$13,222	2.65%

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Sources of Funds

General. Deposits traditionally have been our primary source of funds for our lending and investment activities. We also borrow, primarily from the Federal Home Loan Bank of New York, to supplement cash flow needs, to lengthen the maturities of liabilities for interest rate risk management purposes and to manage our cost of funds. Our additional sources of funds are scheduled loan payments, loan prepayments, maturing investments, mortgage-backed securities amortizations and pre-payments, proceeds of loan sales, and retained earnings.

Deposits. We generate deposits primarily from the areas in which our branch offices are located. We rely on our competitive pricing, convenient locations and customer service to attract and retain deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of savings accounts, NOW accounts, money market accounts, certificates of deposit and individual retirement accounts and non-interest-bearing demand deposits. We currently do not accept brokered deposits.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market interest rates, liquidity requirements, interest rates paid by competitors and our deposit growth goals.

At December 31, 2015, our deposits totaled $185.6 million. At December 31, 2015, NOW accounts totaled $28.8 million, savings accounts totaled $27.3 million, money market accounts totaled $21.0 million and non-interest-bearing checking accounts totaled $7.0 million. At December 31, 2015, certificates of deposit, including individual retirement accounts (all of which were certificate of deposit accounts), totaled $101.5 million, of which $61.6 million had remaining maturities of one year or less. Based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

The following table sets forth the distribution of our average total deposit accounts, by account type, for the years indicated.

	For the Years Ended December 31,
	2015			2014			2013
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
NOW	$26,681	15.07%	0.14%	$22,930	12.82%	0.17%	$19,455	11.62%	0.19%
Savings	28,651	16.18	0.44	29,530	16.51	0.39	31,036	18.55	0.42
Money market	21,480	12.13	0.29	22,614	12.65	0.34	22,309	13.33	0.36
Individual retirement accounts	9,942	5.62	1.06	13,105	7.33	1.26	15,005	8.97	1.42
Certificates of deposit	83,574	47.21	1.10	84,988	47.53	0.98	74,423	44.47	1.01
Non-interest-bearing demand deposits	6,704	3.79	—	5,653	3.16	—	5,118	3.06	—

Total deposits	$177,032	100.00%	0.71%	$178,820	100.00%	0.69%	$167,346	100.00%	0.72%

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As of December 31, 2015, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $44.7 million. The following table sets forth the maturity of those certificates as of December 31, 2015.

At December 31, 2015
(In thousands)

Three months or less	$6,956
Over three months through six months	7,699
Over six months through one year	15,495
Over one year to three years	13,661
Over three years	840

Total	$44,651

Borrowings. Our long-term borrowings consist primarily of advances, from the Federal Home Loan Bank of New York. At December 31, 2015, we had the ability to borrow approximately $147.0 million under our credit facilities with the Federal Home Loan Bank of New York, of which $46.1 million were advanced. Borrowings from the Federal Home Loan Bank of New York are secured by our investment in the common stock of the Federal Home Loan Bank of New York as well as by a blanket pledge of our mortgage portfolio not otherwise pledged.

The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at and for the periods shown:

	At or For the Years Ended December 31,
	2015	2014	2013
	(Dollars in thousands)

Balance at end of year	$46,092	$47,925	$36,977
Average balance during year	$48,675	$40,085	$34,802
Maximum outstanding at any month end	$52,109	$47,925	$40,511
Weighted average interest rate at end of year	1.55%	1.52%	1.55%
Weighted average interest rate during year	1.53%	1.55%	1.97%

We also have a repurchase agreement with Raymond James Financial providing an additional $10.0 million in liquidity collateralized by our U.S. Government obligations. There were no advances outstanding under the repurchase agreement at December 31, 2015.

Other Services. Over the past two years we have focused on developing our electronic service offerings to stay relevant with the younger generation of banking consumers.  Two of the major services that have demonstrated a high level of growth are mobile banking and online bill pay. While online bill pay has become a standard service that most banks offer, our online bill paying service has additional functionality that allows customers to send person-to-person payments using just an email address or phone number. From the mobile banking application, a customer can pay their bills as well as send person-to-person payments. In early 2016, we implemented online account opening. We intend to continue to expand our internet and mobile banking services as we grow.

Subsidiary Activities

Fairport Wealth Management, our subsidiary, provides investment advisory services to our customers by providing annuities, insurance products and mutual funds. At December 31, 2015, we had a $269,000 investment in Fairport Wealth Management, and during the year ended December 31, 2015, we derived $228,000 of fee income from Fairport Wealth Management.

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Personnel

As of December 31, 2015, we had 71 full-time employees and 15 part-time employees. Our employees are not represented by any collective bargaining group. Management believes that our relationship with our employees is good.

Legal Proceedings

Periodically, we are involved in claims and lawsuits, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. At December 31, 2015, we were not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Properties

As of December 31, 2015, the net book value of our office properties was $4.3 million. The following table sets forth information regarding our offices.

Location	Leased or Owner	Year Acquired or Leased	Net Book Value of Real Property

Main Office:
Fairport	Owner	1932	$915,000

Other Properties:

Penfield	Leased	2002	$1,142,000

Irondequoit	Leased	2007	$1,071,000

Webster	Leased	2009	$232,000

Perinton	Leased	2011	$888,000

Pittsford	Leased	2010	$46,000

Greece	Leased	2014	$10,000

Watertown	Leased	2010	—

Buffalo	Leased	2015	—

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SUPERVISION AND REGULATION

General

Fairport Savings Bank is a stock savings bank organized under the laws of the State of New York. The lending, investment, and other business operations of Fairport Savings Bank are governed by New York law and regulations, as well as applicable federal law and regulations, and Fairport Savings Bank is prohibited from engaging in any operations not authorized by such laws and regulations. Fairport Savings Bank is subject to extensive regulation, supervision and examination by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders. Fairport Savings Bank also is a member of and owns stock in the Federal Home Loan Bank of New York, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Fairport Savings Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

As a bank holding company following the conversion, FSB Bancorp will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. FSB Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the New York State Department of Financial Services, the Federal Deposit Insurance Corporation, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of FSB Bancorp and Fairport Savings Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Fairport Savings Bank and FSB Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Fairport Savings Bank and FSB Bancorp.

New York Bank Regulation

Fairport Savings Bank derives its lending, investment, branching and other authority primarily from the applicable provisions of New York State Banking Law and the regulations of the New York State Department of Financial Services, as limited by federal laws and regulations. Under these laws and regulations, savings banks, including Fairport Savings Bank, may invest in real estate mortgages, consumer and commercial loans, certain types

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of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may invest up to 7.5% of its assets in corporate stock, with an overall limit of 5% of its assets invested in common stock. Investment in the stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank’s assets, except as set forth below. Such equity securities must meet certain earnings ratios and other tests of financial performance. A savings bank’s lending powers are not subject to percentage of assets limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the “leeway” power, make investments not otherwise permitted under the New York State Banking Law. This power permits investments in otherwise impermissible investments of up to 1% of assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with and reliance upon the specific investment authority set forth in the New York State Banking Law, savings banks are authorized to elect to invest under a “prudent person” standard in a wider range of investment securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the “prudent person” standard, it will be unable to avail itself of the other provisions of the New York State Banking Law and regulations which set forth specific investment authority. Fairport Savings Bank has not elected to conduct its investment activities under the “prudent person” standard. A savings bank may also exercise trust powers upon approval of the New York State Department of Financial Services. Fairport Savings Bank does not presently have trust powers.

New York State chartered savings banks may also invest in subsidiaries under their service corporation investment authority. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities that may be authorized by the New York State Department of Financial Services. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank’s assets, and such investments, together with the bank’s loans to its service corporations, may not exceed 10% of the savings bank’s assets. Furthermore, New York banking regulations impose requirements on loans which a bank may make to its executive officers and directors and to certain corporations or partnerships in which such persons have equity interests. These requirements include that (i) certain loans must be approved in advance by a majority of the entire board of directors and the interested party must abstain from participating directly or indirectly in voting on such loan, (ii) the loan must be on terms that are not more favorable than those offered to unaffiliated third parties, and (iii) the loan must not involve more than a normal risk of repayment or present other unfavorable features.

Under the New York State Banking Law, the Superintendent may issue an order to a New York State chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the New York State Department of Financial Services that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee or officer may be removed from office after notice and an opportunity to be heard. Fairport Savings Bank does not know of any past or current practice, condition or violation that may lead to any proceeding by the Superintendent or the New York State Department of Financial Services against Fairport Savings Bank or any of its directors or officers.

New York State Community Reinvestment Regulation

Fairport Savings Bank is also subject to provisions of the New York State Banking Law which imposes continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community (“NYCRA”) which are substantially similar to those imposed by the Community Reinvestment Act. Pursuant to the NYCRA, a bank must file an annual NYCRA report and copies of all federal CRA reports with the New York State Department of Financial Services. The NYCRA requires the New York State Department of Financial Services to make a biennial written assessment of a bank’s compliance with the NYCRA, utilizing a four-tiered rating system and make such assessment available to the public. The NYCRA also requires the Superintendent to consider a bank’s NYCRA rating when reviewing a bank’s application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller

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machines, and provides that such assessment may serve as a basis for the denial of any such application. Fairport Savings Bank received an examination in 2014, but has not received a NYCRA rating from the New York State Department of Financial Services as of December 31, 2015.

Federal Bank Regulation

Capital Requirements. Federal regulations require state banks to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%; a Tier 1 capital to risk-based assets ratio of 6.0%; a total capital to risk-based assets ratio of 8%; and a 4% Tier 1 capital to total assets leverage ratio. These capital requirements were effective January 1, 2015 and are the result of regulations implementing recommendations of the Basel Committee on Banking Supervision and certain requirements of the Dodd-Frank Act.

As noted, the risk-based capital standards for state banks require the maintenance of common equity Tier 1 capital, Tier 1 capital and total capital to risk-weighted assets ratios of at least 4.5%, 6% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor (from 0.0% to 200.0%) assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income, up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the Federal Reserve takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement is being phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented at 2.5% on January 1, 2019.

The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan

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documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. All Federal Deposit Insurance Corporation insured banks, including savings banks, are generally limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. For example, state chartered banks may, with regulatory approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the NASDAQ Global Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. The maximum permissible investment is 100% of Tier 1 Capital, as specified by the Federal Deposit Insurance Corporation’s regulations, or the maximum amount permitted by New York law, whichever is less.

In addition, a state bank may engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if it meets all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund.

Interstate Banking and Branching. Federal law permits well capitalized and well managed holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, among other things, recent amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis provided that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. The regulations were amended to incorporate the previously mentioned increased regulatory capital standards that were effective January 1, 2015. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0%, or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an

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amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent savings and loan holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and certain affiliated interests of these persons, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Enforcement. The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state savings banks, including Fairport Savings Bank. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices.

Federal Insurance of Deposit Accounts. Fairport Savings Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in Fairport Savings Bank are insured up to a maximum of $250,000 for each separately insured depositor.

The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) currently range from 2 1/2 to 45 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly,

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except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation, which has recently exercised that discretion by establishing a long range fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Fairport Savings Bank. Future insurance assessment rates cannot be predicted.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended December 31, 2015, the annualized FICO assessment was equal to 0.60 basis points of total assets less tangible capital.

Privacy Regulations. Federal regulations generally require that Fairport Savings Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Fairport Savings Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Fairport Savings Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by federal regulations, a state member bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a state savings bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Fairport Savings Bank’s latest federal CRA rating was “Satisfactory.”

USA Patriot Act. Fairport Savings Bank is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.

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Other Regulations

Interest and other charges collected or contracted for by Fairport Savings Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of Fairport Savings Bank also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $110.2 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0% and the amounts greater than $110.2 million require a 10.0% reserve (which may be adjusted annually by the Federal Reserve Board between 8.0% and 14.0%). The first $15.2 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Fairport Savings Bank is in compliance with these requirements.

Federal Home Loan Bank System

Fairport Savings Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. Fairport Savings Bank was in compliance with this requirement at December 31, 2015. Based on redemption provisions of the Federal Home Loan Bank of New York, the stock has no quoted market value and is carried at cost. Fairport Savings Bank reviews for impairment, based on the ultimate recoverability, the

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cost basis of the Federal Home Loan Bank of New York stock. As of December 31, 2015, no impairment has been recognized.

Holding Company Regulation

In connection with the completion of the conversion, Fairport Savings Bank will revoke its Section 10(l) election so that FSB Bancorp will be a bank holding company under the Bank Holding Company Act of 1956, as amended subject to supervision and regulation by the Federal Reserve Board.

FSB Bancorp, as a bank holding company, will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. FSB Bancorp is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for FSB Bancorp to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company.

A bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing securities brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property under certain conditions; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings association.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including depository institutions subsidiaries that are “well capitalized” and “well managed,” to opt to become a “financial holding company.” A “financial holding company” may engage in a broader array of financial activities than permitted a typical bank holding company. Such activities can include insurance underwriting and investment banking. FSB Bancorp intends to elect “financial holding company” status following completion of the conversion and reorganization.

FSB Bancorp will not be subject to the Federal Reserve Board’s consolidated capital adequacy guidelines for bank holding companies. Legislation was enacted in December 2014 which required the Federal Reserve Board to amend its "Small Bank Holding Company" exemption from consolidated holding company capital requirements to generally extend the applicability to bank and savings and loan holding companies of up to $1 billion in assets. Regulations doing so were effective May 15, 2015. Consequently, bank holding companies of under $1 billion in consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. The Federal Reserve Board has adopted an exception to that approval requirement for well-capitalized bank holding companies that meet certain other conditions. The Federal Reserve Board has issued guidance which requires consultation with the Federal Reserve Board prior to a redemption or repurchase in certain circumstances.

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The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by using available resources to provide capital funds during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. The Dodd-Frank Act codified the source of strength policy. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of FSB Bancorp to pay dividends or otherwise engage in capital distributions.

The Federal Deposit Insurance Act makes depository institutions liable to the FDIC for losses suffered or anticipated by the insurance fund in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law could potentially apply to FSB Community Commercial Bank.

FSB Bancorp and Fairport Savings Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of FSB Bancorp or Fairport Savings Bank.

FSB Bancorp’s status as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Federal Securities Laws

FSB Bancorp common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. FSB Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in FSB Bancorp’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of FSB Bancorp may be resold without registration. Shares purchased by an affiliate of FSB Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If FSB Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of FSB Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of FSB Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, FSB Bancorp may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

We are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we

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choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier. However, we will not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as we remain a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a bank holding company such as FSB Bancorp unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with FSB Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

FSB Community Bankshares, MHC, FSB Community and Fairport Savings Bank are, and FSB Bancorp will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize

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certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to FSB Community, FSB Bancorp or Fairport Savings Bank.

FSB Community is currently open to audit under statute of limitations by the Internal Revenue Service and state taxing authorities for the fiscal years ended December 31, 2012 through December 31, 2015. Federal and state tax returns have not been audited for the last five years.

Federal Taxation

Method of Accounting. For federal income tax purposes, FSB Community and Fairport Savings Bank currently report their income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing their federal income tax returns.

Bad Debt Reserves. Prior to the Small Business Protection Act of 1996 (the “1996 Act”), Fairport Savings Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at our taxable income. As a result of the 1996 Act, Fairport Savings Bank was required to use the specific charge off method in computing its bad debt deduction beginning with its 1996 federal tax return. Savings institutions were required to recapture any excess reserves over those established as of December 31, 1987 (base year reserve). At December 31, 2015, Fairport Savings Bank had no reserves subject to recapture in excess of its base year reserves.

Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if Fairport Savings Bank failed to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift-related recapture rules. At December 31, 2015, our total federal pre-1988 base year reserve was approximately $1.5 million. However, under current law, pre-1988 base year reserves remain subject to recapture if Fairport Savings Bank makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a bank charter.

Alternative Minimum Tax. The Internal Revenue Code imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences, which we refer to as “alternative minimum taxable income.” The AMT is payable to the extent such alternative minimum taxable income is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of alternative minimum taxable income. Certain AMT payments may be used as credits against regular tax liabilities in future years. At December 31, 2015, FSB Community had no AMT payments available to carry forward to future periods.

Net Operating Loss Carryovers. A company may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 2015, FSB Community had no net operating loss carry forwards for federal income tax purposes.

Corporate Dividends-Received Deduction. FSB Community may exclude from its income 100% of dividends received from Fairport Savings Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from a corporation in which a corporate recipient owns at least 20% of its stock, and corporations that own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State Taxation

New York State Taxation. Effective January 1, 2015, banking corporations will be taxed under the New York State General Business Corporation Franchise Tax provisions. The New York State tax rate on “entire net income” will be reduced from 7.1% to 6.5% effective January 1, 2016, and various modifications will be available to community banks (defined as banks with less than $8 billion in total assets) regarding deductions associated with interest income.

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Maryland State Taxation. As a Maryland business corporation, FSB Bancorp is required to file an annual report with and pay franchise taxes to the state of Maryland.

MANAGEMENT

Our Directors and Executive Officers

Directors of FSB Bancorp serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The executive officers of FSB Bancorp and Fairport Savings Bank are elected annually. The following table states our directors’ and executive officers’ names, their ages as of December 31, 2015, the years when they began serving as directors of Fairport Savings Bank and the years when their current terms expire.

Name (1)	Position(s) Held With FSB Bancorp and Fairport Savings Bank	Age	Director Since	Current Term Expires
Gary Lindsay	Director	73	2007	2017
Lowell T. Twitchell	Chairman of the Board	73	1984	2017
Stephen J. Meyer	Director	69	2015	2017
Alicia H. Pender	Vice Chairman of the Board	58	2008	2017
Terence O’Neil	Director	73	1998	2018
Dawn DePerrior	Director	57	2015	2018
James E. Smith	Director	69	1991	2018
Lowell C. Patric	Director	70	2009	2018
Dana C. Gavenda	President, Chief Executive Officer and Director	64	2002	2019
Robert W. Sturn	Director	73	2000	2019
Charis W. Warshof	Director	66	2002	2019
Thomas J. Weldgen	Director	63	2015	2019
Kevin D. Maroney	Chief Financial Officer and Chief Operating Officer	58	N/A	N/A
Kathleen M. Dold	Senior Vice President, Lending	60	N/A	N/A

(1)	The mailing address for each person listed is 45 South Main Street, Fairport, New York 14450.

The business experience for the past five years of each of our directors and executive officers is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Each director is also a director of Fairport Savings Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Dana C. Gavenda has been our President and Chief Executive Officer since December 2001. Mr. Gavenda has held various positions in the banking industry since 1973. Mr. Gavenda’s significant local banking experience and continued participation in the financial industry trade associations provides the Board with a perspective on the day to day operations of Fairport Savings Bank and FSB Community and assists the Board in assessing the trends and developments in the financial institutions industry on a local and national basis.

Gary Lindsay is a practicing certified public accountant. Prior to founding his accounting practice in 1991, from 1974 until 1991, Mr. Lindsay was a tax partner with KPMG LLP. Mr. Lindsay has significant expertise and background with regard to accounting matters, the application of generally accepted accounting principles and matters of business finance and business transactions. Mr. Lindsay’s professional and business experience provides the Board with valuable insight into the accounting and reporting issues faced by FSB Community and in assessing strategic transactions involving FSB Community.

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Terence O’Neil is retired. Prior to his retirement in 2005, from 1980 until his retirement, Mr. O’Neil was the owner and President of Green Lantern Inn, a restaurant located in Fairport, New York. Mr. O’Neil’s experience as a local business owner and operator provides the board with insight into product offerings aimed at local small businesses. Additionally, through Mr. O’Neil’s active participation in local community service organizations, Mr. O’Neil provides the Board with assistance in the areas of potential business generation and community outreach efforts.

Lowell C. Patric is a co-founder and COO/CFO of Karma Culture, Pittsford, New York. Karma Culture was organized in February 2011 to develop, market, and sell a line of natural spring water and vitamin additives mix-to-drink beverage products and to develop and explore uses for its proprietary dispensing cap technology. Prior to Karma Culture, Mr. Patric was founder and Principal of LCP Management Services in Rochester, New York. LCP Management Services was established as a general management consulting firm providing financial advice in regards to strategic initiatives to local and national businesses. Mr. Patric has 26 years of banking experience, including serving in 1993 as President and Chief Operating Officer of RCSB Financial, Inc., a retail consumer financial services holding company including a $4.0 billion banking subsidiary, an insurance company, a full service brokerage subsidiary, a mortgage banking subsidiary, and an automobile finance subsidiary, headquartered in Rochester, New York.   Mr. Patric’s extensive experience in financial and strategic planning, risk management, investment and balance sheet management, and bank capital management provides a significant benefit to the Board in assessing our strategic initiatives and risk management.

Alicia H. Pender is the Director of Finance at Sisters of St. Joseph of Rochester, a position she has held since 1991. Ms. Pender has over 30 years of experience in accounting and finance, and is a certified public accountant in the State of New York. Ms. Pender’s background as a certified public accountant provides the Board with valuable insight into the accounting and reporting issues faced by FSB Community and in assessing strategic transactions involving FSB Community.

James E. Smith is retired. Prior to his retirement in December 2013, Mr. Smith served as Supervisor of the Town of Perinton, New York, an elected office that he held since 1984. Mr. Smith’s previous position as the Supervisor of the Town of Perinton, his knowledge of the local municipalities and contacts with local community leaders and politicians provides the Board with insight into dealing with such municipalities and assists the Board in assessing local government actions which may affect FSB Community or its subsidiaries.

Robert W. Sturn is retired. Prior to his retirement in July 2004, from 1994 until 2004, Mr. Sturn was Executive Vice President of Fairport Savings Bank in which role he managed Fairport Savings Bank’s mortgage operations and marketing administration. In 1994 Mr. Sturn retired from JP Morgan Chase as Vice President in Consumer Credit Management after a 30 year career. Mr. Sturn’s 40 years of experience in a variety of Consumer and Mortgage product and credit roles provides the Board with valuable expertise in community banking and consumer lending, particularly those issues related to FSB Community’s mortgage operations.

Lowell T. Twitchell is retired. Prior to his retirement in 2001, from 1979 until 2001 Mr. Twitchell served as President of Fairport Savings Bank. Mr. Twitchell’s 22 years of experience with Fairport Savings Bank, his local contacts with customers and businesses and his institutional knowledge of the development of Fairport Savings Bank provide the Board with valuable perspective as to the operations of FSB Community and with respect to business generation and product offerings.

Charis W. Warshof retired in June 2015. She has held positions, including Vice President, Investor Relations with Home Properties, Inc., a New York Stock Exchange-traded Real Estate Investment Trust located in Rochester, New York, from 2001 until her retirement. Ms. Warshof has more than 20 years of prior banking experience, including as Senior Vice President of RCSB Financial, Inc., with responsibility for strategic planning, marketing, corporate relations and investor relations. Her experience provides the Board with valuable insight into corporate governance, public relations, marketing, and investor relations best practices.

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Thomas J. Weldgen has been the Chief Financial Officer of DiMarco Group, LLC, a real estate and construction company since June 2014. From 1992 until 2014, Mr. Weldgen was Chief Financial Officer of CPAC, Inc., a photographic chemicals and equipment company that was liquidated pursuant to the federal bankruptcy laws in 2015. Mr. Weldgen’s background as a chief financial officer provides the Board with valuable insight into the accounting and reporting issues faced by FSB Community.

Stephen Meyer retired in January 2015 from M&T Bank, where he had held various retail and commercial banking senior management positions in Rochester since 1969. During his last 10 years with M&T, he served as an insurance consultant with M&T Securities and Wilmington Trust Company. His experience provides the Board with valuable perspective as to the operations of Fairport Wealth Management.

Dawn DePerrior is Vice President, Application Delivery of Constellation Brands, an international producer and marketer of wine, beer, and spirits since March 2014. Previously, she was the Senior Director of Information Systems at the University of Rochester Medical Center from 2008 to 2014. Her experience with information technology will provide the Board with valuable insights into cyber-security issues facing Fairport Savings Bank.

Executive Officers Who are Not Directors

Kevin D. Maroney is our Chief Financial Officer and Chief Operating Officer, positions he has held since 2004. Prior to his employment with Fairport Savings Bank, from 1993 until 2004, Mr. Maroney served as senior vice president/finance and operations officer with Wyoming County Bank, Warsaw, New York.

Kathleen M. Dold is our Senior Vice President and Loan Operations Manager. Her areas of responsibility include Underwriting, Loan Delivery and Servicing. Ms. Dold has over 30 years’ experience in mortgage lending with an emphasis on underwriting. Prior to joining Fairport Savings Bank in 2000, she held similar managerial positions at local financial institutions including Albion Federal Savings & Loan Association and Sibley Mortgage Corporation.

Board Independence

The board of directors has determined that, except for Mr. Gavenda, each member of the board of directors is an “independent director” as defined in the Nasdaq listing rules, the standard of independence chosen by the board for purposes of Securities and Exchange Commission rules.  Mr. Gavenda is not considered independent because he is the President and Chief Executive Officer of FSB Community and Fairport Savings Bank. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, and that had an impact on our determination as to the independence of our directors.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.fairportsavingsbank.com. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on our website.

Transactions With Certain Related Persons

All transactions between FSB Community and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to FSB Community than could have been obtained by it in arms-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of FSB Community not having any interest in the transaction. In the ordinary course of business, Fairport Savings Bank makes loans available to its directors, officers and employees. The aggregate amount of our outstanding loans to our officers and directors and their related entities was

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approximately $168,000 at December 31, 2015. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Fairport Savings Bank. These loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to FSB Community. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Fairport Savings Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

Any transactions that would be required to be reported under this section of this Prospectus must be reviewed by our audit committee or another independent body of the board of directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the board of directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to us from an unrelated party through an arms-length transaction.

Executive Compensation

The following table shows the compensation of Dana C. Gavenda, our principal executive officer, and the two most highly compensated other executive officers that received total compensation of $100,000 or more during the past fiscal year for services to FSB Community or any of its subsidiaries during the year ended December 31, 2015. We refer to these individuals as “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (1)	Total ($)

Dana C. Gavenda President and Chief Executive Officer	2015	205,000	23, 3 63	134,6 93	36 3,056

Kevin D. Maroney Chief Financial Officer and Chief Operating Officer	2015	163,000	10,0 80	56,8 50	229, 930

Kathleen M. Dold Senior Vice President, Lending	2015	90,000	5,1 60	9,61 8	104, 778

(1)	The compensation represented by the amounts for 2015 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table. ESOP contributions are based upon estimated allocations for the fiscal year ended December 31, 2015 of 28 8 shares for Mr. Gavenda, 21 5 shares for Mr. Maroney and 10 9 shares for Ms. Dold.

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Other Compensation
	401(k) Plan Contributions	ESOP Contributions	SERP Contributions	Supplemental Disability Insurance Premiums	Country Club and Automobile Allowance	Total All Other Compensation

Dana C. Gavenda	$26,199	$3,015	$93,993	$1,650	$9,836	$134,6 93

Kevin D. Maroney	$14,595	$2,2 52	$31,32 3	$1,287	$7,393	$56,8 50

Kathleen M. Dold	$7,666	$1,13 8	$—	$814	$—	$9,61 8

Benefit Plans

Employment Agreement with Dana C. Gavenda. Fairport Savings Bank entered into an employment agreement with Mr. Gavenda effective as of March 1, 2009. The agreement had an initial term of three years. After the initial three-year term under the agreement, the agreement renews for one year, unless Mr. Gavenda receives timely notification of the Board’s intention not to renew the agreement, in which case the agreement will cease one year following such anniversary date.

The employment agreement provides base salary to Mr. Gavenda for his services, which is currently $205,000. The base salary may be increased, but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, and use of an automobile and reimbursement of expenses associated with the use of such automobile and other reasonable business expenses incurred.

In the event of Mr. Gavenda’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” he will receive a severance payment equal to one times the sum of :(1) his highest annual rate of base salary paid to him at anytime under the employment agreement; and (2) the cash bonus paid to him with respect to the fiscal year immediately prior to his date of termination. Such payment will be payable in a lump sum within 30 days following Mr. Gavenda’s date of termination. Additionally, Mr. Gavenda would be entitled to the continuation, at Fairport Savings Bank’s expense, of life insurance coverage and non-taxable medical and dental insurance coverage for 12 months. For purposes of the employment agreement, “good reason” is defined as: (1) the failure to elect or reelect or to appoint or reappoint Mr. Gavenda to his executive position, (2) a material change in Mr. Gavenda’s functions, duties, or responsibilities, which change would cause Mr. Gavenda’s position to become one of lesser responsibility, importance or scope, (3) a relocation of Mr. Gavenda’s principal place of employment by more than 30 miles from its location at the effective date of the employment agreement or (4) a material reduction in the benefits and perquisites from those being provided to Mr. Gavenda as of the effective date of the employment agreement, including base salary (except for any Fairport Savings Bank-wide or officer-wide reduction) or (5) a material breach of the employment agreement by Fairport Savings Bank.

In the event of a termination for any reason following a change in control of Fairport Savings Bank or FSB Bancorp, Mr. Gavenda (or, in the event of his death, his beneficiary) would be entitled to a severance payment equal to three times the sum of: (1) Mr. Gavenda’s highest base salary during the term of the employment agreement, and (2) the greater of (A) the average annual cash bonus paid to Mr. Gavenda under the agreement during the last three years prior to the termination date or (B) the cash bonus paid to Mr. Gavenda for the most recent fiscal year prior to the termination. Such severance will be paid as a lump sum within 30 days following Mr. Gavenda’s date of termination. However, if the change in control occurs after Mr. Gavenda has attained age 62 or after implementation of a Board-approved stock-based benefit plan, the amount that Mr. Gavenda will receive is equal to the sum of:(1) the highest annual rate of base salary paid at any time under the agreement, and (2) the greater of (A) the average annual cash bonus paid with respect to the one year prior to the termination or (B) the cash bonus paid with respect to the fiscal year ended prior to the termination. Moreover, Mr. Gavenda would be entitled to the continuation, at Fairport Savings Bank’s expense, of life, health and disability insurance coverage for 12 months.

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Notwithstanding the foregoing, if Fairport Savings Bank is not in compliance with its regulatory capital requirements or if the payments would cause Fairport Savings Bank’s capital to be reduced below its regulatory capital requirements, any severance payable under the agreement shall be deferred until such time as Fairport Savings Bank is in capital compliance. Additionally, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

If Mr. Gavenda becomes disabled during the term of the agreement, he would receive proceeds from a supplemental senior executive disability insurance policy, where Fairport Savings Bank pays the premiums for such insurance policy, and Fairport Savings Bank would continue to provide life and health care coverage for Mr. Gavenda through the period of the disability insurance coverage. In the event Mr. Gavenda dies while employed by Fairport Savings Bank, his estate will be paid Mr. Gavenda’s base salary for one year and his spouse will be entitled to continuation of medical, dental and other insurance benefits for one year after his death.

Upon termination of Mr. Gavenda’s employment, Mr. Gavenda agrees for a period of two years following termination of employment not to serve as an officer, director or consultant with any financial institution operating in Monroe County, New York with assets of less than $1.0 billion, but such period is reduced to one year if Mr. Gavenda’s termination of employment is following a change in control.

Change in Control Agreement with Kevin D. Maroney. On March 28, 2012, Fairport Savings Bank entered into a change in control agreement with Mr. Maroney. The agreement provides that if Mr. Maroney either: (1) is terminated by Fairport Savings Bank (or any successor) for any reason other than for cause; or (2) voluntarily resigns for “good reason” within 24 months following a change in control of Fairport Savings Bank or FSB Bancorp, Mr. Maroney will be entitled to a payment equal to two times the sum of the Executive’s highest annual base salary at any time under the agreement and the greater of : (1) the average annual cash bonus paid to the Executive over the prior three fiscal years; or (2) the cash bonus paid to the Executive for the fiscal year which ended prior to the termination. However, in no event will Mr. Maroney’s total severance compensation from all sources equal or exceed three times his average annual compensation over the five fiscal years preceding the fiscal year in which his date of termination occurs. Such payment will be payable for 12 months following Mr. Maroney’s date of termination in accordance with the normal payroll practices of Fairport Savings Bank. In the event of death, the benefit will be paid to Mr. Maroney’s surviving spouse or, if no surviving spouse, to his estate. In addition, Mr. Maroney would be entitled, at no expense, to the continuation of substantially to life, health and disability insurance coverage for 12 months following his date of termination. The conversion and offering does not constitute a change in control under the terms of the agreement.

Notwithstanding the foregoing, the payments required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code. In addition, Mr. Maroney is restricted from serving as an officer, director or consultant with any financial institution operating in Monroe County, New York with assets of less than $1.0 billion for one year following his date of termination.

Annual Incentive Plan. On January 1, 2012, FSB Community adopted the Annual Incentive Plan to align the interests of eligible employees with the overall performance of FSB Community and Fairport Savings Bank.

Employees selected by the compensation committee, which includes the Named Executive Officers, are eligible to participate in the plan. For each plan year (which is the calendar year), each participant will receive an annual bonus award amount, designated as a percentage of base salary, and the performance objectives that must be satisfied for the participant to receive the annual bonus award. The specific performance objectives will be determined annually by the compensation committee, but generally include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to Fairport Savings Bank. Each performance objective will specify level of achievements at “threshold,” “target” and “maximum” levels and will be weighted by priority as a percentage of the total annual bonus award payable to the participant. The annual bonus award earned is payable to each participant in a cash lump sum within 2.5 months following the end of each plan year, to the extent the performance objectives are determined to be satisfied by the compensation committee.

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Payment of an award is also contingent on the participant’s performance meeting expectations, as determined by the compensation committee.

For 2015, the compensation committee established the following range of annual cash incentive opportunities for threshold, target and maximum achievement (as a percentage of base salary):

Executive Officer	Threshold	Target	Maximum
Dana C. Gavenda	25%	30%	35%
Kevin D. Maroney	15%	20%	25%
Kathleen M. Dold	6%	8%	10%

Based on both the satisfaction of company and individual performance goals, Messrs. Gavenda and Maroney and Ms. Dold earned a bonus with respect to the 2015 performance period equal to $23, 3 63, $ 10 ,0 80 and $ 5,160 respectively.

Supplemental Executive Retirement Plans. Effective May 1, 2006, Fairport Savings Bank established the Supplemental Executive Retirement Plan (“SERP”) for Mr. Gavenda, which is a non-qualified defined contribution plan. Under the terms of the SERP, on May 1, 2006 and on each anniversary date thereafter through the earlier of May 1, 2016 or the date Mr. Gavenda terminates employment, Fairport Savings Bank will credit a specified amount to Mr. Gavenda’s accrued SERP obligation account (the “SERP Benefit”). The maximum aggregate value of the SERP Benefit as of December 1, 2016 will be $595,557, which is intended to provide a 15-year period certain annuity of approximately $60,000 per year. The SERP Benefit will not be credited with earnings nor debited for losses or expenses. The SERP Benefit will be paid to Mr. Gavenda in equal monthly installments for 15 years, commencing on the first day of the calendar month immediately following the date of separation from service after attaining age 65. beginning on the date that is six months after the later of (i) the date of his separation from service or (ii) attains age 65. In the event Mr. Gavenda dies while receiving payments, his designated beneficiary shall continue to receive the remaining payments.

If Mr. Gavenda’s employment is terminated for “cause” (as defined in the SERP), then he will forfeit all SERP Benefits. In the event Mr. Gavenda terminates employment due to disability, the SERP Benefit shall be paid to him in a lump sum no later than 90 days after the date he terminated employment. If Mr. Gavenda dies before he is eligible to receive his SERP Benefit, his benefit will be forfeited.

In the event of Mr. Gavenda’s separation from service within two years following a change in control of Fairport Savings Bank, the SERP Benefit shall be paid to Mr. Gavenda in a lump sum as soon as administratively feasible but no later than 90 days after his date of termination.

If Mr. Gavenda is a “specified employee” on the date of his separation from service for any reason (other than due to death or disability), his SERP benefit shall commence or be paid no earlier than the first day of the seventh month following his separation from service.

Effective August 1, 2010, Fairport Savings Bank established a Supplemental Executive Retirement Plan (“SERP”) for Mr. Maroney, which is a non-qualified defined benefit plan.  Under the terms of the SERP, upon separation from service after attaining age 65, Fairport Savings Bank will pay Mr. Maroney an annual benefit of $40,000, payable in equal monthly installments for 15 years commencing on the first day of the month after his separation from service.  If Mr. Maroney has a separation from service before age 65 or within 24 months after a change in control (as defined in the SERP) or if he experiences a disability (as defined in the SERP) before age 65 or if he dies while employed with Fairport Bank, then he will be paid a lump sum distribution equal to his accrual balance under the SERP on the first day of the month following his separation from service. However, no SERP benefits are payable if Mr. Maroney’s separation from service is for cause (as defined in the SERP).

If Mr. Maroney is a “specified employee” on the date of his separation from service for any reason (other than due to death or disability), his SERP benefit shall commence or be paid no earlier than the first day of the seventh month following his separation from service.

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Executive Compensation Clawback Agreement with Kevin D. Maroney. On February 23, 2012, Fairport Savings Bank entered into an Executive Compensation Clawback Agreement with Mr. Maroney. Under the agreement, Mr. Maroney acknowledges that he will not be entitled to receive any payments due under the Annual Incentive Compensation Program offered by Fairport Savings Bank (the “Incentive Plan”) and/or may be required to repay any payments previously received under the Incentive Plan in the following circumstances: (1) Mr. Maroney’s Incentive Plan payment was conditioned upon achieving certain financial results that were subsequently the subject of a substantial restatement of Fairport Savings Bank’s financial statements and the Executive engaged in misconduct that caused the need for the substantial restatement, and a lower payment would have been made to Mr. Maroney based upon the restated financial results, or (2) the board of directors of Fairport Savings Bank determines that Mr. Maroney has engaged in fraud, gross negligence or willful misconduct detrimental to Fairport Savings Bank. If Fairport Savings Bank determines that one of the circumstances described above has occurred, Mr. Maroney will be notified and will have ten days to request a reconsideration of Fairport Savings Bank’s determination. If Mr. Maroney fails to request reconsideration and/or Fairport Savings Bank elects not to reconsider its determination, he will be liable for repayment of all Incentive Plan payments paid within the preceding three years or during the period of conduct examined, whichever is longer. Fairport Savings Bank is entitled to offset any such liability against any compensation owed to him by Fairport Savings Bank and he will become ineligible to receive any further Incentive Plan payments. In the event Mr. Maroney is required to repay any amount to Fairport Savings Bank, such repayment will be due within one year from Fairport Savings Bank’s notification of the repayment obligation. In the event such repayment obligation triggers income tax penalties to Fairport Savings Bank or Mr. Maroney, Mr. Maroney will be solely responsible for the payment of such taxes.

401(k) Plan. Fairport Savings Bank maintains the Fairport Savings Bank 401(k) savings plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements. Employees are eligible to participate in the 401(k) plan upon attainment of age 21 and completion of one year of service.

A participant may contribute up to 100% of his or her compensation to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For the 2015 calendar year, the maximum salary deferral contribution that can be made by a participant is $18,000, provided however that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan. In addition to salary deferral contributions, Fairport Savings Bank will make a matching contribution equal to 100% of the first 6% of the compensation that is deferred by the participant during the plan year. In addition, Fairport Savings Bank may make a discretionary contribution of up to 2% of each eligible employee’s annual base compensation. A participant is always 100% vested in his or her salary deferral contributions.  All employer contributions vest at a rate of 20% per year, beginning after the participant’s completion of his or her first year of service, such that the participant will be fully vested upon completion of five years of credited service. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 65), early retirement (age 55 and five years of vesting service), death, disability, or termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available. In connection with the conversion, we intend to allow participants to invest a portion of their account balances under the 401(k) plan in FSB Bancorp common stock. We may also allow participants in the 401(k) plan to invest future elective deferrals and employer contributions in FSB Bancorp common stock.

Stock Benefit Plan

Employee Stock Ownership Plan and Trust. Fairport Savings Bank implemented an employee stock ownership plan in connection with FSB Community’s 2007 initial stock offering. As part of the offering, the employee stock ownership plan borrowed funds from FSB Community and used those funds to purchase 69,972 shares of the common stock. The shares of the common stock are the collateral for the loan. The loan will be repaid principally from discretionary contributions by Fairport Savings Bank to the employee stock ownership plan over a period of not more than 20 years. The loan currently has a remaining term of approximately 11 years.

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The shares purchased with the loan are held in a suspense account and are allocated to participants’ accounts in the employee stock ownership plan as the loan is repaid. Participants will have no interest in the shares in the suspense account and only have an interest in the shares actually allocated to their accounts as the loan is repaid. The released shares are allocated among employee stock ownership plan participants on the basis of the ratio that their compensation bears to the compensation of all plan participants. Employees who are at least 21 years old with at least one year of employment with Fairport Savings Bank are eligible to participate. Benefits under the plan become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service, with credit given to participants for up to three years of credited service with Fairport Savings Bank prior to the adoption of the plan. A participant’s interest in his or her account under the plan will also fully vest in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Pursuant to the accounting guidance governing employers’ accounting for employee stock ownership plans, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

In connection with the conversion, the employee stock ownership plan is expected to purchase up to 4% of the total number of shares of FSB Bancorp’s common stock sold in the offering.  When combined with the common stock that was purchased by the employee stock ownership plan in connection with the initial public offering, the total shares purchased by the plan will be less than 8% of the shares of FSB Bancorp that will be outstanding following the conversion, as required by applicable banking regulations. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from FSB Bancorp equal to the aggregate purchase price of the common stock.  This loan will be repaid principally through Fairport Savings Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan.  The interest rate for the employee stock ownership plan loan is expected to be an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.  Thereafter, the interest rate will adjust annually.  It is expected that the original loan from FSB Community to the employee stock ownership plan in connection with the initial public offering will be refinanced and rolled into the loan to be received by the employee stock ownership plan from FSB Bancorp in connection with the conversion. Following the consummation of the conversion, all shares of FSB Community common stock currently held by the employee stock ownership plan will automatically be converted to shares of FSB Bancorp common stock pursuant to the exchange ratio.

We reserve the right to purchase shares of common stock in the open market following the offering in order to fund all, or a portion of, the employee stock ownership plan.  We also reserve the right to have the employee stock ownership plan purchase more than 4% of the shares of the common stock sold in the offering, if necessary, to complete the offering at the minimum of the offering range.

Director Compensation

The following table sets forth for the year ended December 31, 2015 certain information as to the total remuneration paid to directors other than Mr. Gavenda. No additional compensation was paid to Mr. Gavenda for his service as a director.

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	DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2015

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)

Gary Lindsay	22,650	—	22,650
Terence O’Neil	21,250	—	21,250
Lowell C. Patric	19,750	—	19,750
Alicia H. Pender	24,033	—	24,033
James E. Smith	20,450	—	20,450
Robert W. Sturn	20,850	—	20,850
Lowell T. Twitchell	23,150	—	23,150
Charis W. Warshof	20,450	—	20,450
Thomas J. Weldgen (2)	—	—	—
Stephen J. Meyer (2)	—	—	—
Dawn DePerrior (2)	—	—	—

(1)	No director received perquisites or personal benefits that, in the aggregate, were greater than or equal to $10,000 in 2015.
(2)	Did not receive fees in 2015 for initial meeting attended in December 2015.

FSB Community pays no fees for service on the board of directors or Board committees. However, each of the individuals who currently serves as one of our directors also serves as a director of Fairport Savings Bank and earns fees in that capacity.

In 2015, each non-employee director receive d a retainer fee of $600 for each scheduled monthly meeting and $650 for attendance at each scheduled monthly meeting. Directors also receive d $600 for attendance at meetings of the Audit Committee, Compensation/Benefits/Marketing Committee and the Nominating Committee, $200 for attendance at the quarterly ALCO Committee meetings and $150 for attendance at any Commercial Loan Committee meetings. In addition to these fees, the Chairman of the Board receive d a fee of $6,000 for 2015 ; the Vice Chairman of the Board receive d a fee of $3,333 for service until July 2015 when the position was eliminated ; and the Chairman of each of the Compensation/Benefits/Marketing Committee, Audit Committee and Nominating Committee receive d an additional $100 per meeting.

Benefits to be Considered Following Completion of the Conversion

Currently, we have no stock-based benefit plans. Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards. If adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares outstanding following the stock offering.

The stock-based benefit plans will not be established sooner than six months after the stock offering, and if adopted within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders. If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

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•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares outstanding following the offering, unless Fairport Savings Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares outstanding following the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Fairport Savings Bank or FSB Bancorp; and

•	our executive officers or directors must exercise or forfeit their options in the event that Fairport Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval prior to or more than 12 months after the completion of the conversion. If either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of FSB Bancorp’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	57,407 Shares Awarded at Minimum of Offering Range	65,538 Shares Awarded at Midpoint of Offering Range	77,669 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)

$8.00	$459	$540	$621
10.00	574	676	777
12.00	689	811	932
14.00	804	946	1,087

The grant-date fair value of the options granted under the stock-based benefit plans will be based in part on the price of shares of common stock of FSB Bancorp at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

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Exercise Price	Grant-Date Fair Value Per Option	143,518 Options at Minimum of Offering Range	168,845 Options at Midpoint of Offering Range	194,172 Options at Maximum of Offering Range
(In thousands, except exercise price and fair value information)

$8.00	$2.24	$321	$378	$435
10.00	2.80	402	473	544
12.00	3.36	482	567	652
14.00	3.92	563	662	761

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 17 .

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of FSB Community held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of May 2, 2016 .

Name of Beneficial Owner	Total Shares Beneficially Owned (1)		Percent of All Common Stock Outstanding

Dana C. Gavenda	20,379	(1)	1.1%
Robert W. Sturn	1,444		*
Charis W. Warshof	3,000		*
Gary Lindsay	1,000		*
Terence O’Neil	1,000	(2)	*
Lowell T. Twitchell	3,000		*
James E. Smith	1,000		*
Alicia H. Pender	1,000		*
Lowell C. Patric	500		*
Thomas Weldgen	—		*
Stephen Meyer	—		*
Dawn DePerrior	—		*
Kevin D. Maroney	5,916	(3)	*
Kathleen M. Dold	1,281	(4)	*

All directors and executive officers as a group (14 persons)	39,520		2.2%

FSB Community Bankshares, MHC 45 South Main Street Fairport, New York 14450	946,050		53.2%
Joseph Stilwell Stilwell Partners, L.P. Stilwell Value LLC Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. 111 Broadway, 12th Floor New York, New York 10006	94,330	(5)	5.3%

*	Less than 1%.
(1)	Includes 2,829 shares allocated to Mr. Gavenda’s employee stock ownership plan account and 50 shares held by Mr. Gavenda’s wife.
(2)	All shares are pledged as security for a loan.
(3)	Includes 1,916 shares allocated to Mr. Maroney’s employee stock ownership plan account.
(4)	Includes 1,0 8 1 shares allocated to Ms. Dold’s employee stock ownership plan account.
(5)	On a Schedule 13D filed with the Securities and Exchange Commission on October 26, 2015, Joseph Stilwell, Stilwell Partners, L.P., Stilwell Value LLC, Stilwell Activist Fund, L.P. and Stilwell Activist Investments, L.P. reported shared dispositive and voting power with respect to 94,330 shares of our common stock.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of FSB Bancorp’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of FSB Community common stock as of May 2, 2016 ;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.” Federal and state regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

	Number of	Proposed Purchases of Stock in the Offering (2)		Total Common Stock to be Held at Minimum of Offering Range (3)
Name of Beneficial Owner	Exchange Shares to Be Held (1)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Dana C. Gavenda	16,386	7,500	$75,000	23,886	1. 7%
Robert W. Sturn	1,161	1,750	17,500	2,911	*
Charis W. Warshof	2,412	1,500	15,000	3,912	*
Gary Lindsay	804	200	2,000	1,004	*
Terence O’Neil	804	1,500	15,000	2,304	*
Lowell T. Twitchell	2,412	1,500	15,000	3,912	*
James E. Smith	804	1,500	15,000	2,304	*
Alicia H. Pender	804	1,500	15,000	2,304	*
Lowell C. Patric	402	2,500	25,000	2,902	*
Thomas Weldgen	—	2,000	20,000	2,000	*
Stephen Meyer	—	2,000	20,000	2,000	*
Dawn DePerrior	—	1,500	15,000	1,500	*
Kevin D. Maroney	4,757	5,000	50,000	9,757	*
Kathleen M. Dold	1,030	500	5,000	1,530	*
Total for Directors and Executive Officers (14 persons)	31,776	30,450	$304,500	62,226	4.3%

*	Less than 1%.
(1)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.8041 at the minimum of the offering range.
(2)	Includes proposed subscriptions, if any, by associates.
(3)	At the maximum of the offering range, assuming an exchange ratio of 1.0879, directors and executive officers would beneficially own 73,436 shares, or 3.8%, of our outstanding shares of common stock.

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THE CONVERSION AND OFFERING

The boards of directors of FSB Community Bankshares, MHC and FSB Community have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of FSB Community and the members of FSB Community Bankshares, MHC (depositors and certain borrowers of Fairport Savings Bank). Special meetings of stockholders and members have been called for this purpose. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to FSB Bancorp becoming the holding company for Fairport Savings Bank, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. We have also filed an application with the New York State Department of Financial Services to acquire control of Fairport Savings Bank and with respect to the amendments to Fairport Savings Bank’s Organization Certificate, and the approval of the New York State Department of Financial Services is required before we can consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board or the New York State Department of Financial Services does not constitute a recommendation or endorsement of the plan of conversion.

General

The boards of directors of FSB Community Bankshares, MHC and FSB Community have adopted the plan of conversion. Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. FSB Community Bankshares, MHC will be merged into FSB Community, and FSB Community Bankshares, MHC will no longer exist. FSB Community, which owns 100% of Fairport Savings Bank, will be merged into a new Maryland corporation named FSB Bancorp. As part of the conversion, the 53.2% ownership interest of FSB Community Bankshares, MHC in FSB Community will be offered for sale in the stock offering. When the conversion is completed, all of the outstanding common stock of Fairport Savings Bank will be owned by FSB Bancorp, and all of the outstanding common stock of FSB Bancorp will be owned by public stockholders. FSB Community and FSB Community Bankshares, MHC will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion, at the completion of the conversion and offering, each share of FSB Community common stock owned by persons other than FSB Community Bankshares, MHC will be converted automatically into the right to receive new shares of FSB Bancorp common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of FSB Community for new shares of FSB Bancorp, the public stockholders will own the same aggregate percentage of shares of common stock of FSB Bancorp that they owned in FSB Community immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, adjusted downward to reflect certain assets held by FSB Community Bankshares, MHC.

We intend to retain between $0 and $1.5 million of the net proceeds of the offering (taking into account the loan to the employee stock ownership plan) and to invest between $6.2 million and $7.3 million of the net proceeds in Fairport Savings Bank. Additionally, at the minimum of the offering range, we will contribute $ 810,000 in cash to Fairport Savings Bank which is currently held by FSB Community. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental account holders and other members. In addition, we will offer common stock for sale in a community offering to members of the general public with a preference given to natural persons (including trusts of natural persons) residing in Livingston, Monroe, Ontario, Orleans, Erie, Jefferson and Wayne Counties, New York.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the

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subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated offering in which Sandler O’Neill & Partners, L.P. will be sole manager. See “—Syndicated Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of FSB Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of Fairport Savings Bank. The plan of conversion is also filed as an exhibit to FSB Community Bankshares, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Strengthen our regulatory capital position with the additional capital we will raise in the stock offering. A strong capital position is essential to achieving our long-term objectives of growing Fairport Savings Bank and building stockholder value. While Fairport Savings Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth. Minimum regulatory capital requirements have also increased under recently adopted regulations. Compliance with these new requirements will be essential to the continued implementation of our business strategy. Following the conversion and offering, FSB Bancorp will contribute to Fairport Savings Bank net proceeds from the stock offering in an amount such that it will have 10% tier 1 leverage capital as compared to 7.85% at December 31, 2015.

•	Transition our organization to a more common and flexible stock holding company structure from our existing mutual holding company structure. The stock holding company structure is a more common and flexible form of organization, and will give us greater flexibility to access the capital markets through possible equity and debt offerings to support our long-term growth. The stock holding company structure will also provide us greater flexibility to structure an acquisition of other financial businesses or institutions if opportunities arise. We do not currently have any understandings or agreements regarding any specific capital raising or acquisition transaction. In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of FSB Bancorp for three years following completion of the conversion and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

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•	Enable our stock holding company the ability to pay dividends to our public stockholders without diluting their stock ownership interest. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, the Federal Reserve Board became the federal regulator of all savings and loan holding companies and mutual holding companies, which has resulted in changes in regulations with respect to the payment of dividends applicable to FSB Community Bankshares, MHC and FSB Community. Among other things, these changes have adversely affected our ability to pay cash dividends to our public stockholders without diluting their stock ownership interest. The conversion will eliminate our mutual holding company structure and will enhance our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

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Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of FSB Community Bankshares, MHC (depositors and certain borrowers of Fairport Savings Bank) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of FSB Community Bankshares, MHC will also be approving the merger of FSB Community Bankshares, MHC into FSB Community. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of FSB Community and the affirmative vote of the holders of a majority of the outstanding shares of common stock of FSB Community held by the public stockholders of FSB Community (stockholders other than FSB Community Bankshares, MHC) also are required to approve the plan of conversion. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to FSB Bancorp becoming the holding company for Fairport Savings Bank, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. The New York State Department of Financial Services must also approve FSB Bancorp’s control application and the amendments to Fairport Savings Bank’s Organization Certificate. The Federal Deposit Insurance Corporation must also grant its non-objection to Fairport Savings Bank’s revocation of its Section 10(l) status (FSB Community is deemed a savings and loan holding company as a result of such election) so that FSB Bancorp may become a bank holding company.

Effect of FSB Community Bankshares, MHC’s Assets on Minority Stock Ownership

In the exchange, the public stockholders of FSB Community will receive shares of common stock of FSB Bancorp in exchange for their shares of common stock of FSB Community pursuant to an exchange ratio that is designed to provide, subject to adjustment, existing public stockholders with the same ownership percentage of the common stock of FSB Bancorp after the conversion as their ownership percentage in FSB Community immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by FSB Community Bankshares, MHC (other than shares of stock of FSB Community) at the completion of the conversion, which assets currently consist of cash. FSB Community Bankshares, MHC had net assets of $50,000 as of December 31, 2015, not including FSB Community common stock. This adjustment will decrease FSB Community’s public stockholders’ ownership interest in FSB Bancorp from 46.8% to 46.7%, and will increase the ownership interest of persons who purchase stock in the offering from 53.2% (the amount of FSB Community’s outstanding common stock held by FSB Community Bankshares, MHC) to 53.3%.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of FSB Community common stock will be converted automatically into the right to receive a number of shares of FSB Bancorp common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in FSB Bancorp after the conversion as they held in FSB Community immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, adjusted downward to reflect certain assets held by FSB Community Bankshares, MHC. The exchange ratio will not depend on the market value of FSB Community common stock. The exchange ratio will be based on the percentage of FSB Community common stock held by the public, the independent valuation of FSB Bancorp prepared by RP Financial, LC., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.8041 shares for each publicly held share of FSB Community at the minimum of the offering range to 1.0879 shares for each publicly held share of FSB Community at the maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of FSB Bancorp as of February 26, 2016, assuming public stockholders of FSB Community own 46.8% of FSB Community common stock and FSB Community Bankshares, MHC has net assets of $50,000 immediately prior to the completion of the conversion. The table also shows how many shares of FSB Bancorp a hypothetical owner of FSB Community common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

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	Shares to be Sold in This Offering		Shares of FSB Bancorp to be Issued for Shares of FSB Community		Total Shares of Common Stock to be Issued in		Equivalent Value of Shares Based Upon	Equivalent Pro Forma Tangible Book Value Per	Shares to be Received for 100
	Amount	Percent	Amount	Percent	Exchange and Offering	Exchange Ratio	Offering Price (1)	Exchanged Share (2)	Existing Shares (3)

Minimum	765,000	53.3%	670,183	46.7%	1,435,183	0.8041	$8.04	$15.3 4	80
Midpoint	900,000	53.3	788,451	46.7	1,688,451	0.9460	9.46	16.0 2	94
Maximum	1,035,000	53.3	906,719	46.7	1,941,719	1.0879	10.88	16. 69	108

(1)	Represents the value of shares of FSB Bancorp common stock to be received in the conversion by a holder of one share of FSB Community, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

Effects of Conversion

Continuity. The conversion will not affect the normal business of Fairport Savings Bank of accepting deposits and making loans. Fairport Savings Bank will continue to be a New York-chartered savings bank and will continue to be regulated by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation. After the conversion, Fairport Savings Bank will continue to offer its existing services to depositors, borrowers and other customers. The directors of FSB Community serving at the time of the conversion will be the directors of FSB Bancorp upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Fairport Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Fairport Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors and certain borrowers of Fairport Savings Bank have voting rights in, FSB Community Bankshares, MHC as to all matters requiring member approval. Upon completion of the conversion, depositors and certain borrowers will cease to be members of FSB Community Bankshares, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in Fairport Savings Bank will be vested in FSB Bancorp as the sole stockholder of Fairport Savings Bank. The stockholders of FSB Bancorp will possess exclusive voting rights with respect to FSB Bancorp common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to FSB Community Bankshares, MHC, FSB Community, Fairport Savings Bank, the public stockholders of FSB Community (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders or other members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Fairport Savings Bank has both a deposit account in Fairport Savings Bank and a pro rata ownership interest in the net worth of FSB Community Bankshares, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of FSB Community Bankshares, MHC and Fairport Savings Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account

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receives a pro rata ownership interest in FSB Community Bankshares, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her deposit account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of FSB Community Bankshares, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that FSB Community Bankshares, MHC and Fairport Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of FSB Community Bankshares, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by FSB Bancorp and Fairport Savings Bank in an aggregate amount equal to (i) FSB Community Bankshares, MHC’s ownership interest in FSB Community’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of FSB Community Bankshares, MHC as of the date of the latest statement of financial condition of FSB Community Bankshares, MHC prior to the consummation of the conversion (excluding its ownership of FSB Community). FSB Bancorp and Fairport Savings Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Fairport Savings Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Fairport Savings Bank a liquidation interest in the residual net worth , if any, of FSB Bancorp or Fairport Savings Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) FSB Bancorp and Fairport Savings Bank or (b) Fairport Savings Bank. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and any valuation updates, RP Financial, LC. will receive a fee of $50,000, as well as payment for reimbursable expenses. We have paid RP Financial, LC. nominal fees during the previous three years. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of FSB Community. RP Financial, LC. also considered the following factors, among others:

•	the present results and financial condition of FSB Community and the projected results and financial condition of FSB Bancorp;

•	the economic and demographic conditions in FSB Community’s existing market area;

•	certain historical, financial and other information relating to FSB Community;

•	a comparative evaluation of the operating and financial characteristics of FSB Community with those of other publicly traded savings institutions;

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•	the effect of the conversion and offering on FSB Bancorp’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of FSB Bancorp; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that RP Financial, LC. considered comparable to FSB Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for FSB Bancorp also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial, LC. limited the peer group companies to Mid-Atlantic institutions with assets of less than $750 million and companies in other regions of the country with assets less than $400 million.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC. did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of FSB Bancorp with the peer group. RP Financial, LC. made downward adjustments for financial condition, profitability, growth and viability of earnings, asset growth, dividends and liquidity of the shares. RP Financial made no adjustments for primary market area, marketing of the issue, management or effects of government regulations and regulatory reform. The downward adjustment applied for financial condition was due to FSB Community’s less diversified loan portfolio, lower pro forma equity ratio and higher use of borrowings as a funding source. The downward adjustment applied for earnings was based on FSB Community’s lower historical earnings and return on equity levels, dependency on more volatile mortgage sales as a component of revenue, and the perceived potential for earnings growth. The downward adjustment for asset growth was due to FSB Community’s lower historical asset growth. The downward adjustment applied for dividends took into consideration FSB Bancorp’s less favorable capacity to pay dividends, based on FSB Bancorp’s lower pro forma equity position, available cash at the holding company and lower earnings. The downward adjustment applied for liquidity of the shares took into consideration that FSB Bancorp’s common stock is expected to be quoted on the OTC Pink Marketplace, rather than the NASDAQ stock market for the peer group companies.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of FSB Bancorp after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 1.06% as of December 31, 2015 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

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The independent valuation states that as of February 26, 2016, the estimated pro forma market value of FSB Bancorp was $16.9 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $14.4 million and a maximum of $19.4 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of FSB Community common stock owned by FSB Community Bankshares, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of FSB Community common stock owned by FSB Community Bankshares, MHC, certain assets held by FSB Community Bankshares, MHC and the $10.00 price per share, the minimum of the offering range is 765,000 shares, the midpoint of the offering range is 900,000 shares and the maximum of the offering range is 1,035,000 shares.

The board of directors of FSB Bancorp reviewed the independent valuation and, in particular, considered the following:

•	FSB Community’s financial condition and results of operations;

•	a comparison of financial performance ratios of FSB Community to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of FSB Community common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board, as a result of subsequent developments in the financial condition of FSB Community or Fairport Savings Bank or market conditions generally. If the independent valuation is updated to amend the pro forma market value of FSB Bancorp to less than $14.4 million or more than $19.4 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to FSB Bancorp’s registration statement.

The following table presents a summary of selected pricing ratios for FSB Bancorp (on a pro forma basis) as of and for the twelve months ended December 31, 2015, and for the peer group companies based on earnings and other information as of and for the twelve months ended December 31, 2015, or the latest date available at the time of the appraisal with stock prices as of February 26, 2016, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 35. 3 % on a price-to-book value basis, a discount of 36. 5 % on a price-to-tangible book value basis and a premium of 9 5.1 % on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of FSB Community’s common stock. The closing price of the common stock was $10.30 per share on February 26, 2016, the effective date of the appraisal, and $10.15 per share on March 2, 2016, the last trading day immediately preceding the announcement of the conversion.

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	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
FSB Bancorp (on a pro forma basis, assuming completion of the conversion)
Maximum	49.32	x	65.1 9%	65.1 9%
Midpoint	41.42	x	5 9.07%	5 9.07%
Minimum	34.0 5	x	52. 41%	52. 41%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	21.24	x	91.26%	93.06%
Medians	20.30	x	90.00%	90.00%

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core,” or recurring, earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Fairport Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Fairport Savings Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

We will not increase the maximum of the valuation range or decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $19.4 million and a corresponding increase in the offering range to more than 1,035,000 shares, or a decrease in the minimum of the valuation range to less than $14.4 million and a corresponding decrease in the offering range to fewer than 765,000 shares, then we will promptly return with interest at 0.05 % per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the special meeting of members to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and FSB Bancorp’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and FSB Bancorp’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

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Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Fairport Savings Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on December 31, 2014 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $150,000 (15,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on December 31, 2014. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of FSB Community or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding December 31, 2014.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including Fairport Savings Bank’s employee stock ownership plan and 401(k) Plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase up to 4% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each depositor of Fairport Savings Bank with a Qualifying Deposit at the close of business on March 31, 2016 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any

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one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at March 31, 2016. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans and Supplemental Eligible Account Holders, each depositor of Fairport Savings Bank as of the close of business on May 2, 2016 and each borrower of Fairport Savings Bank as of January 14, 2005 whose loan remained outstanding as of the close of business on May 2, 2016 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at May 2, 2016 .

Expiration Date. The subscription offering will expire at 4:00 p.m., Eastern Time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 765,000 shares have not been sold in the offering by [extension date] and the Federal Reserve Board not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.05 % per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond [extension date], we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we will offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in Livingston, Monroe, Ontario, Orleans, Erie, Jefferson and Wayne Counties, New York; and

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(ii)	Other members of the general public.

Subscribers in the community offering may purchase up to $150,000 (15,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in Livingston, Monroe, Ontario, Orleans, Erie, Jefferson and Wayne Counties, New York, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which event we will resolicit purchasers.

Syndicated Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated offering is held, Sandler O’Neill & Partners, L.P. will serve as sole manager, and we will pay fees of 6% of the aggregate amount of common stock sold in the syndicated offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to FSB Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Fairport Savings Bank or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

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If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares.  The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)	Tax qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $250,000 (25,000 shares) of common stock in all categories of the offering combined;

(iv)	The number of shares of common stock that an existing FSB Community stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing FSB Community common stock, may not exceed 9.9% of the shares of common stock of FSB Bancorp to be issued and outstanding at the completion of the conversion and offering; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Fairport Savings Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 30% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of FSB Community Bankshares, MHC or stockholders of FSB Community, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable limit, and other large subscribers may be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(i)	any corporation or organization (other than Fairport Savings Bank, FSB Bancorp, FSB Community or FSB Community Bankshares, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee

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stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of FSB Community or Fairport Savings Bank.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address, will be deemed to be acting in concert unless we determine otherwise. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of FSB Bancorp or Fairport Savings Bank and except as described below. Any purchases made by any associate of FSB Bancorp or Fairport Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of FSB Bancorp.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the subscription and community offerings by:

•	consulting as to the financial and marketing implications of the plan of conversion and reorganization;

•	reviewing with our board of directors the financial effect of the offering on us, based on the independent appraiser’s appraisal of the shares of common stock;

•	reviewing all offering documents, including this prospectus, stock order forms and related offering materials;

•	assisting in the design and implementation of a marketing strategy for the offering;

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•	assisting management in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the offering; and

•	providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of $250,000.

Syndicated Offering. If shares of common stock are sold in a syndicated offering, we will pay fees of 6% of the aggregate dollar amount of common stock sold in the syndicated offering to Sandler O’Neill & Partners, L.P. and any other broker-dealers included in the syndicated offering. However, if the sum of the fee received in the subscription and community offerings and the syndicated offering exceeds 6% of the aggregate dollar amount of common stock sold in the offering, the subscription fee will be reduced so that the total aggregate fee will be 6% of the aggregate dollar amount of common stock sold in the offering.

Expenses. Sandler O’Neill & Partners, L.P. will be reimbursed for allocable expenses in amount not to exceed $100,000 for expenses and attorney’s fees, which fee may be increased to $125,000 if a syndicated offering is undertaken. We have paid Sandler O’Neill & Partners, L.P. an advance payment of $25,000 which will be credited against the expenses we incur during the offering. If the plan of conversion is terminated or if Sandler O’Neill & Partners, L.P.’s engagement is terminated in accordance with the provisions of the agency agreement, Sandler O’Neill & Partners, L.P. will receive reimbursement of its reasonable out-of-pocket expenses.

Records Management

We have also engaged Sandler O’Neill & Partners, L.P. as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Sandler O’Neill & Partners, L.P., will assist us in the offering by:

•	consolidating deposit accounts and vote calculations;

•	designing and preparing proxy forms and stock order forms;

•	organizing and supervising our stock information center;

•	providing proxy and ballot tabulation services for the special meeting of members, including acting as or supporting the inspector of election; and

•	providing necessary subscription services to distribute, collect and tabulate stock orders in the offering.

Sandler O’Neill & Partners, L.P. will receive fees of $10,000 for these services, plus reimbursement for reasonable expenses up to $25,000. In addition, in the event certain circumstances arise, such as a material delay in the offering, additional records management charges may be incurred but such additional charges will not exceed an additional $5,000. Of the fees for serving as records agent, $5,000 has been paid as of the date of this prospectus.

Indemnity

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended, as well as certain other claims and litigation arising out of Sandler O’Neill & Partners, L.P.’s engagement with respect to the conversion.

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Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Fairport Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Lock-up Agreements

We and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this prospectus and ending 90 days after the closing of the offering, without the prior written consent of Sandler O’Neill & Partners, L.P., we will not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of FSB Bancorp stock or any securities convertible into or exchangeable or exercisable for FSB Bancorp stock, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of FSB Bancorp stock, or (iii) announce any intention to take any of the foregoing actions, whether any such transaction is to be settled by delivery of stock or other securities, in cash or otherwise.  In addition, our directors and executive officers have agreed that they will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of FSB Bancorp common stock or any security convertible into or exercisable or exchangeable for FSB Bancorp common stock. If either (1) during the last 17 days of the restricted period described in the first sentence of this paragraph, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions described above will continue to apply during the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or event.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 4:00 p.m., Eastern Time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05 % per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.05 % per annum for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.05 % per annum from the date of receipt as described above.

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Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 4:00 p.m., Eastern Time, on [expiration date]. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our main office, located at 45 South Main Street, Fairport, New York, which is open between 9:00 a.m. to 4:00 p.m., Monday through Friday. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other offices. Please do not mail stock order forms to Fairport Savings Bank’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Fairport Savings Bank, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to FSB Community; or

(ii)	authorization of withdrawal of available funds from your Fairport Savings Bank deposit accounts.

Appropriate means for designating withdrawals from deposit accounts at Fairport Savings Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Fairport Savings Bank and will earn interest at 0.05 % per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, Fairport Savings Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to FSB Bancorp). You may not designate on your stock order

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form direct withdrawal from a Fairport Savings Bank retirement account. See “—Using Individual Retirement Account Funds.” If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. No wire transfer will be accepted without our prior approval.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date]. If the subscription and community offerings are extended past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.05 % per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Fairport Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or FSB Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, Fairport Savings Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a Fairport Savings Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Fairport Savings Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [expiration date] offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

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Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Adding the names of other persons who are not owners of your qualifying account(s) may result in the loss of your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is [Stock center number]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that FSB Community Bankshares, MHC is liquidated prior to the conversion, all claims of creditors of FSB Community Bankshares, MHC would be paid first. Thereafter, if there were any assets of FSB Community Bankshares, MHC remaining, these assets would be distributed to depositors of Fairport Savings Bank pro rata based on the value of their accounts in Fairport Savings Bank .

Liquidation following the conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by FSB Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) FSB Community Bankshares, MHC’s

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ownership interest in FSB Community’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of FSB Community Bankshares, MHC as of the date of the latest statement of financial condition of FSB Community Bankshares, MHC prior to the consummation of the conversion (excluding its ownership of FSB Community). The plan of conversion also provides for the establishment of a parallel liquidation account in Fairport Savings Bank to support the FSB Bancorp liquidation account in the event FSB Bancorp does not have sufficient assets to fund its obligations under the FSB Bancorp liquidation account.

In the unlikely event that Fairport Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in FSB Community, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Fairport Savings Bank or FSB Bancorp above that amount.

The liquidation account established by FSB Bancorp is intended to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in FSB Community Bankshares, MHC) after the conversion in the event of a complete liquidation of FSB Bancorp and Fairport Savings Bank or a liquidation solely of Fairport Savings Bank. Specifically, in the unlikely event that either (i) Fairport Savings Bank or (ii) FSB Bancorp and Fairport Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of December 31, 2014 and March 31, 2016 of their interests in the liquidation account maintained by FSB Bancorp. Also, in a complete liquidation of both entities, or of Fairport Savings Bank only, when FSB Bancorp has insufficient assets (other than the stock of Fairport Savings Bank) to fund the liquidation account distribution owed to Eligible Account Holders, and Fairport Savings Bank has positive net worth, then Fairport Savings Bank shall immediately make a distribution to fund FSB Bancorp’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by FSB Bancorp as adjusted from time to time pursuant to the plan of conversion and federal regulations. If FSB Bancorp is completely liquidated or sold apart from a sale or liquidation of Fairport Savings Bank, then the FSB Bancorp liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the Fairport Savings Bank liquidation account, subject to the same rights and terms as the FSB Bancorp liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, FSB Bancorp will transfer, or upon the prior written approval of the Federal Reserve FSB Bancorp may transfer, the liquidation account and the depositors’ interests in such account to Fairport Savings Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Fairport Savings Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which FSB Bancorp or Fairport Savings Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Fairport Savings Bank on December 31, 2014 or March 31, 2016 , respectively, equal to the proportion that the balance of such account holder’s deposit account on December 31, 2014 or March 31, 2016 , respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Fairport Savings Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31,

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2014 or March 31, 2016 , or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to FSB Community Bankshares, MHC, FSB Community, Fairport Savings Bank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that FSB Bancorp or Fairport Savings Bank would prevail in a judicial proceeding.

FSB Community Bankshares, MHC, FSB Community, Fairport Savings Bank and FSB Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of FSB Community Bankshares, MHC with and into FSB Community will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in FSB Community Bankshares, MHC for liquidation interests in FSB Community will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of FSB Community Bankshares, MHC, FSB Community, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of FSB Community Bankshares, MHC to FSB Community and the assumption by FSB Community of FSB Community Bankshares, MHC’s liabilities, if any, in constructive exchange for liquidation interests in FSB Community.

4.	The basis of the assets of FSB Community Bankshares, MHC and the holding period of such assets to be received by FSB Community will be the same as the basis and holding period of such assets in FSB Community Bankshares, MHC immediately before the exchange.

5.	The merger of FSB Community with and into FSB Bancorp will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither FSB Community nor FSB Bancorp will recognize gain or loss as a result of such merger.

6.	The basis of the assets of FSB Community and the holding period of such assets to be received by FSB Bancorp will be the same as the basis and holding period of such assets in FSB Community immediately before the exchange.

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7.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in FSB Community for interests in the liquidation account in FSB Bancorp.

8.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in FSB Community for interests in the liquidation account established in FSB Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.	Each stockholder’s aggregate basis in shares of FSB Bancorp common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of FSB Community common stock surrendered in the exchange.

10.	Each stockholder’s holding period in his or her FSB Bancorp common stock received in the exchange will include the period during which the FSB Community common stock surrendered was held, provided that the FSB Community common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

11.	Except with respect to cash received in lieu of fractional shares, current stockholders of FSB Community will not recognize any gain or loss upon their exchange of FSB Community common stock for FSB Bancorp common stock.

12.	Cash received by any current stockholder of FSB Community in lieu of a fractional share interest in shares of FSB Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of FSB Bancorp common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase FSB Bancorp common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of FSB Bancorp common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of Fairport Savings Bank supporting the payment of the FSB Bancorp liquidation account in the event FSB Bancorp lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Fairport Savings Bank liquidation account as of the effective date of the merger of FSB Community with and into FSB Bancorp.

15.	It is more likely than not that the basis of the shares of FSB Bancorp common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the FSB Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by FSB Bancorp on the receipt of money in exchange for FSB Bancorp common stock sold in the offering.

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We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to FSB Community Bankshares, MHC, FSB Community, Fairport Savings Bank, FSB Bancorp and persons receiving subscription rights and stockholders of FSB Community. With respect to items 13 and 15 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in Fairport Savings Bank are reduced; and (iv) the Fairport Savings Bank liquidation account payment obligation arises only if FSB Bancorp lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the Fairport Savings Bank liquidation account supporting the payment of the liquidation account in the event FSB Bancorp lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Fairport Savings Bank liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Bonadio & Co., LLP that the New York state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to FSB Bancorp’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Fairport Savings Bank, FSB Community, FSB Bancorp or FSB Community Bankshares, MHC generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the individual. Any certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and

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executive officers of FSB Bancorp also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF FSB COMMUNITY

General. As a result of the conversion, existing stockholders of FSB Community will become stockholders of FSB Bancorp. There are differences in the rights of stockholders of FSB Community and stockholders of FSB Bancorp caused by differences between federal and Maryland law and regulations and differences in FSB Community’s federal stock charter and bylaws and FSB Bancorp’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of FSB Bancorp’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of FSB Community consists of 10,000,000 shares of common stock, $0.10 par value per share, and 1,000,000 shares of preferred stock.

The authorized capital stock of FSB Bancorp consists of 50,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and FSB Bancorp’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of FSB Community.

FSB Community’s charter and FSB Bancorp’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, FSB Community Bankshares, MHC is required to own not less than a majority of the outstanding shares of FSB Community common stock. FSB Community Bankshares, MHC will no longer exist following completion of the conversion.

FSB Bancorp’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas FSB Community’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by FSB Bancorp stockholders to qualify stock options for favorable federal income tax treatment.

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Voting Rights. Neither FSB Community’s charter or bylaws nor FSB Bancorp’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends. FSB Community’s ability to pay dividends depends, to a large extent, upon Fairport Savings Bank’s ability to pay dividends to FSB Community, which is restricted by New York statutes and by federal income tax considerations related to savings banks.

The same restrictions will apply to Fairport Savings Bank’s payment of dividends to FSB Bancorp. In addition, Maryland law generally provides that FSB Bancorp is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors. FSB Community’s bylaws and FSB Bancorp’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under FSB Community’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of FSB Community to fill vacancies may only serve until the next election of directors by stockholders. Under FSB Bancorp’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Director Qualifications.  FSB Community’s charter and bylaws do not provide for restrictions on service as a director.

FSB Bancorp’s bylaws provide that certain individuals are not eligible for election or appointment as a director, including an individual who (i) in the past ten years, has been subject to a cease and desist, consent or other formal order, other than a civil money penalty, from a financial or securities regulatory agency; (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (iv) at the time of his or her first election or appointment to the board of directors of FSB Bancorp or Fairport Savings Bank, maintain his or her principal residence within 25 miles of an office maintained by FSB Bancorp or any of its subsidiaries, for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the board of directors.  The Bylaws also prohibits service on the board of directors where an individual: is, at the same time, associated with a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization that engages in financial services related business activities or solicits customers in the same market area as FSB Bancorp or any of its subsidiaries; does not agree in writing to comply with all of FSB Bancorp’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications under the Bylaws; is a party to any agreement or arrangement with a party other than FSB Bancorp or a subsidiary that (1) materially limits his or her voting discretion as a member of the board of directors, or (2) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of FSB Bancorp; or is the nominee or representative of a company or other entity of which any of the directors, partners, trustees or 10% stockholders would not be eligible for election or appointment to the board of directors under the Bylaws (other than the residency requirement).

Additionally, FSB Bancorp’s bylaws provide that no person shall be eligible to serve as a director past the end of the calendar year in which such director reaches 7 5 years of age.

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Limitations on Liability. The charter and bylaws of FSB Community do not limit the personal liability of directors or officers.

FSB Bancorp’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to FSB Bancorp for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit FSB Bancorp.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Federal Reserve Board regulations and FSB Community’s Bylaws, FSB Community will indemnify its current and former directors, officers and employees for any amount for which that person becomes liable under a judgment in, and any reasonable costs incurred in connection with, any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of FSB Community or its stockholders. FSB Community also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may become entitled to indemnification.

The articles of incorporation of FSB Bancorp provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law. Maryland law allows FSB Bancorp to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of FSB Bancorp. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. FSB Community’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting. FSB Bancorp’s bylaws provide that special meetings of stockholders may be called by the president, the chairman or by a majority vote of the total authorized directors, and shall be called upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. FSB Community’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with FSB Community at least five days before the date of any such meeting.

FSB Bancorp’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to FSB Bancorp not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of FSB Bancorp at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

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Management believes that it is in the best interests of FSB Bancorp and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. Neither the bylaws of FSB Community nor FSB Bancorp provide for action to be taken by stockholders without a meeting. However, under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to FSB Community, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. FSB Bancorp’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. FSB Community’s charter does not contain a similar provision.

In addition, federal regulations provide that for a period of three years following the date of the completion of the conversion and offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of FSB Bancorp’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of FSB Bancorp’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between FSB Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of FSB Bancorp’s voting stock after the date on which FSB Bancorp had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of FSB Bancorp at any time after the date on which FSB Bancorp had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of FSB Bancorp. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

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After the five-year prohibition, any business combination between FSB Bancorp and an interested stockholder generally must be recommended by the board of directors of FSB Bancorp and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of FSB Bancorp, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of FSB Bancorp other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if FSB Bancorp’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies.

Mergers, Consolidations and Sales of Assets. As a result of an election made in FSB Bancorp’s articles of incorporation, a merger or consolidation of FSB Bancorp requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of FSB Bancorp.

Under Maryland law, a sale of all or substantially all of FSB Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of FSB Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies.

Evaluation of Offers. The articles of incorporation of FSB Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of FSB Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of FSB Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon FSB Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, FSB Bancorp and its subsidiaries and on the communities in which FSB Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of FSB Bancorp;

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•	whether a more favorable price could be obtained for FSB Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of FSB Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of FSB Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of FSB Bancorp to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

FSB Community’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. The Maryland General Corporation Law provides dissenters’ rights (Title 3 Subtitle 2) that will be applicable to FSB Bancorp stockholders following the conversion for future applicable transactions. The following discussion is intended as a brief summary of the material provisions of Maryland corporate procedures that a FSB Bancorp stockholder must follow in order to exercise dissenters’ rights under Maryland Law. This summary is not, however, a complete statement of all applicable requirements and is qualified in its entirety by reference to 3-201 to 3-213 of the Maryland General Corporation Law.

The Maryland General Corporation Law generally provides that a stockholder of a Maryland corporation that engages in a merger, consolidation, share exchange or amends its charter in a way that alters contract rights shall have the right to demand from such corporation payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. A stockholder generally must file a written objection at or before the stockholder meeting at which the transaction is to be considered and must vote against the proposed transaction. A dissenting stockholder then must make a written demand to the successor corporation for the appraisal within 20 days after the State Department of Assessments and Taxation has accepted the articles of merger for the record stating the number and class of shares for which the stockholder demands payment. The successor corporation will notify each objecting stockholder in writing of the date such articles were accepted for filing and may offer, to each dissenting stockholder, to purchase their dissenting shares at a specified price along with other corporate information. A dissenting stockholder may choose to accept this offer as the fair value of the shares held, or alternatively, a dissenting stockholder or the successor corporation may petition a court of equity for the determination of the fair value of the shares within 50 days from the acceptance of the articles of merger filed with the State Department of Assessments and Taxation.

Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies.

Amendment of Governing Instruments. No amendment of FSB Community’s charter may be made unless it is first proposed by the board of directors, then approved or preapproved by the Federal Reserve Board, and

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thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to FSB Community’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of FSB Community at any legal meeting.

FSB Bancorp’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	the ability of the board of directors to amend and repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire FSB Bancorp;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the indemnification of current and former directors and officers, as well as employees and other agents, by FSB Bancorp;

(xi)	the limitation of liability of officers and directors to FSB Bancorp for money damages;

(xii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiii)	the advance notice requirements for stockholder proposals and nominations; and

(xiv)	the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

FSB Bancorp’s articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

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RESTRICTIONS ON ACQUISITION OF FSB BANCORP

Although the board of directors of FSB Bancorp is not aware of any effort that might be made to obtain control of FSB Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of FSB Bancorp’s articles of incorporation to protect the interests of FSB Bancorp and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Fairport Savings Bank, FSB Bancorp or FSB Bancorp’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, FSB Bancorp’s articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. FSB Bancorp’s articles of incorporation and bylaws are included as part of FSB Community Bankshares, MHC’s application for conversion filed with the Federal Reserve Board, FSB Bancorp’s registration statement filed with the Securities and Exchange Commission and FSB Bancorp’s application filed with the New York State Department of Financial Services. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of FSB Bancorp

Maryland law, as well as FSB Bancorp’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of FSB Bancorp more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of Fairport Savings Bank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, the chairman, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of FSB Bancorp’s then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

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Authorized but Unissued Shares. After the conversion, FSB Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of FSB Bancorp Following the Conversion.” The articles of incorporation authorize 25,000,000 shares of serial preferred stock. FSB Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of FSB Bancorp that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of FSB Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of FSB Community—Amendment of Governing Instruments.”

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of FSB Bancorp’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of FSB Bancorp in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between FSB Bancorp and an “interested stockholder.” See “Comparison of Stockholder Rights for Existing Stockholders of FSB Community—Mergers, Consolidations and Sales of Assets.”

Evaluation of Offers. The articles of incorporation of FSB Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of FSB Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of FSB Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of FSB Community—Evaluation of Offers.”

Purpose and Anti-Takeover Effects of FSB Bancorp’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of FSB Bancorp and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of FSB Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of FSB Bancorp and all of our stockholders to encourage

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potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of FSB Bancorp and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of FSB Bancorp’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Law and Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured state savings bank or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a state savings bank without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

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Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with FSB Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

DESCRIPTION OF CAPITAL STOCK OF FSB BANCORP FOLLOWING THE CONVERSION

General

FSB Bancorp is authorized to issue 50,000,000 shares of common stock, par value of $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. FSB Bancorp currently expects to issue in the offering and exchange up to 1,941,719 shares of common stock, at the maximum of the offering range. FSB Bancorp will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. FSB Bancorp may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if FSB Bancorp’s assets are less than the amount necessary to satisfy the requirement set forth above, FSB Bancorp may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by FSB Bancorp is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce FSB Bancorp’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of FSB Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If FSB Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the offering and exchange, the holders of common stock of FSB Bancorp will have exclusive voting rights in FSB Bancorp. They will elect FSB Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of FSB Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If FSB Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a New York-chartered stock savings bank, corporate powers and control of Fairport Savings Bank are vested in its board of directors, who elect the officers of Fairport Savings Bank and who fill any vacancies on the board of directors. Voting rights of Fairport Savings Bank are vested exclusively in the owners of the shares of capital stock of Fairport Savings Bank, which will be FSB Bancorp, and voted at the direction of FSB Bancorp’s

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board of directors. Consequently, the holders of the common stock of FSB Bancorp will not have direct control of Fairport Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Fairport Savings Bank, FSB Bancorp, as the holder of 100% of Fairport Savings Bank’s capital stock, would be entitled to receive all assets of Fairport Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Fairport Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of FSB Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of FSB Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of FSB Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of FSB Bancorp’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for FSB Bancorp’s common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

EXPERTS

The consolidated financial statements of FSB Community Bankshares, Inc. and Subsidiary as of December 31, 2015 and 2014, and for each of the years then ended, have been included herein and in the registration statement in reliance upon the report of Bonadio & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to FSB Bancorp, FSB Community Bankshares, MHC, FSB Community and Fairport Savings Bank, has issued to FSB Bancorp its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Bonadio & Co., LLP, Rochester, New York has provided an opinion to us regarding the New York income tax consequences of the conversion. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. and, in the event of a syndicated offering, for any other co-managers, by Silver, Freedman Taff &Tiernan LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FSB Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the

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registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including FSB Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

FSB Community Bankshares, MHC has filed with the Board of Governors of the Federal Reserve System an Application on Form AC with respect to the conversion, and FSB Bancorp has filed with the Board of Governors of the Federal Reserve System an application FR Y-3 with respect to its acquisition of Fairport Savings Bank. This prospectus omits certain information contained in those applications. To obtain a copy of the applications filed with the Board of Governors of the Federal Reserve System, you may contact H. Robert Tillman, Assistant Vice President of the Federal Reserve Bank of Philadelphia, at (215) 574-4155. The plan of conversion and reorganization is available, upon request, at each of Fairport Savings Bank’s offices.

In connection with the offering, FSB Bancorp will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, FSB Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, FSB Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the offering.

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FSB COMMUNITY BANKSHARES, INC. AND SUBSIDIARY

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

FSB Community Bankshares, Inc.:

We have audited the accompanying consolidated balance sheets of FSB Community Bankshares, Inc. and Subsidiary as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2015. FSB Community Bankshares, Inc. and Subsidiary’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FSB Community Bankshares, Inc. and Subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ BONADIO & CO., LLP Bonadio & Co., LLP Syracuse, New York March 9, 2016

F-2

FSB Community Bankshares, Inc.

Consolidated Balance Sheets

December 31, 2015 and 2014

	2015	2014
	(Dollars in Thousands, except share and per share data)
Assets
Cash and due from banks	$1,550	$1,191
Interest bearing demand deposits	4,597	3,144

Cash and Cash Equivalents	6,147	4,335

Securities available for sale	19,968	21,982
Securities held to maturity (fair value 2015 $13,222; 2014 $17,783)	12,979	17,402
Investment in FHLB stock	2,388	2,449
Loans held for sale	3,880	2,961
Loans, net of allowance for loan losses (2015 $811; 2014 $653)	201,830	188,830
Bank owned life insurance	3,629	3,555
Accrued interest receivable	655	655
Premises and equipment, net	2,744	2,836
Other assets	1,587	1,189

Total Assets	$255,807	$246,194
Liabilities and Stockholders’ Equity
Liabilities

Deposits:
Non-interest-bearing	$6,974	$5,710
Interest bearing	178,587	169,597

Total Deposits	185,561	175,307

Borrowings	46,092	47,925
Official bank checks	1,114	458
Other liabilities	1,280	1,300

Total Liabilities	234,047	224,990

Stockholders’ Equity

Preferred stock, no par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock; $0.10 par value; 10,000,000 shares authorized; 1,785,000 shares issued; 1,779,472 and 1,780,086 shares outstanding in 2015 and 2014, respectively	179	179
Paid-in capital	7,239	7,239
Retained earnings	14,985	14,472
Accumulated other comprehensive loss	(212)	(226)
Treasury stock at cost, 2015-5,528 shares, 2014-4,914 shares	(46)	(40)
Unearned ESOP shares – at cost	(385)	(420)

Total Stockholders’ Equity	21,760	21,204

Total Liabilities and Stockholders’ Equity	$255,807	$246,194

See accompanying notes to consolidated financial statements

F-3

FSB Community Bankshares, Inc.

Consolidated Statements of Income

Years Ended December 31, 2015 and 2014

	2015	2014
	(Dollars in Thousands, Except Per Share Data)
Interest and Dividend Income

Loans	$8,125	$7,711
Securities - taxable	473	574
Securities - tax exempt	93	72
Mortgage-backed securities	223	291
Other	6	5
Total Interest and Dividend Income	8,920	8,653
Interest Expense

Deposits	1,252	1,224
Borrowings	743	621

Total Interest Expense	1,995	1,845

Net Interest Income	6,925	6,808
Provision for loan losses	158	127
Net Interest Income after Provision for loan losses	6,767	6,681
Other Income

Service fees	159	174
Fee income	228	204
Realized gain on sale of securities	106	3
Increase in cash surrender value of bank owned life insurance	74	84
Realized gain on sale of loans	1,478	1,422
Mortgage fee income	632	538
Other	158	156

Total Other Income	2,835	2,581
Other Expense

Salaries and employee benefits	5,372	4,959
Occupancy	1,004	955
Data processing costs	159	129
Advertising	126	98
Equipment	596	614
Electronic banking	97	89
Directors’ fees	183	173
Mortgage fees and taxes	424	364
FDIC premium expense	157	154
Audit and tax services	86	66
Other	749	698

Total Other Expense	8,953	8,299

Income before Income Taxes	649	963
Provision for Income Taxes	136	303
Net Income	$513	$660
Basic earnings per common share	$0.29	$0.38

See accompanying notes to consolidated financial statements

F-4

FSB Community Bankshares, Inc.

Consolidated Statements of Comprehensive Income (Loss)

Years Ended December 31, 2015 and 2014

(Dollars in thousands)

	2015	2014

Net Income	$513	$660
Other Comprehensive Income (Loss)
Change in unrealized holding (losses) gains on securities available for sale	(96)	1,962
Unrealized (losses) on securities transferred to held to maturity	-	(372)
Accretion of net unrealized losses on securities transferred from available for sale(1)	32	17
Reclassification adjustment for realized gains on securities available for sale included in net income	(64)	(3)
Reclassification adjustment for realized gains on securities held to maturity included in net income	(42)	-
Other Comprehensive (Loss) Income, Before Tax	(170)	1,604
Income Tax Benefit (Provision) Related to Other Comprehensive Income (Loss)	184	(666)
Other Comprehensive Income, Net of Tax	14	938
Comprehensive Income	$527	$1,598

Tax Effect Allocated to Each Component of Other Comprehensive (Loss) Income

Change in unrealized holding (losses) gains on securities available for sale	$33	$(667)
Accretion of net unrealized losses on securities transferred from available for sale	115	-
Reclassification adjustment for realized gains on securities available for sale included in net income	21	1
Reclassification adjustment for realized gains on securities held to maturity included in net income	15	-
	$184	$(666)

See accompanying notes to consolidated financial statements

(1)	The accretion of the unrealized holding losses in accumulated other comprehensive income at the date of transfer partially offsets the amortization of the difference between the par value and the fair value of the investment securities at the date of transfer, and is an adjustment of yield.

F-5

FSB Community Bankshares, Inc.

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2015 and 2014

(In Thousands)

	Common Stock	Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Unearned ESOP Shares	Total

Balance - January 1, 2014	$179	$7,245	$13,812	$(1,164)	$(22)	$(455)	$19,595

Net income	-	-	660	-	-	-	660
Other comprehensive income, net	-	-	-	938	-	-	938
Effect of employee stock ownership plan, net	-	-	-	-	(18)	-	(18)
ESOP shares committed to be released	-	(6)	-	-	-	35	29

Balance - December 31, 2014	179	7,239	14,472	(226)	(40)	(420)	21,204

Net income	-	-	513	-	-	-	513
Other comprehensive income, net	-	-	-	14	-	-	14
Effect of employee stock ownership plan, net	-	-	-	-	(6)	-	(6)
ESOP shares committed to be released	-	-	-	-	-	35	35

Balance - December 31, 2015	$179	$7,239	$14,985	$(212)	$(46)	$(385)	$21,760

See accompanying notes to consolidated financial statements

F-6

FSB Community Bankshares, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2015 and 2014

	2015	2014
	(In Thousands)
Cash Flows from Operating Activities
Net income	$513	$660
Adjustments to reconcile net income to net cash flows from operating activities:
Net amortization of premiums and accretion of discounts on investments	412	165
Net gain on sales of securities	(106)	(3)
Gain on sale of loans	(1,478)	(1,422)
Proceeds from loans sold	87,336	60,623
Loans originated for sale	(86,777)	(60,853)
Amortization of net deferred loan origination costs	128	133
Amortization of deferred prepayment penalties on FHLB advances	-	25
Depreciation and amortization	453	474
Provision for loan losses	158	127
Expense related to ESOP	35	29
Deferred income tax benefit	(116)	(48)
Earnings on investment in bank owned life insurance	(74)	(84)
Increase in accrued interest receivable	-	(13)
Increase in other assets	(399)	(160)
Increase in other liabilities	165	165

Net Cash Flows From Operating Activities	250	(182)

Cash Flows from Investing Activities

Purchases of securities available for sale	(9,133)	(3,078)
Proceeds from maturities and calls of securities available for sale	4,000	2,000
Proceeds from sales of securities available for sale	2,574	3,503
Proceeds from principal paydowns on securities available for sale	4,174	3,787
Purchases of securities held to maturity	(1,243)	(1,589)
Proceeds from maturities and calls of securities held to maturity	4,307	-
Proceeds from sales of securities held to maturity	856	-
Proceeds from principal paydowns on securities held to maturity	542	739
Net increase in loans	(13,286)	(12,089)
Redemption (purchase) of Federal Home Loan Bank stock, net	61	(443)
Purchase of premises and equipment	(361)	(262)

Net Cash Flows From Investing Activities	(7,509)	(7,432)

Cash Flows from Financing Activities

Net increase (decrease) in deposits	10,254	(4,706)
Proceeds from borrowings	12,500	21,000
Repayments on borrowings	(14,333)	(10,077)
Purchase of treasury stock	(6)	(18)
Net increase (decrease) in official bank checks	656	(148)

Net Cash Flows From Financing Activities	9,071	6,051

Change in Cash and Cash Equivalents	1,812	(1,563)

Cash and Cash Equivalents - Beginning	4,335	5,898

Cash and Cash Equivalents - Ending	$6,147	$4,335

See accompanying notes to consolidated financial statements

F-7

FSB Community Bankshares, Inc.

Consolidated Statements of Cash Flows (Continued)

Supplementary Cash Flows Information
Interest paid	$1,994	$1,834

Taxes paid	$-	$437

Non-Cash Investing Activity
Transfer of securities available for sale to held to maturity	$-	$9,628

	$-	$437

See accompanying notes to consolidated financial statements

F-8

FSB Community Bankshares, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Organization and Nature of Operations

On December 17, 2003, Fairport Savings Bank’s (the “Bank”) depositors approved a Plan of Reorganization (the “Plan”) from a Federal Mutual Savings Bank to a Federal Mutual Holding Company. Under the Plan, effective January 14, 2005, FSB Community Bankshares, MHC (the “Mutual Holding Company”) was incorporated under the laws of the United States as a mutual holding company. Also under the Plan, FSB Community Bankshares, Inc. (the “Company”) was incorporated and became a wholly-owned subsidiary of the Mutual Holding Company. In addition, effective January 14, 2005, the Bank completed its reorganization whereby the Bank converted to a stock savings bank and became a wholly-owned subsidiary of the Company.

In August 2007, the Company completed its minority stock offering of 47% of the aggregate total voting stock of the Company. In connection with the minority stock offering, 1,785,000 shares of common stock were issued, of which 838,950 shares were sold, including 69,972 issued to the Company’s Employee Stock Ownership Plan (ESOP), at $10 per share raising net proceeds of $7.4 million. The stock was offered to the Bank’s eligible depositors, the Bank’s ESOP, and the public. Additionally, the Company issued 946,050 shares, or 53% of its common stock, to the Mutual Holding Company.

The Company provides a variety of financial services to individuals and corporate customers through its wholly-owned subsidiary, Fairport Savings Bank. The Bank’s operations are conducted in five branches located in Monroe County, New York. The Company and the Bank are subject to the regulations of certain regulatory authorities and undergo periodic examinations by those regulatory authorities.

The Company’s principal business consists of originating one-to-four-family residential real estate mortgages, home equity loans and lines of credit and to a lesser extent, originations of commercial real estate, multi-family, construction, commercial and industrial, and other consumer loans. The Company has five mortgage origination offices located in Pittsford, New York, Canandaigua, New York, Watertown, New York, Greece, New York, and Buffalo, New York.

The Bank also provides non-deposit investment services to its customers through its wholly-owned subsidiary, Oakleaf Services Corporation (“Oakleaf”). As of January 15, 2016, Oakleaf Services Corporation has become Fairport Wealth Management. The results of operations of Fairport Wealth Management are not material to the consolidated financial statements.

Basis of Consolidation

The Mutual Holding Company, which engages in no significant business activity other than holding the stock of the Company, is not included in the accompanying consolidated financial statements. The consolidated financial statements include the accounts of the Company, the Bank and Fairport Wealth Management. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, deferred tax assets, and the estimation of fair values for accounting and disclosure purposes.

The Company is subject to the regulations of various governmental agencies. The Company also undergoes periodic examinations by the regulatory agencies which may subject it to further changes with respect to asset valuations,

F-9

FSB Community Bankshares, Inc.

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

Use of Estimates (Continued)

amounts of required loss allowances, and operating restrictions resulting from the regulators’ judgements based on information available to them at the time of their examinations.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, balances due from banks and interest-bearing demand deposits (with an original maturity of three months or less).

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with customers located within Monroe, Livingston, Ontario, Orleans, and Wayne Counties, New York. Note 2 discusses the types of securities that the Company invests in. The concentration of credit by type of loan is set forth in Note 3. Although the Bank has a diversified loan portfolio, its debtors’ ability to honor their contracts is primarily dependent upon the real estate and general economic conditions in those areas.

Securities

The Company classifies investment securities as either available for sale or held to maturity. The Company does not hold any securities considered to be trading. Available for sale securities are reported at fair value, with net unrealized gains and losses reflected as a separate component of stockholders’ equity, net of the applicable income tax effect. Held to maturity securities are those that the Company has the ability and intent to hold until maturity and are reported at amortized cost. These securities include those that were transferred from available for sale to held to maturity in the second quarter of 2014, and more fully explained in Note 2 to the financial statements.

Gains or losses on investment security transactions are based on the amortized cost of the specific securities sold. Premiums and discounts on securities are amortized and accreted into income using the interest method over the period to maturity.

When the fair value of a held to maturity or available for sale security is less than its amortized cost basis, an assessment is made at the balance sheet date as to whether other-than-temporary impairment (“OTTI”) is present.

The Company considers numerous factors when determining whether potential OTTI exists and the period over which the debt security is expected to recover. The principal factors considered are (1) the length of time and the extent to which the fair value has been less than amortized cost basis, (2) the financial condition of the issuer (and guarantor, if any) and adverse conditions specifically related to the security industry or geographic area, (3) failure of the issuer of the security to make scheduled interest or principal payments, (4) any changes to the rating of a security by a rating agency, and (5) the presence of credit enhancements, if any, including the guarantee of the federal government or any of its agencies.

For debt securities, OTTI is considered to have occurred if (1) the Company intends to sell the security, (2) it is more likely than not the Company will be required to sell the security before recovery of its amortized cost basis, or (3) if the present value of expected cash flows is not sufficient to recover the entire amortized cost basis or carrying value.

For debt securities, credit-related OTTI is recognized in earnings while noncredit-related OTTI on securities not expected to be sold is recognized in other comprehensive income (loss). Credit-related OTTI is measured as the difference between the present value of an impaired security’s expected cash flows and its amortized cost basis or carrying value. Noncredit-related OTTI is measured as the difference between the fair value of the security and its amortized cost, or carrying value, less any credit-related losses recognized. For securities classified as held to maturity, the amount of OTTI recognized in other comprehensive income (loss) is accreted to the credit-adjusted expected cash flow amounts of the securities over future periods.

Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment

F-10

FSB Community Bankshares, Inc.

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

Securities (Continued)

securities will occur in the near term and that such changes could materially affect the amounts reported in the accompanying financial statements.

Federal Home Loan Bank of New York

Federal law requires a member institution of the Federal Home Loan Bank System to hold stock of its district Federal Home Loan Bank (“FHLB”) according to a predetermined formula. This restricted stock is carried at cost.

Management’s determination of whether this investment is impaired is based on their assessment of the ultimate recoverability of its cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB.

No impairment charges were recorded related to the FHLB stock during 2015 or 2014.

Loans Held for Sale

Mortgage loans held for sale in the secondary market are carried at the lower of cost or fair value. Separate determinations of fair value for residential and commercial loans are made on an aggregate basis. Fair value is determined based solely on the effect of changes in secondary market interest rates and yield requirements from the commitment date to the date of the consolidated financial statements. Realized gains and losses on sales are computed using the specific identification method.

Loan Servicing Rights

The Company retains the servicing on most fixed-rate mortgage loans sold and receives a fee based on the principal balance outstanding.

Loans serviced for others totaled $85,858,000 and $59,201,000 at December 31, 2015 and 2014, respectively.

The Company also sells correspondent FHA and VA mortgage loans, servicing released.

Loan servicing rights are recorded at fair value when loans are sold with servicing rights retained. The fair value of the mortgage servicing rights (“MSRs”) is determined using a method which utilizes servicing income, discount rates, and prepayment speeds relative to the Bank’s portfolio for MSRs and are amortized over the life of the loan. MSRs amounted to $561,000 and $366,000 at December 31, 2015 and 2014, respectively, and are included in other assets on the consolidated balance sheets. In 2015, $227,000 was capitalized and $32,000 was amortized. In 2014, $206,000 was capitalized with $28,000 amortized.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and net deferred origination fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method over the estimated life of the loan.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is well

F-11

FSB Community Bankshares, Inc.

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

Loans (Continued)

secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses (the “Allowance”) is established as losses are estimated to have occurred in the loan portfolio. The allowance for loan losses is recorded through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the loan is uncollectable. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are deemed impaired and classified as either special mention, substandard, doubtful, or loss. For such loans that are also classified as impaired, an allowance is generally established when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for the following qualitative factors: effects of changes in lending policies; national and/or local economic trends and conditions; trends in volume and terms of loans; experience, ability, and depth of management; levels and trends of delinquencies, non-accruals and classified loans; quality of institutions loan review system; collateral value for collateral dependent loans; concentrations of credit; and competition, legal and regulatory requirements on level of estimated credit losses. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures unless subject to a troubled debt restructuring.

In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgements about information available to them at the time of their examination, which may not be currently

F-12

FSB Community Bankshares, Inc.

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses (Continued)

available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Bank Owned Life Insurance

The Company holds life insurance policies on a key executive. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Premises and Equipment

Premises and equipment are stated at cost. Depreciation and amortization are computed on the straight-line basis over the shorter of the estimated useful lives or lease terms (in the case of leasehold improvements) of the related assets. Estimated useful lives are generally 20 to 30 years for premises and 3 to 10 years for furniture and equipment.

Foreclosed Real Estate

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated selling costs at the date of foreclosure. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new basis or fair value less any costs to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to earnings, if necessary, to reduce the carrying value of the property to the lower of its cost or fair value less cost to sell. The Company had no foreclosed real estate at December 31, 2015 and 2014.

Income Taxes

Income taxes are provided for the tax effects of certain transactions reported in the consolidated financial statements. Income taxes consist of taxes currently due plus deferred taxes related primarily to temporary differences between the financial reporting and income tax basis of the allowance for loan losses, premises and equipment, certain state tax credits, and deferred loan origination costs. The deferred tax assets and liabilities represent the future tax return consequences of the temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Advertising Costs

The Company follows the policy of charging the costs of advertising to expense as incurred.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated balance sheets when they are funded.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or

F-13

FSB Community Bankshares, Inc.

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

Transfers of Financial Assets (Continued)

exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the stockholders’ equity section of the consolidated balance sheets, such items, along with net income, are components of comprehensive income (loss).

Accumulated other comprehensive gain (loss) represents the sum of these items, with the exception of net income, as of the balance sheet date and is represented in the table below.

	As of December 31,
	2015	2014

Accumulated Other Comprehensive Loss By Component:
Unrealized gains (losses) on securities available for sale	$(6)	$196
Tax effect	2	(67)
Net unrealized gains (losses) on securities available for sale	(4)	129

Unrealized losses on securities transferred to held to maturity	(323)	(355)
Tax effect	115	-
Net unrealized losses on securities transferred to held to maturity	(208)	(355)
Accumulated other comprehensive loss	$(212)	$(226)

Earnings Per Common Share

Basic earnings per common share is calculated by dividing net income by the weighted-average number of common shares outstanding during the period. The Company has not granted any restricted stock awards or stock options and, during the years ended December 31, 2015 and 2014, had no potentially dilutive common stock equivalents. Unallocated common shares held by the ESOP are not included in the weighted-average number of common shares outstanding for purposes of calculating basic earnings per common share until they are committed to be released. The average common shares outstanding were 1,739,785 and 1,737,784 for the years ended December 31, 2015 and December 31, 2014 respectively.

Treasury Stock

Treasury stock is recorded using the cost method and accordingly is presented as a reduction of stockholders’ equity.

Reclassifications

Amounts in the prior year’s consolidated financial statements have been reclassified whenever necessary to conform to the current year’s presentation. Such reclassifications had no impact on stockholders’ equity or net income as previously reported.

F-14

FSB Community Bankshares, Inc.

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued)

New Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments—Overall (Topic 825-10): "Recognition and Measurement of Financial Assets and Financial Liabilities." ASU 2016-01 amends the guidance on the classification and measurement of financial instruments. Some of the amendments in ASU 2016-01 include the following: 1) requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; 2) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; 3) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; and 4) requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value; among others. For public business entities, the amendments of ASU 2016-01 are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the effects of the ASU 2016-01 on its financial statements and disclosures, if any.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). ASU No. 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements.

Under the new guidance a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend primarily on its classification as a finance or an operating lease (i.e., the classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases under the previous guidance). However, unlike current GAAP, which requires only capital leases to be recognized on the balance sheet, ASU No. 2016-02 will require both operating and finance leases to be recognized on the balance sheet. Additionally, the ASU will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. Lessor accounting will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014.

The amendments in ASU No. 2016-02 are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for (1) public business entities, (2) not-for-profit entities that have issued, or are conduit bond obligors for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market, and (3) employee benefit plans that file financial statements with the SEC. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all entities.  The Company is currently evaluating the effects of the ASU 2016-02 on its financial statements and disclosures, if any.

F-15

FSB Community Bankshares, Inc.

Note 2 - Securities

The amortized cost and estimated fair value of securities with gross unrealized gains and losses at December 31, 2015 and 2014 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
December 31, 2015:
Available for Sale:
U.S. Government and agency obligations	$6,000	$-	$(32)	$5,968
Mortgage-backed securities - residential	13,974	101	(75)	14,000
SBA pools	-	-	-	-

	$19,974	$101	$(107)	$19,968
Held to Maturity:
Mortgage-backed securities - residential	$1,535	$39	$-	$1,574
U.S. Government and agency obligations	6,793	129	-	6,922
State and municipal securities	4,651	76	(1)	4,726

	$12,979	$244	$(1)	$13,222
December 31, 2014:
Available for Sale:
U.S. Government and agency obligations	$5,000	$4	$(45)	$4,959
Mortgage-backed securities - residential	15,616	219	(25)	15,810
SBA pools	1,170	43	-	1,213

	$21,786	$266	$(70)	$21,982
Held to Maturity:
Mortgage-backed securities - residential	$2,898	$124	$-	$3,022
U.S. Government and agency obligations	9,645	191	-	9,836
State and municipal securities	4,859	74	(8)	4,925

	$17,402	$389	$(8)	$17,783

Mortgage-backed securities consist of securities that are issued by Fannie Mae (“FNMA”), Freddie Mac (“FHLMC”), Ginnie Mae (“GNMA”), and are collateralized by residential mortgages. U.S. Government and agency obligations include notes and bonds with both fixed and variable rates. State and municipal securities consist of government obligation and revenue bonds. SBA pools are pass through securities using the guaranteed portion of SBA loans to be sold in the secondary market.

During the second quarter of 2014, the Company transferred securities with an amortized cost of $10,000,000 from available for sale to held to maturity. The fair value of the securities transferred as of the date of the transfer was $9,628,490 with a net unrealized loss of $371,510. The unrealized loss amounts in accumulated other comprehensive loss are amortized simultaneously against interest income as the discount is accreted on the transferred securities. There is no effect on net income as the discount accretion offsets the accumulated other comprehensive loss amortization. Management decided to transfer these securities to reduce the volatility of the fair market value as market conditions effect the available for sale securities portfolio.

F-16

FSB Community Bankshares, Inc.

Note 2 - Securities (Continued)

The amortized cost and estimated fair value by contractual maturity of debt securities at December 31, 2015 are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	Available for Sale		Held to Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In Thousands)

Due in one year or less	$-	$-	$157	$159
Due after one year through five years	-	-	2,441	2,485
Due after five years through ten years	6,000	5,968	5,966	6,052
Due after ten years	-	-	2,880	2,952
Mortgage-backed securities - residential	13,974	14,000	1,535	1,574
	$19,974	$19,968	$12,979	$13,222

There were $64,000 of gross realized gains on sales of securities available for sale and $42,000 of gross realized gains on sales of securities held to maturity in 2015 resulting from proceeds of $3,430,000. There were $6,000 of gross realized gains and $3,000 of gross realized losses on sales of securities available for sale in 2014 resulting from proceeds of $3,503,000. In accordance with accounting guidance, the Company was able to sell securities classified as held to maturity after the Company had already collected a substantial portion (at least 85%) of the principal outstanding at acquisition due either to prepayments or to scheduled principal and interest payments on debt securities.

No securities were pledged to secure public deposits or for any other purpose required or permitted by law at December 31, 2015 and 2014.

F-17

FSB Community Bankshares, Inc.

Note 2 - Securities (Continued)

The following table shows gross unrealized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position, at December 31, 2015 and 2014:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
	(In Thousands)
2015:
Available for Sale
U.S. Government and agency obligations	$5,968	$32	$-	$-	$5,968	$32
Mortgage-backed securities - residential	6,283	61	821	14	7,104	75

	$12,251	$93	$821	$14	$13,072	$107

2015:
Held to Maturity
State and municipal Securities(1)	$455	$-	$126	$1	$581	$1
Mortgage-backed securities - residential(1)	-	-	-	-	-	-

	$455	$-	$126	$1	$581	$1

2014:
Available for Sale
U.S. Government and agency obligations	$-	$-	$2,954	$45	$2,954	$45
Mortgage-backed securities - residential	4,960	7	2,224	18	7,184	25

	$4,960	$7	$5,178	$63	$10,138	$70
2014:
Held to Maturity
State and municipal securities	$1,112	$6	$126	$2	$1,238	$8
Mortgage-backed securities - residential(1)	386	-	-	-	386	-

	$1,498	$6	$126	$2	$1,624	$8

(1)	Aggregate unrealized loss position of these securities is less than $500.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. In 2015 and 2014, the Company did not record an other-than-temporary impairment charge.

At December 31, 2015, six U.S. Government and agency obligations, five residential mortgage-backed securities and two state and municipal securities were in a continuous unrealized loss position for less than twelve months. At December 31, 2015, one residential mortgage-backed security and two state and municipal securities were in a continuous unrealized loss position for more than twelve months. The debt securities and residential mortgage-backed securities were issued by U.S. Government sponsored agencies. All are paying in accordance with their terms with no deferrals of interest or defaults. Because the decline in fair value is attributable to changes in interest rates, not credit

F-18

FSB Community Bankshares, Inc.

Note 2 - Securities (Continued)

quality, and because management does not intend to sell and will not be required to sell these securities prior to recovery or maturity, no declines are deemed to be other-than-temporary. The state and municipal securities are general obligation (G.O.) bonds backed by the full faith and credit of local municipalities. There has never been a default of a New York G.O. in the history of the state. Historical performance does not guarantee future performance, but it does indicate that the risk of loss on default of a G.O. municipal bond for the Company is relatively low. All are paying in accordance with their terms and with no deferrals of interest or defaults. Because the decline in fair value is attributable to changes in interest rates, not credit quality, and because management does not intend to sell and will not be required to sell these securities prior to recovery or maturity, no declines are deemed to be other-than-temporary.

Note 3 – Loans and The Allowance for Loan Losses

Net loans at December 31, 2015 and 2014 consist of the following:

	2015	2014
	(In Thousands)
Real estate loans:
Secured by one-to-four-family residences	$177,037	$169,323
Secured by multi-family residences	5,146	3,819
Construction	1,251	1,106
Commercial	3,522	1,427
Home equity lines of credit	14,523	13,378
Commercial & industrial	853	100
Other loans	61	65

Total Loans	202,393	189,218

Net deferred loan origination costs	248	265
Allowance for loan losses	(811)	(653)

Net Loans	$201,830	$188,830

The loan portfolio is segmented into commercial and consumer loans. Commercial loans consist of commercial real estate and commercial and industrial classes. Commercial and industrial loans consist of the following classes: lines of credit, term, revolving, and overdraft protection. Consumer loans consist of the following classes: residential real estate secured by one-to-four-family residences, residential real estate secured by multi-family residences, construction, home equity lines of credit, and other loans.

The Company’s primary lending activity is the origination of one-to-four-family residential real estate mortgage loans. At December 31, 2015, $177.0 million, or 87.5%, of the total loan portfolio consisted of one-to-four-family residential real estate mortgage loans compared to $169.3 million, or 89.5%, of the total loan portfolio at December 31, 2014.

The Company offers home equity lines of credit, which are primarily secured by a second mortgage on one-to-four-family residences. At December 31, 2015, home equity lines of credit totaled $14.5 million, or 7.2%, of total loans receivable compared to $13.4 million, or 7.0%, of total loans receivable at December 31, 2014.

The underwriting standards for home equity lines of credit include a determination of the applicant’s credit history, an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. The combined loan-to-value ratio (first and second mortgage liens) for home equity lines of credit is generally limited to 90%. The Company originates home equity lines of credit without application fees or borrower-paid closing costs. Home equity lines of credit are offered with adjustable-rates of interest indexed to the prime rate, as reported in The Wall Street Journal.

F-19

FSB Community Bankshares, Inc.

Note 3 – Loans and The Allowance for Loan Losses (Continued)

Multi-family residential loans generally are secured by rental properties. Multi-family real estate loans are offered with fixed and adjustable interest rates. Loans secured by multi-family real estate totaled $5.1 million, or 2.5%, of the total loan portfolio at December 31, 2015 compared to $3.8 million, or 2.0%, of the total loan portfolio at December 31, 2014. Multi-family real estate loans are originated for terms of up to 20 years. Adjustable-rate multi-family real estate loans are tied to the average yield on U.S. Treasury securities, subject to periodic and lifetime limitations on interest rate changes.

Loans secured by multi-family real estate generally involve a greater degree of credit risk than one-to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate typically depends upon the successful operation of the real estate property securing the loans. If the cash flow from the project is reduced, the borrower’s ability to repay the loan may be impaired.

The Company originates construction loans for the purchase of developed lots and for the construction of single-family residences. At December 31, 2015, construction loans totaled $1.3 million, or 0.6%, of total loans receivable compared to $1.1 million, or 0.6%, at December 31, 2014. At December 31, 2015, the additional unadvanced portion of these construction loans totaled $1.3 million compared to $1.1 million at December 31, 2014. Construction loans are offered to individuals for the construction of their personal residences by a qualified builder (construction/permanent loans).

Before making a commitment to fund a construction loan, the Company requires an appraisal of the property by an independent licensed appraiser. The Company generally also reviews and inspects each property before disbursement of funds during the term of the construction loan.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, the Company may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project proves to be inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the loan.

Commercial real estate loans are secured by office buildings, mixed use properties, places of worship and other commercial properties. Loans secured by commercial real estate totaled $3.5 million, or 1.7%, of the Company’s total loan portfolio at December 31, 2015 compared to $1.4 million, or 0.7%, of our total loan portfolio at December 31, 2014.

The Company generally originates adjustable-rate commercial real estate loans with maximum terms of up to 15 years. The maximum loan-to-value ratio of commercial real estate loans is 80%.

Loans secured by commercial real estate generally are larger than one-to-four-family residential loans and involve greater credit risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

The commercial and industrial product set includes loans to individuals or businesses on an installment basis secured by vehicles, equipment or other durable goods for which the loans were made, loans for and secured by machinery and/or equipment for which a legitimate resale market exists, lines of credit to businesses and individuals, and

F-20

FSB Community Bankshares, Inc.

Note 3 – Loans and The Allowance for Loan Losses (Continued)

unsecured loans to businesses and individuals on a short-term basis. At December 31, 2015, these loans totaled $853,000, or 0.4%, of the total loan portfolio.

These loans carry a higher risk than commercial real estate loans by the nature of the underlying collateral, which can be business assets such as equipment and accounts receivable. To reduce the risk, management also attempts to secure secondary collateral, such as real estate, and obtain personal guarantees of the borrowers. To further reduce risk and enhance liquidity, these loans generally carry variable rates of interest, repricing in five year periods, and have a maturity of ten years or less.

In 2014, the Company applied and was approved as an SBA lender. SBA acts as a loan guarantor and these loans are generally for commercial business purposes versus real estate. The Company follows the Small Business Administration lending guidelines regarding eligibility, underwriting etc. as stated in SBA’s most current version of SOP 50 10 SBA’s Lender and Development Company Loan Program.

The Company offers a variety of other loans secured by property other than real estate. At December 31, 2015, these other loans totaled $61,000, or 0.1%, of the total loan portfolio compared to other loans totaling $65,000, or 0.1%, of the total loan portfolio at December 31, 2014. These loans include automobile, passbook, overdraft protection and unsecured loans. Due to the relative immateriality of other loans, the Company’s risk associated with these loans is not considered significant.

The following table sets forth the allowance for loan losses allocated by loan class and the activity in the allowance for loan losses for the years ending December 31, 2015 and 2014. The allowance for loan losses allocated to each class is not necessarily indicative of future losses in any particular class and does not restrict the use of the allowance to absorb losses in other classes.

	Secured by 1-4 family residential	Secured by multi- family residential	Construction	Commercial	Home Equity Lines of Credit	Commercial & Industrial	Other/ Unallocated	Total
	(In Thousands)
At December 31, 2015
Beginning Balance	$448	$29	$6	$14	$87	$1	$68	$653
Charge Offs	-	-	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-	-	-
Provisions	76	10	-	21	14	10	27	158
Ending Balance (1)	$524	$39	$6	$35	$101	$11	$95	$811

At December 31, 2014
Beginning Balance	$404	$23	$14	$20	$55	$-	$10	$526
Charge Offs	-	-	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-	-	-
Provisions	44	6	(8)	(6)	32	1	58	127
Ending Balance (1)	$448	$29	$6	$14	$87	$1	$68	$653

(1)	All Loans are collectively evaluated for impairment.

The Company’s policies, consistent with regulatory guidelines, provide for the classification of loans that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets (or

F-21

FSB Community Bankshares, Inc.

Note 3 – Loans and The Allowance for Loan Losses (Continued)

portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose the Company to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are required to be designated as special mention.

When the Company classifies assets as pass a portion of the related general loss allowances is allocated to such assets as deemed prudent. The allowance for loan losses is the amount estimated by management as necessary to absorb credit losses incurred in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. The Company’s determination as to the classification of its assets and the amount of its loss allowances are subject to review by its principal state regulator, the New York State Department of Financial Services, which can require that the Company establish additional loss allowances. The Company regularly reviews its asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

At December 31, 2015 and 2014, there were no loans considered to be impaired and no troubled debt restructurings.

The following table presents the risk category of loans by class at December 31, 2015 and 2014:

	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
2015
One-to-four-family residential	$175,885	$-	$1,152	$-	$177,037
Multi-family residential	5,146	-	-	-	5,146
Construction	1,251	-	-	-	1,251
Commercial real estate	3,522	-	-	-	3,522
Home equity lines of credit	14,223	-	300	-	14,523
Commercial & industrial	853	-	-	-	853
Other loans	60	-	-	1	61
Total	$200,940	$-	$1,452	$1	$202,393

2014
One-to-four-family residential	$168,644	$423	$256	$-	$169,323
Multi-family residential	3,819	-	-	-	3,819
Construction	1,106	-	-	-	1,106
Commercial real estate	1,427	-	-	-	1,427
Home equity lines of credit	13,063	200	115	-	13,378
Commercial & industrial	100	-	-	-	100
Other loans	65	-	-	-	65
Total	$188,224	$623	$371	$-	$189,218

At December 31, 2015, the Company had one nonaccrual residential mortgage loan for $63,000, one nonaccrual home equity line of credit for $18,000, and one nonaccrual checking line of credit for $1,000, and at December 31, 2014, the Company had one nonaccrual residential mortgage loan for $56,000 and one nonaccrual home equity line of credit for $18,000. There were no loans that were past due 90 days or more and still accruing interest at December 31, 2015 and 2014. Interest on non-accrual loans that would have been earned if loans were accruing interest was immaterial for both 2015 and 2014.

F-22

FSB Community Bankshares, Inc.

Note 3 – Loans and The Allowance for Loan Losses (Continued)

Delinquent Loans. The following table sets forth the Company’s analysis of the age of the loan delinquencies by type and by amount past due as of December 31, 2015 and 2014.

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable
	(In thousands)
2015
Real estate loans:
One-to-four-family residential	$118	$-	$63	$181	$176,856	$177,037
Multi-family residential	-	-	-	-	5,146	5,146
Construction	-	-	-	-	1,251	1,251
Commercial	-	-	-	-	3,522	3,522
Home equity lines of credit	-	-	18	18	14,505	14,523
Commercial & industrial	-	-	-	-	853	853
Other loans	9	-	1	10	51	61
Total	$127	$-	$82	$209	$202,184	$202,393

2014
Real estate loans:
One-to-four-family residential	$162	$93	$56	$311	$169,012	$169,323
Multi-family residential	-	-	-	-	3,819	3,819
Construction	-	-	-	-	1,106	1,106
Commercial	-	-	-	-	1,427	1,427
Home equity lines of credit	-	-	18	18	13,360	13,378
Commercial & industrial	-	-	-	-	100	100
Other loans	-	-	-	-	65	65
Total	$162	$93	$74	$329	$188,889	$189,218

Note 4 - Premises and Equipment

Premises and equipment at December 31, 2015 and 2014 are summarized as follows:

	2015	2014
	(In Thousands)
Premises	$4,305	$4,122
Furniture and equipment	2,803	2,632

	7,108	6,754
Accumulated depreciation and amortization	(4,364)	(3,918)

	$2,744	$2,836

At December 31, 2015, the Company was obligated under non-cancelable operating leases for existing branches in Penfield, Irondequoit, Webster, and Perinton, New York and for five mortgage origination offices in Canandaigua, Watertown, Pittsford, Greece, and Buffalo, New York. Rent expense under leases totaled $418,000 during 2015. Rent expense under the same non-cancelable operating leases totaled $407,000 during 2014. Future minimum rental payments under these leases for the next five years and thereafter are as follows (in thousands):

Years ending December 31,
2016	$420
2017	392
2018	376
2019	352
2020	307
Thereafter	2,247
Total	$4,094

F-23

FSB Community Bankshares, Inc.

Note 5 - Deposits

The components of deposits at December 31, 2015 and 2014 consist of the following:

	2015	2014
	(In Thousands)

Non-interest bearing	$6,974	$5,710
NOW accounts	28,751	26,551
Regular savings, tax escrow and demand clubs	27,306	29,316
Money market	21,029	22,621
Individual retirement accounts	8,252	11,262
Certificates of deposit	93,249	79,847

	$185,561	$175,307

As of December 31, 2015, individual retirement accounts and certificates of deposit have scheduled maturities as follows (in thousands):

2016	$61,568
2017	34,668
2018	1,586
2019	1,691
2020	1,988

$101,501

The aggregate amount of time deposits, each with a minimum denomination of $250,000 was $11,100,000 and $7,987,000 at December 31, 2015 and 2014, respectively. Under the Dodd-Frank Act, deposit insurance per account owner is $250,000.

Interest expense on deposits for the years ended December 31, 2015 and 2014 is as follows:

	2015	2014
	(In Thousands)

NOW accounts	$36	$38
Regular savings and demand clubs	127	114
Money market	63	76
Individual retirement accounts	105	165
Certificates of deposit	921	831

	$1,252	$1,224

F-24

FSB Community Bankshares, Inc.

Note 6 - Borrowings

Borrowings consist of advances from the Federal Home Loan Bank of New York (FHLB).

The following table sets forth the contractual maturities of borrowings with the FHLB as of December 31:

Advance Date	Maturity Date	Current Rate	2015	2014
			(In Thousands)

09/14/05	09/14/15	4.75%	$-	$475
06/05/06	06/06/16	5.63%	1,000	1,000
08/17/06	08/17/15	5.50%	-	1,000
07/21/10	01/21/15	2.07%	-	510
04/25/12	04/25/17	1.03%	433	735
08/16/12	08/16/17	1.00%	711	1,112
09/05/12	09/05/19	1.13%	1,115	1,398
11/06/12	11/06/17	0.86%	810	1,210
11/27/12	11/27/17	1.12%	1,000	1,000
12/19/12	12/19/19	1.20%	1,187	1,469
12/27/12	12/27/16	0.97%	1,000	1,000
12/27/12	12/27/17	0.89%	422	622
01/04/13	01/04/19	1.52%	1,000	1,000
01/15/13	01/16/18	1.18%	1,000	1,000
01/22/13	01/23/17	0.96%	1,000	1,000
01/22/13	01/22/18	1.20%	1,000	1,000
01/22/13	01/22/19	1.44%	1,000	1,000
02/12/13	02/12/16	0.79%	1,500	1,500
02/20/13	02/21/20	1.28%	618	758
02/20/13	02/21/23	1.77%	742	838
06/25/13	06/25/15	0.82%	-	2,000
07/02/13	07/02/18	1.35%	1,083	1,480
07/22/13	07/23/18	1.27%	1,083	1,479
09/19/13	09/19/18	1.37%	575	773
09/19/13	09/16/16	1.14%	2,000	2,000
01/21/14	01/22/18	1.72%	1,000	1,000
01/21/14	01/22/19	1.45%	642	838
03/20/14	03/20/19	1.50%	1,012	1,306
03/24/14	03/24/17	1.32%	1,500	1,500
07/21/14	07/21/21	1.94%	820	955
07/21/14	07/22/19	2.08%	500	500
07/21/14	07/23/18	1.79%	1,000	1,000
08/06/14	08/06/15	0.50%	-	1,000
08/06/14	08/06/18	1.80%	1,000	1,000
08/21/14	08/21/15	0.50%	-	1,000
08/21/14	08/22/16	0.92%	1,000	1,000
08/21/14	08/21/19	2.12%	1,000	1,000
10/02/14	10/04/21	2.00%	1,709	1,978
10/09/14	01/09/15	0.34%	-	1,500
10/15/14	10/15/21	1.69%	853	989
11/28/14	11/29/21	1.90%	1,730	2,000
12/31/14	12/31/19	1.63%	823	1,000
12/31/14	01/02/18	1.52%	1,000	1,000
01/14/15	01/14/20	1.73%	1,500	-
01/21/15	01/21/20	1.79%	500	-

F-25

FSB Community Bankshares, Inc.

Note 6 – Borrowings (Continued)

Advance Date	Maturity Date	Current Rate	2015	2014
			(In Thousands)

01/21/15	01/21/21	1.97%	500	-
04/13/15	04/13/20	1.74%	1,000	-
05/20/15	05/20/20	1.52%	903	-
05/20/15	05/20/22	1.91%	933	-
06/25/15	06/25/20	1.65%	920	-
06/25/15	06/26/17	1.14%	1,000	-
10/29/15	10/29/20	1.51%	1,968	-
10/29/15	10/29/20	1.90%	1,000	-

			$46,092	$47,925

Borrowings are secured by residential mortgages with a carrying amount of $168,199,000 at December 31, 2015 and the Company’s investment in FHLB stock. As of December 31, 2015, $100,860,000 was available for borrowings. At December 31, 2014, the carrying amount of borrowings secured by residential mortgages was $159,648,000 and $91,257,000 was available for new borrowings.

The following table sets forth the contractual maturities of all FHLB borrowings at December 31, 2015 (dollars in thousands):

	Contractual Maturity	Weighted Average Rate
2016	$6,500	1.69%
2017	6,876	1.08
2018	8,741	1.47
2019	8,279	1.52
2020	8,409	1.64
Thereafter	7,287	1.90
	$46,092	1.55%

The Company also has a repurchase agreement with Raymond James providing an additional $10 million in liquidity collateralized by the Company’s U.S. Government and agency obligations. There were no advances outstanding under the repurchase agreement at December 31, 2015 and 2014. Securities are not pledged until the borrowing is initiated.

F-26

FSB Community Bankshares, Inc.

Note 7 - Income Taxes

The provision for income taxes for 2015 and 2014 consists of the following:

	2015	2014
	(In Thousands)
Current
Federal	$247	$345
State	5	6
Deferred	(116)	(48)
	$136	$303

The Company’s effective tax rate was 21% and 31% in 2015 and 2014, respectively. The effective tax rate primarily reflects the impact of non-tax interest and dividends from tax exempt securities, as well as a partial release of a component of the deferred tax asset valuation allowance during 2015.

Items that give rise to differences between income tax expense included in the consolidated statements of income and taxes computed by applying the statutory federal tax at a rate of 34% in 2015 or 2014 included the following (dollars in thousands):

	2015		2014
	Amount	% of Pre-tax Income	Amount	% of Pre-tax Income
Federal Tax at a Statutory rate	$221	34%	$328	34%
State taxes, net of Federal provision	(223)	(34)	(175)	(19)
Change in valuation allowance	182	28	179	19
Nontaxable interest and dividend income	(44)	(7)	(42)	(4)
Other items	-	-	13	1
Income tax provision	$136	21%	$303	31%

F-27

FSB Community Bankshares, Inc.

Note 7 - Income Taxes (Continued)

Deferred income tax assets and liabilities resulting from temporary differences are summarized as follows and are included in other assets at December 31, 2015 and at December 31, 2014 in the accompanying consolidated balance sheets:

	2015	2014
	(In Thousands)

Deferred tax assets:
Deferred loan origination fees	$43	$48
Allowance for loan losses - Federal	314	253
Charitable contributions carry forward	-	-
State tax credits	1,381	1,165
Depreciation	81	28
Supplemental Executive Retirement Plan	226	177
Other-than-temporary impairment loss on securities	22	22
Unrealized loss on securities available for sale and transferred to held to maturity	117	-
Other	1	2

	2,185	1,695
Valuation allowance	(1,507)	(1,319)
Total deferred tax assets, net of valuation allowance	678	376

Deferred tax liabilities:
Depreciation	-	-
Unrealized gain on securities available for sale and transferred to held to maturity	-	(67)
Mortgage servicing rights	(217)	(142)

Total deferred tax liabilities	(217)	(209)

Net deferred tax asset	$461	$167

The Company has recorded a valuation allowance for state tax deductions and mortgage recording tax credits since anticipated levels of future state taxable income makes it more likely than not that all of these tax benefits will not be used. In addition, a valuation allowance in the amount of $88,000 was established in 2010 against a portion of the allowance for loan loss because future realization of the full tax benefit of that deferred tax asset was deemed to be unlikely. After fully utilizing its Federal Net Operating Loss (“NOL”) carryforward during 2013 and realizing increased and consistent current taxable income over the past 3 years, management determined that half (or $44,000) of that component of the valuation allowance should be reversed during 2015, with the remaining to be assessed in future years.

As a thrift institution, the Bank is subject to special provisions in the income tax laws regarding its allowable income tax bad debt deduction and related tax basis bad debt reserves. Deferred income tax liabilities are to be recognized with respect to any base-year reserves which are to become taxable (or "recaptured") in the foreseeable future.

Under current income tax laws, the base-year reserves would be subject to recapture if the Company pays a cash dividend in excess of earnings and profits or liquidates. The Bank does not expect to take any actions in the foreseeable future that would require the recapture of any Federal reserves. As a result, a deferred tax liability has not been recognized with respect to the Federal base-year reserve of $1,518,000 at December 31, 2015 and 2014, because the Bank does not expect that this amount will become taxable in the foreseeable future. The unrecognized deferred tax liability with respect to the Federal base-year reserve was $516,000 at December 31, 2015 and 2014. It is more

F-28

FSB Community Bankshares, Inc.

Note 7 - Income Taxes (Continued)

likely than not that this liability will never be incurred because, as noted above, the Bank does not expect to take any action in the future that would result in this liability being incurred.

The Company's Federal and New York State tax returns, constituting the returns of the major taxing jurisdictions, are subject to examination by the taxing authorities for 2012, 2013, and 2014 as prescribed by applicable statute. No waivers have been executed that would extend the period subject to examination beyond the period prescribed by statute.

Note 8 – Accumulated Other Comprehensive Income (Loss)

Changes in the components of accumulated other comprehensive income (loss) (“AOCI”), net of tax, for the periods indicated are summarized in the table below, in thousands.

	For the year ended December 31, 2015
	Unrealized Gains and Losses on Available for Sales Securities	Unrealized Losses on Securities Transferred to Held to Maturity	Total
Beginning balance	$129	$(355)	$(226)
Other comprehensive (loss) income before reclassifications	(63)	147	84
Amounts reclassified from AOCI	(70)	-	(70)
Ending balance	$(4)	$(208)	$(212)

	For the year ended December 31, 2014
	Unrealized Gains and Losses on Available for Sales Securities	Unrealized Losses on Securities Transferred to Held to Maturity	Total
Beginning balance	$(1,164)	$-	$(1,164)
Other comprehensive (loss) income before reclassifications	1,295	(355)	940
Amounts reclassified from AOCI	(2)	-	(2)
Ending balance	$129	$(355)	$(226)

F-29

FSB Community Bankshares, Inc.

Note 8 – Accumulated Other Comprehensive Income (Loss) (Continued)

The following table presents the amounts reclassified out of each component of AOCI for the indicated annual period in thousands:

	For the year ended December 31,

Details about AOCI	2015	2014	Affected Line Item in the Statement of Income

Available for sale securities	$64	$3	Realized gain on sale of securities
Held to maturity securities	42	-	Realized gain on sale of securities
	(36)	(1)	Provision for Income Taxes
	$70	$2	Net Income

Note 9 - Employee Benefit Plans

The Bank has a 401(k) plan for all eligible employees. Employees are eligible for participation in the 401(k) Plan after one year of service and attaining age 21. The 401(k) Plan allows employees to contribute 1% to 100% of their annual salary subject to statutory limitations. Matching contributions made by the Bank are 100% of the first 6% of compensation that an employee contributes to the 401(k) Plan. In addition, the Bank may make a discretionary contribution as a percentage of each eligible employee’s annual base compensation including the value of ESOP shares allocated. Matching contributions to the 401(k) Plan amounted to $174,000 and $156,000 for the years ended December 31, 2015 and 2014, respectively. Discretionary contributions to the 401(k) Plan were $72,000 and $70,000 for the years ended December 31, 2015 and 2014, respectively.

The Bank sponsors an Employee Stock Ownership Plan (ESOP) for eligible employees who have attained age 21 and completed one year of employment. The cost of shares not committed to be released is presented in the accompanying consolidated balance sheets as a reduction of stockholders’ equity. Allocations to individual accounts are based on participant compensation. As shares are committed to be released to participants, the Company reports compensation expense equal to the current market price of the shares and the shares become outstanding for earnings per share computations. The difference between the market price and the cost of shares committed to be released is recorded as an adjustment to additional paid-in-capital. Any dividends on allocated shares reduce retained earnings. Any dividends on unallocated ESOP shares reduce debt and accrued interest. In connection with establishing the ESOP in 2007, the ESOP borrowed $700,000 from the Company to purchase 69,972 common shares of the Company’s stock. The loan is being repaid in twenty equal annual installments through 2026. The loan bears interest at the prime rate plus 300 basis points.

Shares are released to participants on a straight line basis as the loan is repaid and totaled 3,498 shares for each of the years ended December 31, 2015 and December 31, 2014. Total expense for the ESOP was $35,000 and $29,000 for the years ended December 31, 2015 and 2014, respectively. At December 31, 2015, the Company had 38,485 unearned ESOP shares having an aggregate market value of $403,323.

The Bank has a supplemental executive retirement plan (SERP) for two of its executives. All benefits provided under the SERP are unfunded and, as these executives retire, the Company will make payments to participants. The Company has recorded $621,000 and $495,000 at December 31, 2015 and 2014 respectively, for the SERP in other liabilities. In 2015 and 2014, the expense under the SERP totaled $125,000 and $95,000, respectively.

F-30

FSB Community Bankshares, Inc.

Note 10 - Related Party Transactions

Certain employees, executive officers and directors are engaged in transactions with the Bank in the ordinary course of business. It is the Bank’s policy that all related party transactions are conducted at “arms length” and all loans and commitments included in such transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and do not involve more than the normal risk of collectability or present other unfavorable terms.

As of December 31, 2015 and 2014, loans outstanding with related parties were $168,000 and $423,000, respectively. During 2015, there were new loans of $17,000 and repayments totaled $272,000.

Note 11 - Commitments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments summarized as follows at December 31, 2015 and 2014:

	2015	2014
	(In Thousands)
Commitments to extend credit:
Commitments to grant loans	$11,753	$5,176
Unfunded commitments under lines of credit	15,803	12,221

	$27,556	$17,397

Commitments to grant loans at fixed-rates at December 31, 2015 totaled $5,842,000 and had interest rates that ranged from 3.25% to 4.875%.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management’s credit evaluation of the counterparty.

Note 12 - Regulatory Matters

The Bank is subject to various regulatory capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

F-31

FSB Community Bankshares, Inc.

Note 12 - Regulatory Matters (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total, Tier 1 capital (as defined), and Common Equity Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 to adjusted total assets (as defined). Management believes that, as of December 31, 2015 and 2014, the Bank met all capital adequacy requirements to which it was subject. As of December 31, 2015, the most recent notification categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, Common Equity Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table.

There are no conditions or events since that notification that management believes have changed the Bank’s status as well capitalized.

The Bank’s actual capital amounts and ratios are presented in the table below.

	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
December 31, 2015:
Total capital (to risk-weighted assets)	$20,757	15.12%	≥$10,980	≥8.0%	≥$13,725	≥10.0%
Tier 1 capital (to risk-weighted assets)	19,946	14.53	≥8,235	≥6.0	≥10,980	≥8.0
Common Equity Tier 1 (to risk-weighted assets)	19,946	14.53	≥6,176	≥4.5	≥8,921	≥6.5
Tier 1 capital (leveraged - to adjusted total assets)	19,946	7.85	≥10,167	≥4.0	≥12,709	≥5.0

December 31, 2014:
Total risk-based capital (to risk-weighted assets)	$18,220	15.19%	≥$9,594	≥8.0%	≥$11,993	≥10.0
Tier 1 capital (to risk-weighted assets)	17,567	14.65	≥4,797	≥4.0	≥7,196	≥6.0
Tier 1 capital (leveraged - to adjusted total assets)	17,567	7.24	≥9,710	≥4.0	≥12,137	≥5.0
Tangible capital (to adjusted total assets)	17,567	7.24	≥3,641	≥1.5	N/A	N/A

At December 31, 2015 the Company’s consolidated equity totaled $21,760,000 compared to the Bank’s equity capital of $20,085,000. See Note 14 for details concerning the Company’s consolidated equity.

The FRB has issued a policy guidance regarding the payment of dividends by bank holding companies that it has made applicable to savings and loan holding companies as well.  In general, the FRB’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition.  FRB guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition.  The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized.  These regulatory policies could affect the ability of FSB Community Bankshares to pay dividends or otherwise engage in capital distributions.

F-32

FSB Community Bankshares, Inc.

Note 12 - Regulatory Matters (Continued)

In the ordinary course of business, the Bank sells residential mortgage loans to third parties and in certain limited situations, such as in the event of an early payment default, the Bank retains credit risk exposure on those residential mortgage loans and may be required to repurchase them or to indemnify guarantors for certain losses. The Bank may also be required to repurchase residential mortgage loans when representations and warranties made by the Bank in connection with those sales are breached. When a residential mortgage loan sold to an investor fails to perform according to its contractual terms, the investor will typically review the loan file to search for errors that may have been made in the process of originating the loan. If errors were discovered and it is determined that such errors constitute a breach of a representation or warranty made to the investor in connection with the Bank’s sale of the residential mortgage loan, the Bank will be required to either repurchase the loan or indemnify the investor for losses sustained. The bank has not been required to repurchase any residential mortgage loans or indemnify any investors for any such errors.

Note 13 - Fair Value Measurement and Fair Values of Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s assets and liabilities; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all assets and liabilities, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of assets and liabilities subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

Accounting guidance establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities.

Level 2: Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported with little or no market activity).

An asset or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

F-33

FSB Community Bankshares, Inc.

Note 13 - Fair Value Measurement and Fair Values of Financial Instruments (Continued)

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used are as follows at December 31:

(In Thousands)
	Total	Level 1	Level 2	Level 3

2015
U.S. Government and agency obligations	$5,968	$-	$5,968	$-
Mortgage-backed securities - residential	14,000	-	14,000	-
SBA Pools	-	-	-	-
Total Available for Sale Securities	$19,968	$-	$19,968	$-

	Total	Level 1	Level 2	Level 3
2014
U.S. Government and agency obligations	$4,959	$-	$4,959	$-
Mortgage-backed securities - residential	15,810	-	15,810	-
SBA Pools	1,213	-	1,213	-
Total Available for Sale Securities	$21,982	$-	$21,982	$-

There were no securities transferred out of level 2 securities available for sale during the twelve months ended December 31, 2015. No assets or liabilities have been measured on a non-recurring basis at December 31, 2015 or 2014.

Required disclosures include fair value information about financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of certain of the Company’s assets and liabilities at December 31, 2015 and 2014.

Cash, Due from Banks, and Interest Bearing Demand Deposits

The carrying amounts of these assets approximate their fair values.

Investment Securities

The fair value of securities available for sale (carried at fair value) and held to maturity (carried at amortized cost) are determined by matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather relying on the securities’ relationship to other benchmark quoted prices and is considered to be a Level 2 measurement.

F-34

FSB Community Bankshares, Inc.

Note 13 - Fair Value Measurement and Fair Values of Financial Instruments (Continued)

Investment in FHLB Stock

The carrying value of FHLB stock approximates its fair value based on the redemption provisions of the FHLB stock, resulting in a Level 2 classification.

Loans

The fair values of loans held in portfolio are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans, resulting in a Level 3 classification. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Mortgage loans held for sale in the secondary market are carried at the lower of cost or fair value, resulting in a Level 2 classification. Separate determinations of fair value for residential and commercial loans are made on an aggregate basis. Fair value is determined based solely on the effect of changes in secondary market interest rates and yield requirements from the commitment date to the date of the financial statements.

Accrued Interest Receivable and Payable

The carrying amount of accrued interest receivable and payable approximates fair value.

Deposits

The fair values disclosed for demand deposits (e.g., NOW accounts, non-interest checking, regular savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts), resulting in a Level 1 classification. The carrying amounts for variable-rate certificates of deposit approximate their fair values at the reporting date, resulting in a Level 1 classification. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits, resulting in a Level 2 classification.

F-35

FSB Community Bankshares, Inc.

Note 13 - Fair Value Measurement and Fair Values of Financial Instruments (Continued)

Borrowings

The fair values of FHLB long-term borrowings are estimated using discounted cash flow analyses, based on the quoted rates for new FHLB advances with similar credit risk characteristics, terms and remaining maturity, resulting in a Level 2 classification.

The carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2015 and 2014 are as follows:

		2015		2014
	Fair Value Hierarchy	Carrying Amount	Fair Value	Carrying Amount	Fair Value
		(In Thousands)
Financial assets:
Cash and due from banks	1	$1,550	$1,550	$1,191	$1,191
Interest bearing demand deposits	1	4,597	4,597	3,144	3,144
Securities available for sale	2	19,968	19,968	21,982	21,982
Securities held to maturity	2	12,979	13,222	17,402	17,783
Investment in FHLB stock	2	2,388	2,388	2,449	2,449
Loans held for sale	2	3,880	3,880	2,961	2,961
Loans, net	3	201,830	201,886	188,830	187,562
Accrued interest receivable	1	655	655	655	655

Financial liabilities:
Deposits	1/2	185,561	185,332	175,307	175,204
Borrowings	2	46,092	46,447	47,925	47,803
Accrued interest payable	1	60	60	59	59

F-36

FSB Community Bankshares, Inc.

Note 14 - FSB Community Bankshares, Inc. (Parent Company Only) Financial Information

Balance Sheets

	December 31
	2015	2014
	(In Thousands)
Assets
Cash and cash equivalents	$265	$217
Securities available for sale	1,000	2,938
Investment in banking subsidiary	20,085	17,607
ESOP loan receivable	431	463
Accrued interest receivable	9	25
Total Assets	$21,790	$21,250

Liabilities and Stockholders’ Equity

Total Liabilities	$30	$46

Stockholders’ Equity	21,760	21,204

Total Liabilities and Stockholders’ Equity	$21,790	$21,250

Statements of Income

	Year Ended December 31
	2015	2014
	(In Thousands)
Interest Income	$53	$95
Other Expense	(37)	(55)
Equity in undistributed earnings of banking subsidiary	497	620
Net Income	$513	$660

F-37

FSB Community Bankshares, Inc.

Note 14 - FSB Community Bankshares, Inc. (Parent Company Only) Financial Information (Continued)

Statements of Cash Flows

	Year Ended December 31
	2015	2014
	(In Thousands)
Cash flows from operating activities
Net income	$513	$660
Adjustments to reconcile net income to net cash flows from operating activities
Equity in undistributed earnings of banking subsidiary	(497)	(620)
Amortization of premiums on securities available for sale	-	-
Decrease in accrued interest receivable	16	3
Net decrease in other liabilities	(16)	(8)
Net cash flows from operating activities	16	35

Cash flows from investing activities
Purchases of securities available for sale	-	(1,438)
Proceeds to banking subsidiary	(1,938)	-
Proceeds from maturities and calls of securities available for sale	1,938	1,500
Payments received on ESOP loan	32	31
Net cash flows from investing activities	32	93

Net increase in cash and cash equivalents	48	58
Cash and cash equivalents - beginning	217	159

Cash and cash equivalents - ending	$265	$217

F-38

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by FSB Bancorp, Inc. or Fairport Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of FSB Bancorp, Inc. or Fairport Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,035,000 Shares

(Proposed New Holding Company for

Fairport Savings Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Sandler O’Neill + Partners, L.P.

[Prospectus date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until _________, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Logo of FSB Community Bankshares, Inc.]

Dear Fellow Stockholder:

FSB Community Bankshares, Inc. (“FSB Community”) is soliciting stockholder votes regarding the mutual-to-stock conversion of FSB Community Bankshares, MHC. Pursuant to a plan of conversion and reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 765,000 shares of common stock of a newly formed company, FSB Bancorp, Inc. (“FSB Bancorp”), which will become the holding company for Fairport Savings Bank.

The Proxy Vote

We must receive the approval of our stockholders. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please promptly vote the enclosed proxy card. Our Board of Directors urges you to vote “FOR” the approval of the plan of conversion and reorganization and “FOR” the other matters being presented at the special meeting.

The Exchange

At the conclusion of the conversion, your shares of FSB Community common stock will be exchanged for shares of FSB Bancorp common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of FSB Community who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of FSB Community that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of FSB Bancorp for sale at $10.00 per share. The shares are first being offered in a subscription offering to eligible depositors and certain borrowers of Fairport Savings Bank. If all shares are not subscribed for in the subscription offering, shares may be available in a community offering to FSB Community public stockholders and others not eligible to place orders in the subscription offering. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center at (___) ___-_____ to receive a stock order form and prospectus. The stock offering period is expected to expire on [offering expiration date].

If you have any questions, please refer to the Questions & Answers section herein.

We thank you for your support as a stockholder of FSB Community Bankshares, Inc.

Sincerely,

Dana C. Gavenda

President and Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF FSB COMMUNITY BANKSHARES, INC., A MARYLAND CORPORATION

PROXY STATEMENT OF FSB COMMUNITY BANKSHARES, INC., A FEDERAL CORPORATION

Fairport Savings Bank is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, Fairport Savings Bank is a wholly-owned subsidiary of FSB Community Bankshares, Inc., a federally chartered corporation (“FSB Community”), and FSB Community Bankshares, MHC owns 53.2% of FSB Community’s common stock. The remaining 46.8% of FSB Community’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named FSB Bancorp, Inc. (“FSB Bancorp”) will replace FSB Community as the holding company of Fairport Savings Bank. Each share of FSB Community common stock owned by the public will be exchanged for between 0.8041 and 1.0879 shares of common stock of FSB Bancorp, so that immediately after the conversion, FSB Community’s existing public stockholders will own the same percentage of FSB Bancorp common stock as they owned of FSB Community common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and as adjusted to reflect assets held by FSB Community Bankshares, MHC. The actual number of shares that you will receive will depend on the percentage of FSB Community’s common stock held by the public at the completion of the conversion, the final independent appraisal of FSB Bancorp and the number of shares of FSB Bancorp common stock sold in the offering described in the following paragraph. It will not depend on the market price of FSB Community common stock. See “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $____ per share closing price of FSB Community common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least _____________ shares of FSB Bancorp common stock are sold in the offering (which is between the _____________ and the _____________ of the offering range), the initial value of the FSB Bancorp common stock you receive in the share exchange would be less than the market value of the FSB Bancorp common stock you currently own. See “Risk Factors — The market value of FSB Bancorp common stock received in the share exchange may be less than the market value FSB Community common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 1,035,000 shares of common stock of FSB Bancorp, representing the ownership interest of FSB Community Bankshares, MHC in FSB Community as well as certain assets held by FSB Community Bankshares, MHC. We are offering the shares of common stock to eligible depositors and certain borrowers of Fairport Savings Bank, to Fairport Savings Bank’s tax-qualified employee benefit plans, and to the public at a price of $10.00 per share. The conversion of FSB Community Bankshares, MHC and the offering and exchange of common stock by FSB Bancorp is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Fairport Savings Bank will be a wholly-owned subsidiary of FSB Bancorp, and 100% of the common stock of FSB Bancorp will be owned by public stockholders. As a result of the conversion and offering, FSB Community and FSB Community Bankshares, MHC will cease to exist.

FSB Community’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “FSBC,” and we expect FSB Bancorp’s shares of common stock will continue to be quoted on the OTC Pink Marketplace (OTCPK) under the symbol “FSBC.”

The conversion and offering cannot be completed unless the stockholders of FSB Community approve the plan of conversion and reorganization of FSB Community Bankshares, MHC. FSB Community is holding a special meeting of stockholders at ____________________, on June 29, 2016 , at _:__ _.m., Eastern Time, to consider and vote upon the plan of conversion and reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by FSB Community stockholders, including shares held by FSB Community Bankshares, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by FSB Community stockholders other than FSB Community Bankshares, MHC. FSB Community’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion and reorganization.

This document serves as the proxy statement for the special meeting of stockholders of FSB Community and the prospectus for the shares of FSB Bancorp common stock to be issued in exchange for shares of FSB Community common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of

Governors of the Federal Reserve System (“Federal Reserve Board”). This document does not serve as the prospectus relating to the offering by FSB Bancorp of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Stockholders of FSB Community are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion and reorganization. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 11for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 2. Questions about voting on the plan of conversion and reorganization may be directed to ____________________, at (___) ___-____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time.

The date of this proxy statement/prospectus is [proxy date], and it is first being mailed to stockholders of FSB Community on or about [mail date].

FSB COMMUNITY BANKSHARES, INC.

45 South Main Street

Fairport, New York 14450

(585) 223-9080

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On June 29, 2016 , FSB Community Bankshares, Inc., a federal corporation (“FSB Community”), will hold a special meeting of stockholders at ________________________________. The meeting will begin at _:__ _.m., Eastern Time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization, whereby FSB Community Bankshares, MHC and FSB Community will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement/prospectus;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

3.	The following informational proposals:

3a.	Approval of a provision in the articles of incorporation of the new Maryland holding company of Fairport Savings Bank, FSB Bancorp, Inc. (“FSB Bancorp”), requiring a supermajority vote of stockholders to approve certain amendments to FSB Bancorp’s articles of incorporation;

3b.	Approval of a provision in FSB Bancorp’s articles of incorporation requiring a supermajority vote of stockholders to approve stockholder-proposed amendments to FSB Bancorp’s bylaws;

3c.	Approval of a provision in FSB Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of FSB Bancorp’s outstanding voting stock; and

Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of FSB Bancorp’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization. These proposals are informational in nature only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed May 2, 2016 , as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of FSB Community at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion and reorganization. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion and reorganization, the written request should be received by FSB Community by ________________, 2016.

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Angela M. Krezmer
Corporate Secretary

Fairport, New York

[proxy date]

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF FSB COMMUNITY BANKSHARES, INC.

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion. The application that includes the plan of conversion and reorganization described herein has been approved by FSB Community Bankshares, Inc.’s primary federal regulator, the Federal Reserve Board. However, such approval by the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion and reorganization.

Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	FSB Community Bankshares, Inc., a federal corporation (“FSB Community”) stockholders as of May 2, 2016 are being asked to vote on the plan of conversion and reorganization pursuant to which FSB Community Bankshares, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, FSB Bancorp, Inc. (“FSB Bancorp”), is offering its common stock to eligible depositors and certain borrowers of Fairport Savings Bank, to Fairport Savings Bank’s tax qualified employee benefit plans and to the public. The shares offered represent FSB Community Bankshares, MHC’s current ownership interest in FSB Community. Voting for approval of the plan of conversion and reorganization will also include approval of the exchange ratio and the articles of incorporation of FSB Bancorp (including the anti-takeover provisions and provisions limiting stockholder rights). Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion and reorganization and complete the stock offering.

In addition, FSB Community stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of FSB Bancorp:

•	Approval of a provision requiring a super-majority vote to approve certain amendments to FSB Bancorp’s articles of incorporation;

•	Approval of a provision requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to FSB Bancorp’s bylaws; and

•	Approval of a provision to limit the voting rights of shares beneficially owned in excess of 10% of FSB Bancorp’s outstanding voting stock.

The provisions of FSB Bancorp’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of FSB Bancorp’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of FSB Bancorp if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important. Without sufficient votes “FOR” adoption of the plan of conversion, we cannot implement the plan of conversion and the related stock offering.

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Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	The primary reasons for the conversion and offering are to:

•	strengthen our regulatory capital position with the additional capital we will raise in the stock offering;

•	transition our organization to a more common and flexible stock holding company structure from our existing mutual holding company structure; and

•	enable our stock holding company the ability to pay dividends to our public stockholders without diluting their stock ownership interest in our stock holding company.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING FSB COMMUNITY SHARES?

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio for Current Stockholders,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.8041 shares at the minimum and 1.0879 shares at the maximum of the offering range of FSB Bancorp common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of FSB Community common stock, and the exchange ratio is 1.0879 (at the maximum of the offering range), after the conversion you will receive 108 shares of FSB Bancorp common stock and $7.90 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the offering.

If you own shares of FSB Community common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of FSB Community stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. A statement reflecting your ownership of shares of common stock of FSB Bancorp and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing FSB Community stock certificate(s). FSB Bancorp will not issue stock certificates. You should not submit a stock certificate until you receive a transmittal form.

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The shares will be based on a price of $10.00 per share because that is the price at which FSB Bancorp will sell shares in its stock offering. The amount of common stock FSB Bancorp will issue at $10.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of FSB Bancorp, assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of February 26, 2016, this market value was $16.9 million. Based on Federal Reserve Board regulations, the market value forms the midpoint of a range with a minimum of $14.4 million and a maximum of $19.4 million. Based on this valuation and the valuation range, the number of shares of common stock of FSB Bancorp that existing

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public stockholders of FSB Community will receive in exchange for their shares of FSB Community common stock is expected to range from 0.8041 to 1.0879, with a midpoint of 0.9460 (a value of approximately $6.7 million to $9.1 million, with a midpoint of $7.9 million, at $10.00 per share). The number of shares received by the existing public stockholders of FSB Community is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and as adjusted to reflect assets held by FSB Community Bankshares, MHC). The independent appraisal is based in part on FSB Community financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 12 publicly traded savings and loan and bank holding companies that RP Financial, LC. considered comparable to FSB Community.

Q.	DOES THE EXCHANGE RATIO DEPEND ON THE TRADING PRICE OF FSB COMMUNITY COMMON STOCK?

A.	No, the exchange ratio will not be based on the market price of FSB Community common stock. Instead, the exchange ratio will be based on the appraised value of FSB Bancorp. The purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of FSB Community, as adjusted to reflect assets held by FSB Community Bankshares, MHC. Therefore, changes in the price of FSB Community common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion and reorganization. Without sufficient favorable votes “for” the plan of conversion and reorganization, we cannot complete the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion and reorganization.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

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A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at (___) ___-____, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed on bank holidays.

Eligible depositors and certain borrowers of Fairport Savings Bank have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein. In the event orders for FSB Bancorp common stock in a community offering exceed the number of shares available for sale, shares must be allocated (to the extent shares remain available) first to cover orders of natural persons residing in Erie, Jefferson, Livingston, Monroe, Ontario, Orleans and Wayne Counties, New York, and thereafter to cover orders of the general public.

Stockholders of FSB Bancorp are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of FSB Community common stock, may not exceed 9.9% of the total shares of common stock of FSB Bancorp to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than _:__ p.m., Eastern Time on [offering expiration date].

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT FAIRPORT SAVINGS BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors and certain borrowers will no longer have voting rights in FSB Community Bankshares, MHC as to matters currently requiring such vote. FSB Community Bankshares, MHC will cease to exist after the conversion and offering. Only stockholders of FSB Bancorp will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion and reorganization may be directed to _____________________, at (___) ___-____, Monday through Friday from ____ a.m. to ____ p.m., Eastern Time. Questions about the stock offering may be directed to our Stock Information Center at (___) ___-____, Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed on bank holidays.

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SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3a through 3c — Informational Proposals Related to the Articles of Incorporation of FSB Bancorp” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. FSB Community will hold its special meeting of stockholders at _____________________________________________________, on June 29, 2016 , at _:__ _.m., Eastern Time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion and reorganization, whereby (a) FSB Community Bankshares, MHC and FSB Community will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) FSB Bancorp will become the new stock holding company of Fairport Savings Bank; (c) the outstanding shares of FSB Community, other than those held by FSB Community Bankshares, MHC, will be converted into shares of common stock of FSB Bancorp; and (d) FSB Bancorp will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and a syndicated offering as more fully described in the attached proxy statement/prospectus;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion;

The following informational proposals:

3a.	Approval of a provision in FSB Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to FSB Bancorp’s articles of incorporation;

3b.	Approval of a provision in FSB Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to FSB Bancorp’s bylaws;

3c.	Approval of a provision in FSB Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of FSB Bancorp’s outstanding voting stock; and

Such other business that may properly come before the meeting.

The provisions of FSB Bancorp’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our board of directors approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of FSB Bancorp’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of FSB Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

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Vote Required for Approval of Proposals by the Stockholders of FSB Community

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by FSB Community stockholders, including shares held by FSB Community Bankshares, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by FSB Community stockholders other than FSB Community Bankshares, MHC.

Proposal 1 must also be approved by the members of FSB Community Bankshares, MHC at a special meeting of members called for that purpose. Members will receive separate informational materials from FSB Community Bankshares, MHC regarding the conversion.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by FSB Community stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion and reorganization.

Informational Proposals 3a through 3c. The provisions of FSB Bancorp’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of FSB Community approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of FSB Bancorp’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of FSB Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of FSB Community. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of FSB Community in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by FSB Community Bankshares, MHC

Management anticipates that FSB Community Bankshares, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If FSB Community Bankshares, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of May 2, 2016, the directors and executive officers of FSB Community beneficially owned ____________ shares, or approximately ___% of the outstanding shares of FSB Community common stock, and FSB Community Bankshares, MHC owned 946,050 shares, or approximately 53.2% of the outstanding shares of FSB Community common stock.

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Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion and reorganization, “FOR” the adjournment of the special meeting, if necessary, and “FOR” the Informational Proposals 3a through 3c.

Our Business

[same as prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of FSB Community Bankshares, MHC, FSB Community, Fairport Savings Bank and FSB Bancorp have adopted a plan of conversion and reorganization pursuant to which Fairport Savings Bank will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of FSB Community will receive shares in FSB Bancorp in exchange for their shares of FSB Community common stock based on an exchange ratio. See “— The Exchange of Existing Shares of FSB Community Common Stock.” This conversion to a stock holding company structure also includes the offering by FSB Bancorp of shares of its common stock to eligible depositors and certain borrowers of Fairport Savings Bank and to the public in a subscription offering and, if necessary, in a community offering and/or in a separate public offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering. Following the conversion and offering, FSB Community Bankshares, MHC and FSB Community will no longer exist, and FSB Bancorp will be the parent company of Fairport Savings Bank.

The conversion and offering cannot be completed unless the stockholders of FSB Community approve the plan of conversion and reorganization. FSB Community’s stockholders will vote on the plan of conversion and reorganization at FSB Community’s special meeting. This document is the proxy statement used by FSB Community’s board of directors to solicit proxies for the special meeting. It is also the prospectus of FSB Bancorp regarding the shares of FSB Bancorp common stock to be issued to FSB Community’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by FSB Bancorp of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure

[same as prospectus]

Business Strategy

[same as prospectus]

Reasons for the Conversion

[same as prospectus]

See “Proposal 1 — Approval of the Plan of Conversion and Reorganization” for a more complete discussion of our reasons for conducting the conversion and offering.

Conditions to Completion of the Conversion

[same as prospectus]

Impact of FSB Community Bankshares, MHC’s Assets on Minority Stock Ownership

[same as prospectus]

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The Exchange of Existing Shares of FSB Community Common Stock

[same as prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

[same as prospectus]

How We Intend to Use the Proceeds From the Offering

[same as prospectus]

Our Dividend Policy

[same as prospectus]

Purchases and Ownership by Officers and Directors

[same as prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

[same as prospectus]

Market for Common Stock

[same as prospectus]

Tax Consequences

[same as prospectus]

Changes in Stockholders’ Rights for Existing Stockholders of FSB Community

As a result of the conversion, existing stockholders of FSB Community will become stockholders of FSB Bancorp. Some rights of stockholders of FSB Bancorp will be reduced compared to the rights stockholders currently have in FSB Community. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of FSB Bancorp are not mandated by Maryland law but have been chosen by management as being in the best interests of FSB Bancorp and its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of FSB Bancorp include the following: (i) greater lead time required for shareholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; (iii) a limit on voting rights of shares beneficially owned in excess of 10% of FSB Bancorp’s outstanding voting stock; and (iv) director qualifications. See “Comparison of Stockholders’ Rights For Existing Stockholders of FSB Community Bankshares, Inc.” for a discussion of these differences.

Dissenters’ Rights

Stockholders of FSB Community do not have dissenters’ rights in connection with the conversion and offering.

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Important Risks in Owning FSB Bancorp’s Common Stock

Before you vote on the conversion, you should read the “Risk Factors” section beginning on page 11 of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of FSB Bancorp common stock.

Risks Related to Our Business

[same as prospectus]

Risks Related to the Offering and the Exchange

The market value of FSB Bancorp common stock received in the share exchange may be less than the market value of FSB Community common stock exchanged.

The number of shares of FSB Bancorp common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of FSB Community common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of FSB Bancorp common stock prepared by RP Financial, LC., and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of FSB Community common stock will own the same percentage of FSB Bancorp’s common stock after the conversion and offering as they owned of FSB Community’s common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and as adjusted for assets held by FSB Community Bankshares, MHC). The exchange ratio will not depend on the market price of FSB Community common stock.

The exchange ratio ranges from 0.8041 shares at the minimum and 1.0879 shares at the maximum of the offering range of FSB Bancorp common stock per share of FSB Community common stock. Shares of FSB Bancorp common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of FSB Bancorp common stock at the time of the exchange, the initial market value of the FSB Bancorp common stock that you receive in the share exchange could be less than the market value of the FSB Community common stock that you currently own. Based on the most recent closing price of FSB Community common stock prior to the date of this proxy statement/prospectus, which was $____________, unless at least _____________________ shares of FSB Bancorp common stock are sold in the offering (which is between the _____________ and the ____________ of the offering range), the initial value of the FSB Bancorp common stock you receive in the share exchange would be less than the market value of the FSB Community common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of FSB Community.

As a result of the conversion, existing stockholders of FSB Community will become stockholders of FSB Bancorp. In addition to the provisions discussed above that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of FSB Bancorp will be reduced compared to the rights stockholders currently have in FSB Community. The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws and from differences between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of FSB Bancorp are not mandated by Maryland law but have been chosen by management as being in the best interests of FSB Bancorp and its stockholders. The articles of incorporation and bylaws of FSB Bancorp include the following provisions chosen by the board: (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation; (iii) a limit on voting rights of shares beneficially owned in excess of 10% of FSB Bancorp’s outstanding voting stock; and (iv) director qualifications. See “Comparison of Stockholders’ Rights For Existing Stockholders of FSB Community Bankshares, Inc.” for a discussion of these differences.

[remaining risk factors same as prospectus]

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INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of FSB Community of proxies to be voted at the special meeting of stockholders to be held at ________________________________________________________, on June 29, 2016 , at _:__ _.m., Eastern Time, and any adjournment or postponement thereof.

The purpose of the special meeting is to consider and vote upon the plan of conversion and reorganization of FSB Community Bankshares, MHC.

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal. Stockholders also will vote on informational proposals with respect to the articles of incorporation of FSB Bancorp.

Voting in favor of or against the plan of conversion and reorganization includes a vote for or against the conversion of FSB Community Bankshares, MHC to a stock holding company as contemplated by the plan of conversion and reorganization. Voting in favor of the plan of conversion and reorganization will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Fairport Savings Bank.

Who Can Vote at the Meeting

You are entitled to vote your FSB Community common stock if our records show that you held your shares as of the close of business on May 2, 2016 . If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on May 2, 2016 , there were ____________ shares of FSB Community common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on May 2, 2016 , you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of FSB Community common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) at least two-thirds of the outstanding common stock of FSB Community entitled to be cast at the special meeting, including shares held by FSB Community Bankshares, MHC, and (ii) a majority of the

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outstanding shares of common stock of FSB Community entitled to be cast at the special meeting, other than shares held by FSB Community Bankshares, MHC.

Proposal 2: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by FSB Community stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion and reorganization.

Informational Proposals 3a through 3c: Approval of certain provisions in FSB Bancorp’s articles of incorporation. The provisions of FSB Bancorp’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of FSB Community approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of FSB Bancorp’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of FSB Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of FSB Community. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by FSB Community Bankshares, MHC and Our Officers and Directors

As of May 2, 2016, FSB Community Bankshares, MHC beneficially owned 946,050 shares of FSB Community common stock. This equals approximately 53.2% of our outstanding shares. We expect that FSB Community Bankshares, MHC will vote all of its shares in favor of Proposal 1 — Approval of the Plan of Conversion and Reorganization, Proposal 2 — Approval of the adjournment of the special meeting, and Informational Proposals 3a through 3c.

As of May 2, 2016 , our officers and directors beneficially owned _________ shares of FSB Community common stock. This equals ____% of our outstanding shares and ____% of shares held by persons other than FSB Community Bankshares, MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of FSB Community common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of FSB Community common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and reorganization, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” each of the Informational Proposals 3a through 3c.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

If your FSB Community common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of FSB Community in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. FSB Community will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and reorganization and the other proposals being considered, _______________, our proxy solicitor, and directors, officers or employees of FSB Community and Fairport Savings Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay ___________________ $_______ plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in Fairport Savings Bank employee stock ownership plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the employee stock ownership plan, the employee stock ownership plan trustee votes all shares held by the employee stock ownership plan, but each employee stock ownership plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The employee stock ownership plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of FSB Community common stock held by the employee stock ownership plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the plan’s trustee is __________, 2016.

The board of directors recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including the adoption of the plan of conversion and reorganization, and promptly return it in the enclosed envelope. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion and reorganization.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of FSB Community and FSB Community Bankshares, MHC have approved the plan of conversion and reorganization of FSB Community Bankshares, MHC. The plan of conversion and reorganization must also be approved by the members of Fairport Savings Bank and the stockholders of FSB Community. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Federal Reserve Board has approved the application that includes the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by the Federal Reserve Board.

General

Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, Fairport Savings Bank is a wholly-owned subsidiary of FSB Community and FSB Community Bankshares, MHC owns approximately 53.2% of FSB Community’s common stock. The remaining 46.8% of FSB Community’s common stock is owned by public stockholders. As a result of the conversion, a newly formed company, FSB Bancorp, will become the holding company of Fairport Savings Bank. Each share of FSB Community common stock owned by the public will be exchanged for between 0.8041 shares at the minimum and 1.0879 shares at the maximum of the offering range of FSB Bancorp common stock, so that FSB Community’s existing public stockholders will own the same percentage of FSB Bancorp common stock as they owned of FSB Community’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and as adjusted for assets held by FSB Community Bankshares, MHC). The actual number of shares that you will receive will depend on the percentage of FSB Community common stock held by the public immediately prior to the completion of the conversion, the final independent appraisal of FSB Bancorp and the number of shares of FSB Bancorp common stock sold in the offering described in the following paragraph. It will not depend on the market price of FSB Community common stock.

The board of directors considered the possibility that stockholders could receive less than the current market price of FSB Community when they exchange their shares for shares of FSB Bancorp depending on the amount of stock sold in the offering. However, the board of directors believes that stockholders should vote to approve the plan of conversion and reorganization because the long-term benefits to stockholder of completing the conversion from the mutual holding company form of organization to the fully stock form of organization outweigh any short-term decline in market price that may occur. The board of directors believes that the completion of the conversion and stock offering will increase our capital and support continued growth and future business activities which will increase long-term stockholder value.

Concurrently with the exchange offer, FSB Bancorp is offering up to 1,035,000 shares of common stock for sale, representing the 46.8% ownership interest of FSB Community Bankshares, MHC in FSB Community (as adjusted for the assets of FSB Community Bankshares, MHC), to eligible depositors and certain borrowers and to the public at a price of $10.00 per share. After the conversion and offering are completed, Fairport Savings Bank will be a wholly-owned subsidiary of FSB Bancorp, and 100% of the common stock of FSB Bancorp will be owned by public stockholders. As a result of the conversion and offering, FSB Community and FSB Community Bankshares, MHC will cease to exist.

FSB Bancorp intends to contribute between $6.2 million and $7.3 million of the net proceeds to Fairport Savings Bank and to retain between none and $1.5 million of the net proceeds. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

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(i)	To depositors with accounts at Fairport Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2014.

(ii)	To our tax-qualified employee benefit plans (including Fairport Savings Bank’s employee stock ownership plan and 401(k) plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase up to 4% of the shares of common stock sold in the stock offering.

(iii)	To depositors with accounts at Fairport Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2016.

(iv)	To depositors of Fairport Savings Bank at the close of business on [voting record date] and each borrower of Fairport Savings Bank as of January 14, 2005 whose loan remained outstanding as of the close of business on May 2, 2016 .

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Erie, Jefferson, Livingston, Monroe, Ontario, Orleans and Wayne Counties, New York. The community offering, if any, may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering. Sandler O’Neill & Partners, L.P. will act as sole book-running manager for the syndicated offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of FSB Bancorp. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See the section entitled “— Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion and reorganization is available for inspection at each branch office of Fairport Savings Bank and at the Federal Reserve Bank of Philadelphia. The plan of conversion and reorganization is also filed as an exhibit to FSB Community Bankshares, MHC’s application to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”

The board of directors recommends that you vote “FOR” the Plan of Conversion and Reorganization of

FSB Community Bankshares, MHC.

[Remaining sections same as Prospectus under “The Conversion and Offering,” with the following to be added]

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of FSB Community common stock into the right to receive shares of FSB Bancorp common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of FSB Community who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing FSB Community common stock in exchange for shares of FSB Bancorp common stock in book entry form, to be held electronically on the books of our transfer agent. FSB Bancorp will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of FSB

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Bancorp common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, FSB Community stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of FSB Bancorp common stock will be issued to any public stockholder of FSB Community when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered FSB Community stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of FSB Bancorp common stock and will not be paid dividends on the shares of FSB Bancorp common stock until existing certificates representing shares of FSB Community common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of FSB Community common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of FSB Bancorp common stock into which those shares have been converted by virtue of the conversion.

If a certificate for FSB Community common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of FSB Bancorp common stock that we issue in exchange for existing shares of FSB Community common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion and reorganization at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by FSB Community at the time of the special meeting to be voted for an adjournment, if necessary, FSB Community has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of FSB Community recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization.

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PROPOSALS 3a THROUGH 3c — INFORMATIONAL PROPOSALS RELATED TO THE ARTICLES OF INCORPORATION OF FSB BANCORP

By their approval of the plan of conversion and reorganization as set forth in Proposal 1, the board of directors of FSB Community has approved each of the informational proposals numbered 3a through 3c, all of which relate to provisions included in the articles of incorporation of FSB Bancorp. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of FSB Community, whose rights are presently governed by the charter and bylaws of FSB Community, will become stockholders of FSB Bancorp, whose rights will be governed by the articles of incorporation and bylaws of FSB Bancorp. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of FSB Community and the articles of incorporation and bylaws of FSB Bancorp. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of FSB Bancorp’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which the board of directors of FSB Community approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization. FSB Community’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion and reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of FSB Bancorp’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of FSB Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3a. – Approval of a Provision in FSB Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Articles of Incorporation of FSB Bancorp. No amendment of the charter of FSB Community may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of FSB Bancorp generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability), and Article 12 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of FSB Bancorp’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, FSB Community Bankshares, MHC, as a 53.2% stockholder, currently can effectively block any stockholder proposed change to the charter.

The requirement of a super-majority stockholder vote to amend specified provisions of FSB Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of FSB Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

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The board of directors recommends that you vote “FOR” the approval of a provision in FSB Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to FSB Bancorp’s articles of incorporation.

Informational Proposal 3b. – Approval of a Provision in FSB Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to FSB Bancorp’s Bylaws. An amendment to FSB Community’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Federal Reserve Board. The articles of incorporation of FSB Bancorp provides that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of FSB Bancorp is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, FSB Community Bankshares, MHC, as a 53.2% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both FSB Community and FSB Bancorp may by a majority vote amend either company’s bylaws.

This provision in FSB Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of FSB Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of the provision in FSB Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to FSB Bancorp’s bylaws.

Informational Proposal 3c. – Approval of a Provision in FSB Bancorp’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of FSB Bancorp’s Outstanding Voting Stock. The articles of incorporation of FSB Bancorp provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of shareholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, and that are not otherwise beneficially, or deemed by FSB Bancorp to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plans of FSB Bancorp or any subsidiary or a trustee of a plan.

The provision in FSB Bancorp’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of FSB Bancorp’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of FSB Bancorp common stock and thereby gain sufficient voting control so as to cause FSB Bancorp to effect a transaction that may not be in the best interests of FSB Bancorp and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in FSB Bancorp, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of FSB Bancorp believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be

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impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in FSB Bancorp’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors recommends that you vote “FOR” the approval of a provision in FSB Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of FSB Bancorp’s outstanding voting stock.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[same as prospectus]

RECENT DEVELOPMENTS

[same as prospectus]

FORWARD-LOOKING STATEMENTS

[same as prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[same as prospectus]

OUR DIVIDEND POLICY

[same as prospectus]

MARKET FOR THE COMMON STOCK

[same as prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[same as prospectus]

CAPITALIZATION

[same as prospectus]

IMPACT OF FSB COMMUNITY BANKSHARES, MHC’S ASSETS ON MINORITY

STOCK OWNERSHIP

[same as prospectus]

PRO FORMA DATA

[same as prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

[same as prospectus]

BUSINESS OF FSB BANCORP AND FSB COMMUNITY

20

[same as prospectus]

BUSINESS OF FAIRPORT SAVINGS BANK

[same as prospectus]

SUPERVISION AND REGULATION

[same as prospectus]

TAXATION

[same as prospectus]

MANAGEMENT

[same as prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[same as prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[same as prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF FSB COMMUNITY BANKSHARES, INC.

[same as prospectus]

RESTRICTIONS ON ACQUISITION OF FSB BANCORP

[same as prospectus]

DESCRIPTION OF CAPITAL STOCK OF FSB BANCORP
FOLLOWING THE CONVERSION

[same as prospectus]

TRANSFER AGENT

[same as prospectus]

EXPERTS

[same as prospectus]

LEGAL MATTERS

[same as prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[same as prospectus]

21

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of FSB Community’s Bylaws. Under FSB Community’s bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must give written notice to the Secretary of FSB Community at least five (5) days before the date fixed for such meeting. The notice must include the shareholder's name, record address, and number of shares owned by the shareholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

Provisions of FSB Bancorp’s Bylaws. FSB Bancorp’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, FSB Bancorp’s Secretary must receive written notice not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the prior year’s annual meeting, such written notice shall be timely only if delivered or mailed to and received by the Secretary of FSB Bancorp at the principal executive office of FSB Bancorp no earlier than the day on which public disclosure of the date of the annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of the annual meeting was first made.

The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and any such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of FSB Bancorp; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of FSB Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed

22

in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2017 annual meeting of stockholders is expected to be held on ____________, _____. If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than __________, _____ and no later than _________, _____. If notice is received before __________, _____ or after __________, _____, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us at least five (5) days prior to __________, _____. The notice must include the shareholder's name, record address, and number of shares owned by the shareholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business.

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at [web address].

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

23

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount

*	Registrant’s Legal Fees and Expenses	$425 ,000
*	Registrant’s Accounting Fees and Expenses	65,000
*	Marketing Agent Fees and Expenses (1)	350,000
*	Records Management Fees and Expenses	35,000
*	Appraisal Fees and Expenses	55,000
*	Printing, Postage, Mailing and EDGAR Fees	104 ,360
*	Filing Fees (Blue Sky, FINRA and SEC)	44 ,205
*	Transfer Agent Fees and Expenses	5,000
*	Business Plan Fees and Expenses	23,500
*	Proxy Solicitor Fees and Expenses	15,000
*	Other	54,935
*	Total	$1,190,000

*	Estimated
(1)	FSB Bancorp, Inc. has retained Sandler O’Neill & Partners, L.P., to assist in the sale of common stock on a best efforts basis.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of FSB Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

A.           Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.           Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of

II-1

Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

C.           Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.           Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.           Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.           Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 by the stockholders of the Corporation or the Board of Directors shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the personal liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

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Item 16.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letters between FSB Community Bankshares, MHC, FSB Community Bankshares, Inc.,Fairport Savings Bank and Sandler O’Neill & Partners, L.P. *
1.2	Form of Agency Agreement between FSB Community Bankshares, MHC, FSB Community Bankshares, Inc., a Federal corporation, Fairport Savings Bank and FSB Bancorp, Inc., a Maryland corporation, and Sandler O’Neill & Partners, L.P.
2	Amended and Restated Plan of Conversion and Reorganization
3.1	Articles of Incorporation of FSB Bancorp, Inc. *
3.2	Bylaws of FSB Bancorp, Inc.
4	Form of Common Stock Certificate of FSB Bancorp, Inc. *
5	Opinion of Luse Gorman, PC regarding legality of securities being registered *
8.1	Federal Tax Opinion of Luse Gorman, PC
8.2	State Tax Opinion of Bonadio & Co., LLP
10.1	Employment Agreement between Fairport Savings Bank and Dana C. Gavenda *
10.2	Change in Control Agreement between Fairport Savings Bank and Kevin D. Maroney *
10.3	Supplemental Executive Retirement Plan for Dana C. Gavenda *
10.4	Supplemental Executive Retirement Plan Kevin D. Maroney *
10.5	Executive Compensation Clawback Agreement with Kevin D. Maroney *
10.6	FSB Community Bankshares, Inc. Annual Incentive Plan *
21	Subsidiaries of FSB Bancorp, Inc. *
23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)
23.2	Consent of RP Financial, LC. *
23.3	Consent of Bonadio & Co., LLP
24	Power of Attorney (set forth on signature page) *
99.1	Appraisal Agreement between FSB Community Bankshares, Inc. and RP Financial, LC. *
99.2	Letter of RP Financial, LC. with respect to Subscription Rights *
99.3	Appraisal Report of RP Financial, LC. * ,**
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Letter of RP Financial, LC. with respect to Liquidation Accounts *
99.7	Form of FSB Community Bankshares, Inc. Stockholder Proxy Card

*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

II-3

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and

II-4

contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Fairport, State of New York on April 28 , 2016.

FSB BANCORP, INC.

By:	/s/ Dana C. Gavenda
Dana C. Gavenda
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Dana C. Gavenda	President, Chief Executive Officer and Director	April 28, 2016
Dana C. Gavenda	(Principal Executive Officer)

/s/ Kevin D. Maroney	Chief Operating Office and Chief Financial Officer	April 28, 2016
Kevin D. Maroney	(Principal Accounting and Financial Officer)

/s/ Lowell T. Twitchell	Chairman of the Board	April 28, 2016
Lowell T. Twitchell

/s/ Dawn DePerrior	Director	April 28, 2016
Dawn DePerrior

/s/ Gary Lindsay	Director	April 28, 2016
Gary Lindsay

/s/ Stephen Meyer	Director	April 28, 2016
Stephen Meyer

/s/ Terence O’Neil	Director	April 28, 2016
Terence O’Neil

/s/ Lowell C. Patric	Director	April 28, 2016
Lowell C. Patric

/s/ Alicia H. Pender	Director	April 28, 2016
Alicia H. Pender

/s/ James E. Smith	Dairector	April 28, 2016
James E. Smith

/s/ Robert W. Sturn	Director	April 28, 2016
Robert W. Sturn

/s/ Charis W. Warshof	Director	April 28, 2016
Charis W. Warshof

/s/ Thomas Weldgen	Director	April 28, 2016
Thomas Weldgen

As filed with the Securities and Exchange Commission on April 28 , 2016

Registration No. 333-210129

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

REGISTRATION STATEMENT

ON

FORM S-1

FSB Bancorp, Inc.

Fairport, New York

EXHIBIT INDEX

1.1	Engagement Letters between FSB Community Bankshares, MHC, FSB Community Bankshares, Inc., Fairport Savings Bank and Sandler O’Neill & Partners, L.P. *
1.2	Form of Agency Agreement between FSB Community Bankshares, MHC, FSB Community Bankshares, Inc., a Federal corporation, Fairport Savings Bank and FSB Bancorp, Inc., a Maryland corporation, and Sandler O’Neill & Partners, L.P.
2	Amended and Restated Plan of Conversion and Reorganization
3.1	Articles of Incorporation of FSB Bancorp, Inc. *
3.2	Bylaws of FSB Bancorp, Inc.
4	Form of Common Stock Certificate of FSB Bancorp, Inc. *
5	Opinion of Luse Gorman, PC regarding legality of securities being registered *
8.1	Federal Tax Opinion of Luse Gorman, PC
8.2	State Tax Opinion of Bonadio & Co., LLP
10.1	Employment Agreement between Fairport Savings Bank and Dana C. Gavenda *
10.2	Change in Control Agreement between Fairport Savings Bank and Kevin D. Maroney *
10.3	Supplemental Executive Retirement Plan for Dana C. Gavenda *
10.4	Supplemental Executive Retirement Plan Kevin D. Maroney *
10.5	Executive Compensation Clawback Agreement with Kevin D. Maroney *
10.6	FSB Community Bankshares, Inc. Annual Incentive Plan *
21	Subsidiaries of FSB Bancorp, Inc. *
23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)
23.2	Consent of RP Financial, LC. *
23.3	Consent of Bonadio & Co., LLP
24	Power of Attorney (set forth on signature page) *
99.1	Appraisal Agreement between FSB Community Bankshares, Inc. and RP Financial, LC. *
99.2	Letter of RP Financial, LC. with respect to Subscription Rights *
99.3	Appraisal Report of RP Financial, LC. * ,**
99.4	Marketing Materials
99.5	Stock Order and Certification Form
99.6	Letter of RP Financial, LC. with respect to Liquidation Accounts *
99.7	Form of FSB Community Bankshares, Inc. Stockholder Proxy Card

*	Previously filed.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.